As filed with the Securities and Exchange Commission on March 4, 2026
Registration No. 333-291972

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VICI PROPERTIES INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	6798 (Primary Standard Industrial Classification Code Number)	81-4177147 (I.R.S. Employer Identification Number)

535 Madison Avenue
New York, New York 10022
(646) 949-4631
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Samantha Sacks Gallagher
Executive Vice President, General Counsel and Secretary
VICI Properties Inc.
535 Madison Avenue
New York, New York 10022
(646) 949-4631
(Address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
David W. Bonser Stacey P. McEvoy Andrew S. Zahn Hogan Lovells US LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004 (202) 637-5600	Steven B. Stokdyk, Esq. Brian Duff, Esq. Latham & Watkins LLP 10250 Constellation Blvd., Suite 1100 Los Angeles, CA 90067 (424) 653-5500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and upon the satisfaction or waiver of all other conditions to consummation of the Transactions described herein.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is subject to completion and amendment. A registration statement relating to the securities described in this prospectus has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction, in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.
PRELIMINARY — SUBJECT TO COMPLETION
DATED MARCH 4, 2026
PROSPECTUS
SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, TO BE ISSUED IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN MORE DETAIL IN THIS PROSPECTUS
THIS IS NOT A PROXY STATEMENT OR NOTICE OF MEETING. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
This prospectus of VICI Properties Inc., a Maryland corporation (“VICI”), relates to the shares of common stock, par value $0.01 per share, of VICI (“VICI Common Stock”) to be issued to holders of common stock, par value $0.01 per share (“Golden Common Stock”), of Golden Entertainment, Inc., a Minnesota corporation (“Golden”), as consideration for the purchase by VICI of the seven Subject Properties (as defined below) from Golden, as further described herein.
The Subject Properties will be acquired and VICI Common Stock will be issued as provided for in the Master Transaction Agreement, dated as of November 6, 2025 (as amended from time to time, the “Master Transaction Agreement”), by and among Argento, LLC, a Nevada limited liability company (“OpCo Buyer”), VICI, VICI ROYAL MERGER SUB LLC, a Delaware limited liability company (“PropCo Merger Sub”), and Golden. For simplicity, references to Golden Common Stock in this prospectus will also refer to the equity of New HoldCo received by equity holders of Golden in the F Reorganization Merger (as defined below), as described in more detail below. The Master Transaction Agreement provides, among other things, and subject to the terms and conditions set forth therein, that (i) (x) prior to the closing (the “Closing”) of the Transactions (as defined below), Golden will consummate a Pre-Closing Restructuring (as defined below) which contemplates, among other things, that (1) Golden will form a new wholly owned Delaware limited liability company (“PropCo”), (2) each existing subsidiary of Golden that owns Transferred Real Estate Assets (as defined below) (an “Existing Owner”) will form one or more new wholly owned Delaware limited liability companies (the “Owner SPEs” and, together with PropCo, the “PropCo Acquired Companies”), (3) each Existing Owner will transfer, assign, and convey the applicable Transferred Real Estate Assets (such transfers, assignments and conveyances, the “Property Transfers”) owned by it to the Owner SPE(s) owned by it, such that, following such transfer, assignments and conveyances, there are seven Owner SPEs, each owning a single Subject Property (as defined below) and (4) thereafter, each Existing Owner will distribute all of the equity interests of each Owner SPE that it owns up the chain to Golden, and Golden will contribute all such equity interests to PropCo, (y) following the Property Transfers and one business day prior to the Closing Date, Golden will form a new wholly owned Minnesota corporation (“New HoldCo”), and New HoldCo will form a new wholly owned Minnesota limited liability company (“New OpCo”) and (z) on the Closing Date (as defined below), but prior to the OpCo Sale (as defined below), Golden will merge with and into New OpCo, with New OpCo continuing as the surviving entity (the “F Reorganization Merger”), with the equity holders of Golden receiving equity, on a one-for-one basis, in New HoldCo and New HoldCo owning 100% of the membership interest of New OpCo and being the immediate parent of New OpCo, and at such effective time, New HoldCo will economically assume Golden’s obligation to repay the Target Debt Amount under the Golden Credit Agreement (each term as defined herein), (ii) on the Closing Date, immediately following the effective time of the F Reorganization Merger, but prior to the OpCo Sale, (x) New HoldCo will change its name to “Royal HoldCo I Inc.” and, following such effective time, references to Golden mean New HoldCo, and (y) New OpCo will distribute all of the limited liability company membership interests in PropCo to New HoldCo (the “PropCo Distribution”), (iii) on the Closing Date, immediately following the PropCo Distribution but prior to the Distribution (as defined below) and the Effective Time (as defined below), OpCo Buyer will acquire 100% of the equity interests of New OpCo (the “OpCo Sale”) for a purchase price in cash equal to $2.75 per share multiplied by the aggregate number of shares of Golden Common Stock issued and outstanding immediately prior to the Effective Time and, immediately following the consummation of the OpCo Sale, but prior to the Effective Time, Golden will distribute (or cause to be distributed) a dividend, as declared and paid by Golden, in an amount equal to $2.75 per share to Golden’s shareholders as of the Closing as described in and pursuant to the Master Transaction Agreement (the “Distribution”) and (iv) on the Closing Date, immediately following the Distribution, New HoldCo will merge with and into PropCo Merger Sub, with PropCo Merger Sub continuing as the surviving entity, and each share of Golden Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of fully paid and nonassessable shares of VICI Common Stock equal to 0.902 (the “Exchange Ratio”, and such merger, the “PropCo Subsidiary Merger,” and together with the PropCo Distribution, the Distribution, the Pre-Closing Restructuring, the OpCo Sale, the entry into the Royal Master Lease (as defined and described in more detail below) and other transactions contemplated by the Master Transaction Agreement, the “Transactions”), with cash paid in lieu of fractional shares of VICI Common Stock in an amount equal to such fractional part of VICI Common Stock multiplied by the VICI Common Stock VWAP (as defined below).
Shares of VICI Common Stock trade on the New York Stock Exchange (the “NYSE”) under the symbol “VICI.” There are no anticipated changes to the board of directors of VICI (the “VICI Board”) or senior management team in connection with the Transactions. The obligations of VICI and Golden to effect the Transactions are subject to the satisfaction or waiver of certain conditions set forth in the Master Transaction Agreement.
The Master Transaction Agreement requires that the Transactions be approved by the shareholders of Golden. The special meeting of the Golden shareholders is scheduled to be held on March 31, 2026, at 2:00 p.m. Pacific Time, via a live interactive webcast on the internet, which meeting and any adjournments or postponements thereof is referred to as the “Golden Special Meeting.” At the Golden Special Meeting, Golden shareholders of record as of the record date will be asked to consider and approve the Transactions. These matters are discussed in greater detail in the proxy statement that was filed by Golden in accordance with the rules and regulations of the SEC (the “Golden Proxy Statement”). This document is a prospectus for shares of VICI Common Stock that will be issued to Golden shareholders as consideration pursuant to the Master Transaction Agreement.
This prospectus contains important information about VICI, Golden, OpCo Buyer, the Master Transaction Agreement and the Transactions. We encourage you to read this prospectus carefully, including “Risk Factors” beginning on page 10.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with this prospectus or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated            , 2026.

ADDITIONAL INFORMATION
This prospectus incorporates by reference important business and financial information about VICI and Golden from other documents that are not included in or delivered with this prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this prospectus by requesting them in writing or by telephone at the following address and telephone number:
VICI Properties Inc.
535 Madison Avenue
New York, New York 10022
(646) 949-4631
Attention: Secretary
Investors may also consult the websites of VICI or Golden for more information concerning the Transactions described in this prospectus. The website of VICI is www.viciproperties.com and the website of Golden is https://www.goldenent.com. Each company’s public filings are also available at www.sec.gov. The information contained on VICI’s and Golden’s websites is not incorporated by reference into this prospectus.
If you would like to request any documents that are incorporated by reference into this prospectus, please do so by March 24, 2026.
For more information, see “Where You Can Find More Information and Incorporation by Reference” beginning on page 118.

i

ABOUT THIS PROSPECTUS
This prospectus, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by VICI (File No. 333-291972), constitutes a prospectus of VICI under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the VICI Common Stock to be issued in connection with the PropCo Subsidiary Merger.
You should rely only on the information contained or incorporated by reference into this prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this prospectus. This prospectus is dated        , 2026. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any date other than the date on the front cover of those documents. The issuance of VICI Common Stock in connection with the PropCo Subsidiary Merger will not create any implication to the contrary.
This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this prospectus regarding VICI has been provided by VICI, information contained in this prospectus regarding Golden has been provided by Golden and information contained in this prospectus regarding OpCo Buyer has been provided by OpCo Buyer.

SELECTED DEFINITIONS
Unless stated otherwise, all references in this prospectus to the following terms have the meanings set forth below:
“Acceptable Confidentiality Agreement” means a confidentiality agreement between Golden and a counterparty that contains confidentiality provisions that are no more favorable to the counterparty than those contained in the Confidentiality Agreement; provided that any such confidentiality agreement need not contain any standstill provision and will not prohibit compliance by Golden with its obligations under the Master Transaction Agreement.
“Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar Contract (whether written or oral) that provides for an Acquisition Proposal or require Golden to abandon, terminate or fail to consummate the Transactions.
“Acquisition Proposal” means any offer or proposal, or any indication of interest, from a Third Party relating to any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, including any merger, reorganization, recapitalization, restructuring share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, transfer or disposition or similar transaction, (A) of assets of Golden or any of its Subsidiaries, representing 25% or more of the consolidated assets of Golden and its Subsidiaries, taken as a whole, based on their fair market value as determined in good faith by the Golden Independent Committee immediately prior to such transaction, or (B) of Equity Interests representing 25% or more of the voting power of Golden or any successor to or resulting parent company of Golden, including any tender offer or exchange offer in which any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) seeks to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or the right to acquire beneficial ownership of 25% or more of the outstanding shares of any class of voting securities of Golden, in each case, other than Transactions, including the Pre-Closing Restructuring (as defined below) the OpCo Sale and the PropCo Subsidiary Merger (such transaction, an “Acquisition Transaction”).
“Affiliate” means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person; provided that in no event shall VICI or OpCo Buyer be deemed an Affiliate of the other. For purposes of this definition, “controls”, when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by Contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.
“Appurtenant Rights” means all appurtenant rights, benefits, privileges, tenements, hereditaments, covenants, conditions, restrictions, easements and other appurtenances on the Golden Real Property or otherwise appertaining to or benefitting the Golden Real Property or the improvements situated thereon, including all mineral rights, development rights, air rights, water rights (including the water rights identified in the Master Transaction Document) subsurface rights, vested rights entitling, or prospective rights which may entitle the owner of the Golden Real Property to related easements, land use rights, air rights, view shed rights, density credits, water, sewer, electrical or other utility service, credits or rebates, strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Golden Real Property, and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Golden Real Property.
“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by applicable Law to close.
“Certificate of Merger” means the articles of merger (“Articles of Merger”) to be executed and filed with the Secretary of State of the State of Minnesota and a certificate of merger by PropCo Merger Sub and Golden.

v

“Closing Date” means the date on which the Closing actually occurs.
“Competition Laws” means applicable supranational, national, federal, state, provincial or local Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolizing or restraining trade or lessening competition in any other country or jurisdiction, including the HSR Act, the Sherman Act, the Clayton Act, and the Federal Trade Commission Act, in each case, as amended and other similar competition or antitrust laws of any jurisdiction other than the United States.
“Confidentiality Agreement” means the Confidentiality Agreement, dated as of August 20, 2025 by and between Golden and an Affiliate of VICI.
“Contract” or “Contracts” means any contract, lease (whether for real or personal property), power of attorney, indenture, note, bond, mortgage, franchise, agreement, license or any other legally binding commitment of any kind with respect to which there are continuing rights, liabilities or obligations (but which shall not include purchase and sales orders).
“Debt Commitment Letter” means the executed debt commitment letter, dated as of November 6, 2025, as amended (collectively with all exhibits, schedules and annexes thereto and the redacted fee letter referred to in the debt commitment letter) from Santander US Capital Markets LLC, pursuant to which it has committed, subject to the terms and conditions set forth therein, to provide debt financing to OpCo Buyer.
“Debt Documents” means the Debt Commitment Letter and each definitive agreement with respect thereto.
“Debt Financing” means the debt financing in the amount set forth in the Debt Commitment Letter.
“Debt Financing Source” means the persons (including each agent and each arranger) that have committed to provide or arrange or otherwise entered into agreements to provide or arrange the Debt Financing or other debt financings in connection with the transactions contemplated thereby, including parties to the Debt Commitment Letter, any joinder agreements and the Debt Documents.
“Debt Financing Source Related Party” means any Debt Financing Source and any of its respective Affiliates and any officers, directors, employees, partners, equityholders, members, agents, attorneys, representatives, successors or permitted assigns of such Debt Financing Source or Affiliate.
“D&O Insurance” means an insurance and indemnification policy for the benefit of Golden’s current and former directors and officers that provides coverage for events occurring at or prior to the Effective Time as set forth in the Master Transaction Agreement.
“Effective Time” means the time at which the Articles of Merger and Certificate of Merger shall have been duly filed with the Secretary of State of the State of Minnesota and the Secretary of State of the State of Delaware, respectively, or such later date and time as is agreed upon by the Parties and specified in the Articles of Merger and the Certificate of Merger.
“Equity Award Settlement Date” means such date prior to the F Reorganization Effective Time established by Golden in its sole discretion (provided that such date will be within 10 Business Days prior to the F Reorganization Effective Time).
“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest, whether voting or nonvoting.
“Excess Debt Amount” means the amount equal to the Loan Repayment Amount less the Target Debt Amount, provided, that, if such amount is a negative number, the Excess Debt Amount shall be deemed to be zero.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Title Policies” means the ALTA owner’s title insurance policies listed on Exhibit A of the Master Transaction Agreement.
“Extended Outside Date” means February 5, 2027.
“F Reorganization” means the F Reorganization Formations and F Reorganization Merger, taken together.
“F Reorganization Articles of Merger” means the articles of merger to be executed and filed with the Secretary of State of the State of Minnesota, in accordance with the relevant provisions of the MBCA and MLLCA, by New OpCo and Golden.
“F Reorganization Effective Time” means the time the F Reorganization Articles of Merger shall have been duly filed with the Secretary of State of the State of Minnesota, or such later date and time as is agreed upon by the Parties and specified in the F Reorganization Articles of Merger.
“F Reorganization Formations” means the formation of New HoldCo by Golden, and the formation of New OpCo by New HoldCo.
“F Reorganization Surviving Company” means New OpCo, as the surviving entity of the F Reorganization Merger.
“Financing Failure” means that the proceeds of all or part of the Debt Financing in an amount sufficient for OpCo Buyer to pay the OpCo Purchase Price, any Excess Debt Amount, and any unpaid Transaction Expenses are not available to VICI pursuant to the terms of the Debt Commitment Letter on the date on which Closing was required to have occurred pursuant to Section 1.7 of the Master Transaction Agreement (other than as a result of a breach of the Debt Commitment Letter by OpCo Buyer or its Affiliates (other than any immaterial or inadvertent breach thereof), or a breach of the Master Transaction Agreement by OpCo Buyer (other than any immaterial or inadvertent breach hereof)).
“GAAP” means generally accepted accounting principles, as applied in the United States.
“Gaming and Liquor Approvals” means all licenses, permits, approvals, resolutions authorizations, registrations, findings of qualification or suitability, franchises, entitlements, waivers and exemptions issued by any Gaming and Liquor Authority or pursuant to any Gaming and Liquor Laws necessary for or relating to the conduct of gaming and/or the purchase, sale, or service of alcohol, and any related activities by any party to the Master Transaction Agreement or any of its Affiliates, including but not limited to the Nevada Gaming Commission, the Nevada Gaming Control Board, the Clark County Liquor and Gaming Board, the City of Las Vegas Business License Department and City Council, and the Nye County Liquor/Licensing Board, including, in the case of Golden, the ownership, operation, management and development of the business of Golden and, in the case of VICI or OpCo Buyer, the ownership, operation, management and development of the business of VICI or OpCo Buyer and their respective Subsidiaries, and following the Closing, the New OpCo and Golden.
“Gaming and Liquor Authority” means any administrative, regulatory or governmental agency, Governmental Entity, commission, board, body, authority or instrumentality with regulatory control, licensing authority or jurisdiction over the conduct of lawful gaming or gambling, or the purchase, sale, or service of alcohol, or the ownership of an interest therein, the transfer of an interest therein by any party to the Master Transaction Agreement or any of its Affiliates, including, in the case of Golden, the ownership, operation, management and development of the business of Golden and, in the case of VICI or OpCo Buyer, the ownership, operation, management and development of the business of VICI or OpCo Buyer.
“Gaming and Liquor Laws” means any federal, state, local or foreign statute, ordinance, rule, regulation, minimum internal control standard, permit, consent, registration, finding of qualification or suitability, approval, license, judgment, order, decree, resolution injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities or the purchase, sale, or service of alcohol, and operations of the business of Golden, VICI, OpCo Buyer or any of their respective Affiliates.

“Golden Benefit Plan” means each material (i) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, (ii) employment, individual consulting, severance, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy; or (iii) other benefit or compensation plan, contract, policy or arrangement providing for pension, retirement, profit-sharing, deferred compensation, stock option, equity or equity-based compensation, stock purchase, employee stock ownership, vacation, holiday pay or other paid time off, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and other employee benefit plans or fringe benefit plans, in each case, that is sponsored, maintained, administered, contributed to or entered into by Golden or its Subsidiaries for the current or future benefit of any current or former director, officer, employee or individual independent contractor of Golden or its Subsidiaries.
“Golden Board” means the board of directors of Golden Entertainment, Inc.
“Golden Credit Agreement” means that certain First Lien Credit Agreement, dated as of October 20, 2017, by and among, among others, Golden (as borrower), the lenders party thereto and JPMorgan Chase Bank, N.A. (as administrative agent and collateral agent), as amended, restated, supplemented and otherwise modified from time to time and includes all ancillary agreements thereto.
“Golden Disclosure Schedule” means the disclosure schedule delivered by Golden to OpCo Buyer, VICI and PropCo Merger Sub.
“Golden Equity Awards” means, collectively, the Golden Options, Golden PSU Awards, shares of Golden Restricted Stock and Golden RSU Awards.
“Golden Equity Plans” means the Lakes Entertainment, Inc. 2007 Amended and Restated Stock Option and Compensation Plan and the Golden Entertainment, Inc. 2015 Incentive Award Plan.
“Golden Group” means Golden and its Subsidiaries.
“Golden Independent Committee” means the independent committee of the Golden Board established by the Golden Board consisting only of independent and disinterested directors of Golden.
“Golden Independent Committee Approval” means that the Golden Independent Committee has unanimously (i) determined that the transactions contemplated by the Master Transaction Agreement, including the Pre-Closing Restructuring, the OpCo Sale and the PropCo Subsidiary Merger, are advisable, fair to and in the best interest of Golden and its shareholders, and (ii) resolved to submit the Master Transaction Agreement to Golden’s shareholders for their adoption, and recommend that Golden’s shareholders vote in favor of the adoption of the Master Transaction Agreement and the Transactions.
“Golden Leased Real Property” means a true and complete list of all real property leased or subleased by Golden or any of its Subsidiaries as tenants, subtenants or the like as set forth in the Golden Disclosure Schedule.
“Golden Option” means a compensatory option to purchase shares of Golden Common Stock issued pursuant to a Golden Equity Plan or other written agreement.
“Golden Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Golden Group.
“Golden Owned Real Property” means a true and complete list of the addresses of all real property owned by Golden and its Subsidiaries as set forth on the Golden Disclosure Schedule.
“Golden Preferred Stock” means preferred stock, par value $0.01 per share, of Golden.
“Golden PSU Award” means an award of restricted stock units issued under any Golden Equity Plan or otherwise granted with respect to shares of Golden Common Stock that is subject, in whole or in part, to performance-based vesting conditions.
“Golden Real Property” means a true and complete list of all real property leased or subleased by Golden or any of its Subsidiaries as tenants, subtenants or the like as set forth on the Golden Disclosure Schedule and the Golden Owned Real Property.

“Golden Related Party Agreement” means any transaction or series of related transactions, Contracts, or arrangements between Golden or any of its Subsidiaries, on the one hand, and any Related Parties (other than the Subsidiaries of Golden) of Golden or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC that have not been so reported, other than any Golden Benefit Plan and except as set forth in the Golden SEC Documents.
“Golden Restricted Stock” means an award of Golden Common Stock granted under any Golden Equity Plan that is subject, in whole or in part, to performance-based or service-based vesting conditions.
“Golden RSU Award” means an award of restricted stock units issued under any Golden Equity Plan or otherwise granted with respect to shares of Golden Common Stock that is subject, in whole or in part, to performance-based vesting conditions.
“Golden SEC Documents” means the reports, schedules, forms, statements, registration statements, definitive proxy statements, prospectuses and other documents required to be filed or furnished by Golden with the SEC under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) since January 1, 2022.
“Golden Shareholder Approval” means the adoption of the Master Transaction Agreement by the holders of a majority of the voting power represented by the Golden Common Stock that are outstanding and entitled to vote thereon at the Golden Special Meeting.
“Governmental Entity” means any national, federal, state, provincial, county, municipal, local or foreign government, or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of or pertaining to government, and any self-regulatory organization or stock exchange (including Nasdaq).
“Governmental Permits” means all necessary or advisable actions or nonactions, waivers, consents, clearances, waiting period expirations or terminations, approvals, licenses, permits, orders and authorizations from Governmental Entities (including Gaming and Liquor Approvals, applicable federal or state securities Laws and the Gaming and Liquor Laws).
“Immediate Family Member” means “immediate family member” as defined in Rule 16a-1 of the Exchange Act.
“Intellectual Property” means: (a) patents and patent applications, provisionals, divisions, continuations, continuations-in-part, reissues and reexaminations, renewals, and extensions thereof, and inventions (whether or not patentable, and whether or not reduced to practice); (b) statutory and common law trademarks, service marks, trade dress, logos, business names, trade names, and other names and source identifiers (whether or not registered), and all goodwill associated therewith; (c) Internet domain names, and all applications and registrations in connection therewith, websites, URLs, social media user names and/or handles; (d) all copyrights (whether or not published), moral rights, mask works, and other original works of authorship, regardless of medium of fixation or means of expression, and all applications and registrations in connection therewith; (e) all trade secrets; and (f) any rights corresponding to the foregoing (a)  – (f) in any jurisdiction worldwide.
“Intervening Event” means an event, development or change in circumstances that is material to Golden, which (A) was not known to, nor reasonably foreseeable by, the Golden Independent Committee as of or prior to the date of the Master Transaction Agreement (or if known, the consequences of which are not known to or reasonably foreseeable by the Golden Independent Committee as of or prior to the date of the Master Transaction Agreement), (B) does not involve or relate to an Acquisition Proposal and (C) first becomes known to the Golden Independent Committee before the Golden Shareholder Approval is obtained; provided, however, that none of the following will constitute, or be considered in determining whether there has been, an Intervening Event: (i) the receipt, existence of or terms of an Inquiry or Acquisition Proposal or any matter relating thereto or consequence thereof, (ii) a change in the market price or trading volume of capital stock or debt securities of Golden or of any equity ratings or the ratings outlook for Golden or any of its Subsidiaries by any applicable rating agency, (iii) a change in the market price or trading volume of capital stock or debt securities of VICI or of any equity ratings or the ratings outlook for VICI or any of its Subsidiaries by any applicable rating agency, and (iv) the fact that, in and of itself, Golden meets, exceeds or fails to meet any internal or published projections, estimates or expectations of Golden’s revenue, earnings or other financial performance or results of operation for any period (provided, further, that, with respect to the foregoing clauses (ii) and (iv), any fact, event, circumstance, change or development giving rise to such change, meeting, exceeding or failure may otherwise constitute or be taken into account in determining whether an Intervening Event has occurred if not falling into the foregoing clause (i) of this definition).
“Inquiry” means an inquiry, request for offer, discussions or negotiations or request for non-public information that constitutes or could reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal or an Acquisition Transaction.
“Initial Outside Date” means November 5, 2026.
“Knowledge” means (a) when used with respect to Golden, the actual knowledge of the individuals listed in the Golden Disclosure Schedule; and (b) when used with respect to VICI or PropCo Merger Sub, the actual knowledge of the individuals listed in the VICI Disclosure Schedule; and (c) when used with respect to OpCo Buyer, the actual knowledge of the officers, directors and managers of OpCo Buyer.
“Labor Contract” means a collective bargaining agreement or other Contract with a union or works council.
“Law” means any foreign, national, federal, provincial, state, municipal and local laws, statutes, ordinances, rules, or regulations of any Governmental Entity or any Orders.
“Leases” means all of the leases, subleases, licenses, agreements or other rights of use or occupancy of space at the Golden Real Property, as amended, modified, extended or renewed, entered into by Golden or its Subsidiaries (with respect to the business of Golden) or any of the Owner SPEs in effect on November 6, 2025 as set forth in the Golden Disclosure Schedule.
“Lien” means with respect to any property, equity interest or asset, any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, adverse claim, restriction on transfer, covenant or option in respect of such property, equity interest or asset.
“Loan Repayment Amount” means the aggregate amount outstanding under the Golden Credit Agreement as of the Closing Date.
“MLLCA” means the Minnesota Revised Uniform Limited Liability Company Act, as amended.
“Nasdaq” means The NASDAQ Global Market and any successor stock exchange or inter dealer quotation system operated by The Nasdaq Stock Market, LLC or any successor thereto.
“OpCo Buyer TMIA Parties” means OpCo Buyer and all Golden subsidiaries other than New HoldCo and the PropCo Acquired Companies, immediately after the Effective Time.
“OpCo Subject Interests” means the membership interest of New OpCo owned by New HoldCo following the F Reorganization Effective Time.
“Order” means any judgment, order, ruling, decision, writ, injunction, decree or arbitration award of any Governmental Entity, whether temporary, preliminary or permanent.
“Outside Date” means the Initial Outside Date (November 5, 2026) or the Extended Outside Date (February 5, 2027), as applicable.
“Party” or “Parties” means any of OpCo Buyer, VICI, PropCo Merger Sub, and Golden.
“Permits” means all required licenses, permits, certificates, approvals, registrations, orders, waivers, clearances, variances and authorizations of each of Golden and its Subsidiaries.
“Permitted Liens” means (a) Liens for Taxes not yet delinquent or that are being contested in good faith by appropriate Proceedings, and, in each case, for which adequate reserves have been established in accordance with GAAP, (b) Liens in favor of carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens incurred in the ordinary course of business for amounts either not

x

yet delinquent or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP; provided, that in all cases such Liens are either (x) discharged of record prior to the Closing, or (y) in the case of Liens securing obligations that do not exceed $10,000,000 in the aggregate, affirmatively insured against by the Title Company pursuant to affirmative insurance reasonably acceptable to VICI, at no cost or expense to VICI, and with respect to which the Title Company agrees in writing to provide the same coverage to future purchasers and lenders, (c) with respect to any Golden Real Property, (i) any exceptions to title set forth on Schedule B to any Existing Title Policies, (ii) all applicable Laws, ordinances, rules and regulations of any Governmental Entity, as the same now exist or may be hereafter modified, supplemented or promulgated, (iii) such matters as the Title Company shall be willing to omit as exceptions to coverage from each Title Policy (without special premium or indemnity) or, in the case of matters that cannot be cured solely by the payment of a liquidated sum of money, affirmatively insure over in each Title Policy pursuant to affirmative insurance reasonably acceptable to VICI, at no cost or expense to VICI, and with respect to which the Title Company agrees in writing to provide the same coverage to future purchasers and lenders, (iv) any defects, objections or exceptions in the title to the Golden Real Property which will be extinguished upon and at the time of the transfer of the Golden Real Property, and (v) rights of tenants or other Persons in possession of any Golden Owned Real Property or Golden Leased Real Property (or any portion thereof), per the Leases, as tenants only, and with no option to purchase any Golden Real Property or any portion thereof or rights of first refusal to purchase any Golden Real Property or any portion thereof, (d) Liens on personal property incurred in the ordinary course of business in connection with any purchase money security interests, equipment leases or similar ordinary course financing arrangements that are not overdue, (e) with respect to personal property, statutory liens of vendors for amounts not yet due and payable and for which adequate reserves have been established in accordance with GAAP, (f) in the case of securities, the restrictions imposed by applicable federal, state and foreign securities Laws, (g) Liens (i) that will be released and, as appropriate, removed of record, at or prior to the Closing, or (ii) approved in writing by OpCo Buyer or VICI, and (h) such other Liens with respect to a Subject Property that are not reflected on the Existing Title Policy for such Subject Property and which would not, individually or in the aggregate, have an adverse effect on the use, value or operation of a Subject Property.
“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act), including a Governmental Entity.
“Proceeding” means all actions, suits, claims, causes of action, audits, assessments, hearings, litigation or proceedings or investigation, in each case, whether sounding in contract, tort or otherwise, whether civil or criminal or administrative and whether brought, conducted, tried or heard by or before, or otherwise involving, any Governmental Entity.
“PropCo Acquired Interests” means the equity interests in the Owner SPEs.
“PropCo Consideration” means a number of fully paid and nonassessable VICI Common Stock equal to the Exchange Ratio (subject to adjustment in accordance with the Master Transaction Agreement), with cash paid in lieu of fractional shares of VICI Common Stock in an amount equal to such fractional part of VICI Common Stock multiplied by the VICI Common Stock VWAP.
“Proposed Changed Terms” means any adjustments and/or proposed amendments to the Master Transaction Agreement and related agreements (including a change to the price terms) contemplated thereby that may be irrevocably offered in writing by OpCo Buyer and/or VICI.
“Related Party” with respect to any specified Person, means, (i) any Affiliate of such specified Person, and any former or current director, officer, general partner or managing member of such Affiliate; (ii) any Person who serves or served as a director, officer, general partner, employee, agent, manager or in a similar capacity of such specified Person; (iii) any Person who is a beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class or series of the equity securities of such Person and whose status as a 5% holder is known to such Person as of November 6, 2025; (iv) any Immediate Family Member of a Person described in clause (i), (ii) or (iii); or (v) any Person that is controlled by any Person or any Immediate Family Member of a Person described in clause (i), (ii) or (iii).

“Required Financial Information” means (i) the audited consolidated balance sheet and the related audited consolidated statements of operations and cash flows of Golden and its direct and indirect Subsidiaries for the three most recently completed fiscal years ended at least 75 days prior to the Closing Date and (ii) the unaudited interim consolidated balance sheet and related unaudited consolidated statements of operations and cash flows of Golden and its direct and indirect Subsidiaries for the most recent fiscal quarter (other than the fourth fiscal quarter of Golden’s fiscal year) ended at least 45 days prior to the Closing Date that is after the most recent fiscal year for which audited financial statements have been provided.
“Revolver Facility” means each “Revolving Facility” referred to in the Golden Credit Agreements and as in effect on November 6, 2025.
“Royal Tenant” means OpCo Buyer and/or its Affiliates that will be party to the Royal Master Lease.
“Royal Guarantor” means the ultimate parent company of Royal Tenant.
“Subject Properties” means the fee simple and/or leasehold interest in each Golden Owned Real Property legally described on Exhibit C of the Master Transaction Agreement, together with all improvements thereon and all Appurtenant Rights belonging or in any way relating thereto.
“Subsidiary” means a corporation, limited liability company, partnership, joint venture or other legal entity of which VICI, Golden or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the capital stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other Equity Interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.
“Superior Proposal” means a bona fide written Acquisition Proposal (except the references therein to “25%” shall be replaced by “100%”) made by a Third Party after November 6, 2025 not preceded by a breach or violation of the “go-shop”/“no-shop” provisions contained in the Master Transaction Agreement, that the Golden Independent Committee determines in good faith, after consultation with its financial advisors and outside counsel, taking into account such factors as the Golden Independent Committee considers to be appropriate (including the conditionality, timing and likelihood of consummation of such proposals), is reasonably likely to be consummated in accordance with its terms and that if consummated, would result in a transaction more favorable from a financial point of view to Golden’s shareholders than the Transactions (taking into account any Proposed Changed Terms proposed by VICI and/or OpCo Buyer in response to such proposal or otherwise prior to the time of determination).
“Surviving Company” means PropCo Merger Sub, as the surviving entity of the PropCo Subsidiary Merger.
“Target Debt Amount” means an amount equal to $426,000,000.
“Tax Matters and Indemnity Agreement” means the Tax Matters and Indemnity Agreement, dated November 6, 2025, entered into concurrently with the execution of the Master Transaction Agreement.
“Taxes” means all U.S. federal, state, local or non-U.S. income, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, property/escheat, gaming, employment, capital, goods and services, environmental, unemployment, social security, stamp, custom, excise or real or personal property, alternative or add-on minimum or estimated taxes, or other like assessment or charge imposed by a Governmental Entity, whether or not disputed, together with any interest, penalty or addition thereto.
“Tenant Lease” means any Lease pursuant to which Golden or a Subsidiary of Golden is the lessor, sublessor, licensor or other grantor of an occupancy right.
“Third Party” means any Person other than OpCo Buyer, VICI, PropCo Merger Sub and their respective affiliates and representatives.

“Title Company” means Fidelity National Title Insurance Company; provided, however, that if Fidelity National Title Insurance Company shall be unwilling to issue the Title Policy to the applicable Owner SPE (or VICI’s designee) in the condition required by the definition of the term “Title Policy” (or otherwise acceptable to VICI in its sole discretion), Golden shall have the right to select a comparable nationally recognized title insurance company reasonably acceptable to VICI that is willing to issue such Title Policy in the condition required by the definition of the term “Title Policy”.
“Title Policy” means (x) with respect to VICI’s interest in each Subject Property, an ALTA owner’s title insurance policy issued by the Title Company, in the amount of the portion of the PropCo Consideration that is allocated by VICI to the applicable Owner SPE’s interest in such Subject Property, reflecting each Owner SPE’s (or its designee’s) fee simple and/or leasehold title to the applicable Subject Property, as applicable, in each case, subject to no Liens other than the Permitted Liens, with such endorsements as VICI shall reasonably require together with such co-insurance or re-insurance as VICI shall reasonably require, and otherwise in the condition required by the Master Transaction Agreement and (y) with respect to OpCo Buyer’s interest in each Subject Property, an ALTA owner’s title insurance policy issued by the Title Company, in such amount as OpCo Buyer shall reasonably require, reflecting its leasehold title to the applicable Subject Property, in each case, subject to no Liens other than the Permitted Liens, with such endorsements as OpCo Buyer shall reasonably require together with such co-insurance or re-insurance as OpCo Buyer shall reasonably require, and otherwise in the condition required by the Master Transaction Agreement.
“Transaction Expenses” means all fees and expenses incurred by Golden prior to the F Reorganization Effective Time or the F Reorganization Surviving Company following the F Reorganization Effective Time or any Subsidiary thereof at or prior to the Closing in connection with the preparation, negotiation and execution of the Master Transaction Agreement and any ancillary agreement, and the performance and consummation of the transactions contemplated thereby and in the Master Transaction Agreement.
“Transferred Real Estate Assets” means, collectively, (i) the Subject Properties, (ii) the Tenant Leases and (iii) each other asset of Golden or its Subsidiaries to be transferred to an Owner SPE in connection with the Pre-Closing Restructuring pursuant to Schedule 1.2 attached to the Master Transaction Agreement, in the case of clause (iii), to the extent such items are related to the ownership (but not operation) of the Subject Properties.
“VICI Disclosure Schedule” means the disclosure schedule delivered by VICI and PropCo Merger Sub to Golden and OpCo Buyer.
“VICI Preferred Stock” means the preferred stock of VICI, par value $0.01 per share.
“VICI Common Stock VWAP” means the volume weighted average price of a share of VICI Common Stock for a 10 trading day period, starting with the opening of trading on the 11th trading day prior to the Closing Date to the closing of trading on the second to last trading day prior to the Closing Date, as reported by Bloomberg.
“VICI Stock Issuance” means the issuance of shares of VICI Common Stock to holders of Golden Common Stock, as contemplated by the Master Transaction Agreement.
“VICI TMIA Parties” means VICI and PropCo Merger Sub, together with their subsidiaries.
“Willful and Material Breach” means an intentional and willful act, or an intentional and willful failure to act, in each case that is the consequence of an act or omission by a Person with the actual Knowledge that the taking of such act or failure to take such act would or would reasonably be expected to constitute a material breach of the Master Transaction Agreement (it being understood that the failure of OpCo Buyer, VICI or PropCo Merger Sub to consummate the Transactions when required under the terms of the Master Transaction Agreement will constitute a “Willful and Material Breach”).

QUESTIONS AND ANSWERS
The following questions and answers are intended to briefly address some commonly asked questions regarding the Master Transaction Agreement and the Transactions, including the PropCo Subsidiary Merger. These questions and answers do not address all questions that may be important to you as a stockholder. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in prospectus and the annexes to this prospectus, which you should read carefully.
Q:
Why are VICI and Golden proposing the Transactions?

A:
VICI will be acquiring the Transferred Real Estate Assets (including the Subject Properties) that are currently owned by Golden in the Transactions. The VICI Board believes that the Transactions will diversify VICI’s presence in Nevada and will provide benefits that will be in the best interests of their stockholders. To review VICI’s reasons for the Transactions, see “The Transactions — VICI’s Reasons for the Transactions” beginning on page 25. In addition, the Golden Proxy Statement includes a discussion of Golden’s reasons for the Transactions.

Q:
Why am I receiving this prospectus?

A:
Upon consummation of the proposed Transactions, VICI will acquire the Transferred Real Estate Assets (including the Subject Properties) and shares of VICI Common Stock will be issued to holders of shares of Golden Common Stock. Pursuant to the Master Transaction Agreement, subject to approval of the Golden shareholders, New HoldCo will merge with and into PropCo Merger Sub, with PropCo Merger Sub continuing as the surviving entity, and each share of Golden Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of fully paid and nonassessable shares of VICI Common Stock equal to the Exchange Ratio.

Golden is holding a special meeting of its shareholders to ask its shareholders to consider and vote upon a proposal to adopt the Master Transaction Agreement. For more information, refer to the Golden Proxy Statement. This is not a proxy statement, we are not asking you for a proxy and you are not requested to send us a proxy.
This prospectus includes important information about the Master Transaction Agreement and the Transactions, and the shares of VICI Common Stock to be issued pursuant to the PropCo Subsidiary Merger. You should read this information carefully and in its entirety.
Q:
What happens if the market prices of VICI Common Stock or Golden Common Stock change before the Closing?

A:
Changes in the market price of VICI Common Stock or the market price of Golden Common Stock at or prior to the Effective Time will not change the number of shares of VICI Common Stock that holders of Golden Common Stock will receive because the Exchange Ratio is fixed at 0.902 shares of VICI Common Stock per share of Golden Common Stock. Accordingly, the value of the PropCo Consideration will fluctuate with changes in the market prices of shares of VICI Common Stock.

Q:
Are there any conditions to completion of the Transactions?

A:
Yes. In addition to the approval of the Golden shareholders, as described in the Golden Proxy Statement, there are a number of conditions that must be satisfied or validly waived for the Transactions to be consummated. For a description of all of the conditions to the Transactions, see “The Master Transaction Agreement — Conditions to Closing the Transactions” beginning on page 47.

Q:
When are the Transactions expected to be completed?

A:
If the Golden shareholders approve the Master Transaction Agreement, and if the other conditions to Closing are satisfied or validly waived, VICI and Golden expect that the Transactions will be completed in mid-2026. However, there is no assurance that the conditions to closing the Transactions will be satisfied or validly waived or that the Transactions will close on the anticipated timeline or at all.

Q:
Do I need to do anything with my book-entry shares now?

A:
No. You should not submit or attempt to exchange your book-entry shares at this time. After the Transactions are completed, if you held shares of Golden Common Stock, the Exchange Agent (as defined below) will send you a statement reflecting VICI Common Stock received by you pursuant to the terms of the Master Transaction Agreement. The value of any fractional shares of VICI Common Stock to which a holder would otherwise be entitled will be paid in cash. See “The Transactions  — The PropCo Subsidiary Merger” beginning on page 20.

If you are a VICI stockholder, you are not required to take any action with respect to your shares of VICI Common Stock. Such shares will continue to represent shares of VICI Common Stock after the PropCo Subsidiary Merger.
Q:
What happens if I sell my shares of Golden Common Stock before Closing?

A:
If you are a Golden shareholder and transfer your shares prior to Closing, you will have transferred your right to receive the PropCo Consideration. If you are a Golden shareholder, you must hold your shares of Golden Common Stock through completion of the PropCo Subsidiary Merger in order to receive the PropCo Consideration.

Q:
What are the anticipated U.S. federal income tax consequences of the PropCo Subsidiary Merger that are relevant to holders of VICI Common Stock?

A:
VICI and Golden intend for the PropCo Subsidiary Merger to qualify, and it is a condition to the completion of the PropCo Subsidiary Merger that VICI and Golden receive written opinions from their respective counsel, dated as of the closing date, to the effect that the PropCo Subsidiary Merger will qualify, as a “reorganization” within the meaning of Section 368(a) of the Code. The U.S. federal income tax consequences of the PropCo Subsidiary Merger to holders of Golden Common Stock can be found in the Golden Proxy Statement under the section titled “Material U.S. Federal Income Tax Consequences of the F Reorganization, Distribution and Merger.”

VICI has elected to be taxed as a REIT for US federal income tax purposes. Provided that VICI qualifies to be taxed as a REIT, generally VICI will be entitled to a deduction for distributions that it pays and therefore will not be subject to U.S. federal corporate income tax on its REIT taxable income (including net capital gain) that is distributed to its stockholders with respect to the relevant taxable year. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a “C corporation.”
Golden, however, is a non-REIT C corporation and is subject to double taxation — once at the corporate level when income is earned and once again at the stockholder level when income is distributed. Assuming that the PropCo Subsidiary Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, VICI will succeed to both U.S. federal income tax attributes of New HoldCo (including Golden’s adjusted tax basis in the Subject Properties and any “earnings and profits” of New HoldCo at the Effective Time of the PropCo Subsidiary Merger), and, by operation of law in the PropCo Subsidiary Merger, U.S. federal income tax liabilities of New HoldCo (representing some, but not all, tax liabilities of Golden and its subsidiaries). If the PropCo Subsidiary Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, VICI will inherit the corporate level tax liability of New HoldCo related to the gain on the resulting deemed sale of the Subject Properties.
VICI will be subject to entity level tax on the built-in gain in the Subject Properties as of the Effective Date of the PropCo Subsidiary Merger if recognized for tax purposes during the five-year period following the PropCo Subsidiary Merger and VICI will be required to distribute all “non-REIT earnings and profits” acquired in the PropCo Subsidiary Merger by the end of VICI’s taxable year in which the PropCo Subsidiary Merger occurs. The Tax Matters and Indemnity Agreement (among other things) requires the OpCo Buyer TMIA Parties to indemnify the VICI TMIA Parties for all U.S. federal income tax liabilities of New HoldCo to which VICI succeeds solely as a result of the PropCo Subsidiary

Merger other than gain related solely to the deemed sale of the Subject Properties if the PropCo Subsidiary Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
The U.S. federal income tax consequences of the PropCo Subsidiary Merger to VICI and of the ownership of VICI Common Stock received in the PropCo Subsidiary Merger in exchange for Golden Common Stock can be found in the sections of this prospectus titled “Material U.S. Federal Income Tax Consequences of the PropCo Subsidiary Merger to VICI” beginning on page 60, and “Material U.S. Federal Income Tax Considerations Regarding the Ownership and Disposition of VICI Common Stock” beginning on page 62, respectively.
Q:
What happens if the Transactions are not completed?

A:
If the PropCo Subsidiary Merger and the other Transactions are not completed for any reason, holders of Golden Common Stock will not have their shares exchanged for the PropCo Consideration. Instead, each of PropCo Merger Sub and Golden would remain a separate company.

Q:
Are there any risks associated with the Transactions?

A:
Yes. There are a number of risks related to the Transactions that are discussed in this prospectus and described in “Risk Factors” beginning on page 10.

SUMMARY
The following summary highlights selected information in this prospectus and may not contain all the information that may be important to you with respect to the Master Transaction Agreement or the Transactions. Accordingly, you are encouraged to read the prospectus and the information incorporated by reference herein, carefully and in its entirety. Each item in this summary includes a page reference directing you to a more complete description of that topic. See also “Where You Can Find More Information and Incorporation by Reference” beginning on page 118.
The Companies (Beginning on page 18)
VICI Properties Inc.
535 Madison Avenue
New York, New York 10022
(646) 949-4631
VICI is primarily engaged in the business of owning and acquiring gaming, hospitality, wellness, entertainment and leisure destinations, subject to long-term triple-net leases. VICI owns 93 experiential assets across a geographically diverse portfolio consisting of 54 gaming properties and 39 other experiential properties across the United States and Canada, including Caesars Palace Las Vegas, MGM Grand and the Venetian Resort Las Vegas (the “Venetian Resort”), three of the most iconic entertainment facilities on the Las Vegas Strip. VICI’s gaming and entertainment facilities are leased to leading brands that seek to drive consumer loyalty and value with guests through superior services, experiences, products and continuous innovation. Across approximately 127 million square feet, VICI’s well-maintained properties are currently located across urban, destination and drive-to markets in twenty-six states and Canada, contain approximately 60,300 hotel rooms and feature over 500 restaurants, bars, nightclubs and sportsbooks. VICI conducts its operations as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.
VICI Common Stock is listed on the NYSE under the symbol “VICI.”
VICI’s principal executive offices are located at 535 Madison Avenue, New York, New York 10022, and its main telephone number is (646) 949-4631. VICI’s website address is https://www.viciproperties.com/. The information contained on VICI’s website is not incorporated by reference into this prospectus.
VICI ROYAL MERGER SUB LLC
535 Madison Avenue
New York, New York 10022
(646) 949-4631
PropCo Merger Sub, a Delaware limited liability company and a wholly-owned subsidiary of VICI, was formed on October 29, 2025 solely for the purpose of engaging in the Transactions. PropCo Merger Sub has not conducted any activities to date except for activities incidental to its formation and activities undertaken in connection with the Transactions.
Golden Entertainment, Inc.
Golden, a Minnesota corporation, was incorporated in Minnesota in 1998 under the name of GCI Lakes, Inc., which name was subsequently changed to Lakes Gaming, Inc. in August 1998, to Lakes Entertainment, Inc. in June 2002 and to Golden Entertainment, Inc. in July 2015. Golden owns and operates a diversified entertainment platform, consisting of a portfolio of gaming assets that focus on casino and branded tavern operations. Golden’s portfolio includes eight casino properties located in Nevada and 72 branded taverns targeting local patrons located primarily in the greater Las Vegas, Nevada metropolitan area.
Golden’s headquarters are located at 6595 S. Jones Boulevard, Las Vegas, Nevada 89118, and its telephone number at that location is (702) 893-7777. Golden’s website address is https://www.goldenent.com/. The information contained on Golden’s website is not incorporated by reference into this prospectus.

Argento, LLC
OpCo Buyer was formed on October 21, 2025 as a Nevada limited liability company, solely for the purpose of engaging in the transactions contemplated by the Master Transaction Agreement. OpCo Buyer is controlled by Blake Sartini, the Chief Executive Officer and Chairman of the Board of Directors of Golden. OpCo Buyer has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Master Transaction Agreement and the arranging of financing in connection with the Transactions. Following the consummation of the Transactions, OpCo Buyer will own all of the outstanding capital stock of New OpCo.
The address of OpCo Buyer is 6595 S Jones Blvd, Las Vegas, NV 89118 and its telephone number is (702) 891-4284.
Risk Factors (Beginning on page 10)
You should carefully consider the following important risks, together with all of the other information included in this prospectus and the risks related to the Transactions described under the section “Risk Factors” beginning on page 10:
•
The Exchange Ratio is fixed and will not be adjusted in the event of any change in the stock price of either VICI or Golden.

•
There may be unexpected delays in the completion of the Transactions or the Transactions may not be completed at all.

•
Failure to complete the Transactions in a timely manner or at all could adversely affect VICI’s business and operations and negatively affect VICI’s stock price.

•
Golden shareholders will have a substantially smaller ownership and voting interest in VICI upon completion of the Transactions, compared to their respective ownership and voting interest in Golden prior to the Transactions.

•
The Master Transaction Agreement contains provisions that could discourage a potential competing acquirer of Golden from making a favorable proposal, could result in any such competing proposal being at a lower price than it might otherwise be and, in specified circumstances, could require Golden to make a substantial termination payment to VICI.

•
If the Transactions are not consummated by the Outside Date, VICI, Golden or OpCo Buyer may terminate the Master Transaction Agreement.

•
Gaming regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

•
An adverse judgment in any litigation challenging the Transactions may prevent the Transactions from becoming effective or from becoming effective within the expected timeframe.

•
If the PropCo Subsidiary Merger does not qualify as a reorganization, there may be adverse tax consequences.

•
Under the Tax Matters and Indemnity Agreement, the OpCo Buyer TMIA Parties have indemnified the VICI TMIA Parties for certain liabilities. However, there can be no assurance that these indemnities will be sufficient to indemnify the VICI TMIA Parties against the full amount of such liabilities, or that the OpCo Buyer TMIA Parties’ ability to satisfy their indemnification obligation will not be impaired in the future.

•
The market price and trading volume of VICI Common Stock may be volatile.

•
The market price of VICI Common Stock may decline as a result of the Transactions, including the VICI Stock Issuance.

•
After the Closing, Golden shareholders who receive shares of VICI Common Stock in the PropCo Subsidiary Merger will have different rights that may be less favorable than their current rights as Golden shareholders.

•
Following the Transactions, VICI may not continue to pay dividends at or above the rate currently paid by VICI or Golden.

•
There are uncertainties related to VICI’s requirement to distribute, prior to the end of the taxable year that includes the PropCo Subsidiary Merger, any accumulated earnings and profits of Golden to which VICI is the successor as a result of the PropCo Subsidiary Merger.

•
VICI faces other risks.

The Transactions (Beginning on page 20)
As part of the Transactions, VICI will purchase the Subject Properties from Golden, and Golden’s shareholders will receive shares of VICI Common Stock, as described in more detail herein. If the conditions to Closing under the Master Transaction Agreement are satisfied or duly waived: (i) prior to the Closing Date, Golden will consummate the Pre-Closing Restructuring (as defined below) which contemplates, among other things, that (1) Golden will form a new wholly owned Delaware limited liability company (“Royal Holdings”), (2) Golden Holdings, Inc., a Nevada corporation and a wholly owned subsidiary of Golden (“Royal Corp”) will merge with and into Royal Holdings, with Royal Holdings continuing as the surviving entity (the “Holdings Merger”), (3) following the Holdings Merger but prior to the Closing Date, (w) Golden will form PropCo, (x) each Existing Owner will form one or more Owner SPEs, (y) each Existing Owner shall transfer, assign, and convey the applicable Transferred Real Estate Assets owned by it to the Owner SPE(s) owned by it, such that, following such transfer, assignments and conveyances, there are seven Owner SPEs, each owning a single Subject Property and (z) thereafter, each Existing Owner will distribute all of the equity interests of each Owner SPE that it owns up the chain to Golden, and Golden will contribute all such equity interests to PropCo, (4) following the Property Transfers and one Business Day prior to the Closing Date, Golden will form New HoldCo and New HoldCo will form New OpCo, (5) on the Closing Date, but prior to the OpCo Sale, the F Reorganization Merger will occur, and together with the transactions described in this clause (i), (the “Pre-Closing Restructuring”) with the equity holders of Golden receiving equity, on a one-for-one basis, in New HoldCo and New HoldCo owning 100% of the membership interest of New OpCo and being the immediate parent of New OpCo, and at the F Reorganization Effective Time, New HoldCo shall economically assume Golden’s obligation to repay the Target Debt Amount under the Golden Credit Agreement, (ii) immediately following the F Reorganization Effective Time but prior to the OpCo Sale, New HoldCo will change its name to “Royal HoldCo I Inc.” and, following such effective time, references to Golden shall mean New HoldCo, (iii) immediately following the F Reorganization Effective Time, but prior to the OpCo Sale, the PropCo Distribution will occur, (iv) on the Closing Date, immediately following the PropCo Distribution but prior to the Distribution and the Effective Time, the OpCo Sale will occur for a purchase price in cash equal to $2.75 per share multiplied by the aggregate number of shares of Golden Common Stock issued and outstanding immediately prior to the Effective Time and, immediately following the consummation of the OpCo Sale, but prior to the Effective Time, the Distribution will occur. On the Closing Date, immediately following the OpCo Sale and Distribution and at the Effective Time, New HoldCo will merge with and into PropCo Merger Sub, with PropCo Merger Sub continuing as the surviving entity, and each share of common stock, par value $0.01 per share, of New HoldCo issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of fully paid and nonassessable VICI Common Stock equal to the Exchange Ratio, with cash paid in lieu of fractional shares of VICI Common Stock in an amount equal to such fractional part of VICI Common Stock multiplied by the VICI Common Stock VWAP. As a result of the PropCo Subsidiary Merger, the Surviving Company will be a subsidiary of VICI.
VICI’s Reasons for the Transactions (Beginning on page 25)
At its meeting on November 5, 2025, after careful consideration, the VICI Board unanimously determined that the terms of the Transactions are advisable and in the best interests of VICI and its stockholders and authorized, approved and adopted the Master Transaction Agreement and the Transactions.
Golden’s Reasons for the Transactions (Beginning on page 27)
For important information about the reasons that the Golden Independent Committee authorized and approved the entry by Golden into the Master Transaction Agreement and the consummation of the transactions contemplated thereby, and certain other information, please refer to “Recommendations of the

Golden Independent Committee; Golden’s Reasons for the Transactions” in the Golden Proxy Statement, dated         and made available as of the same date as this prospectus.
Directors and Management of VICI (Beginning on page 27)
The directors of VICI are: James R. Abrahamson, Diana F. Cantor, Monica H. Douglas, Elizabeth I. Holland, Craig Macnab, Edward B. Pitoniak and Michael D. Rumbolz. The current executive officers of VICI are: Edward B. Pitoniak, Chief Executive Officer and Director, John W.R. Payne, President and Chief Operating Officer, David A. Kieske, Executive Vice President, Chief Financial Officer and Treasurer, and Samantha S. Gallagher, Executive Vice President, General Counsel and Secretary.
Interests of Golden’s Directors and Executive Officers in the Transactions (Beginning on page 28)
Golden’s directors and executive officers will not serve as directors or officers of VICI in any capacity following the Transactions. The interests of Golden’s directors and executive officers with respect to the Transactions may be in addition to, or may be different from, their interests as Golden shareholders. As of the close of business on March 2, 2026, Golden’s directors and executive officers beneficially owned, in the aggregate, 7,971,352 shares of Golden Common Stock, collectively representing approximately 29.3% of the shares of Golden Common Stock then outstanding. For important information about the interests of Golden’s directors and executive officers with respect to the Transactions, please refer to “Interests of Golden’s Directors and Executive Officers in the Transactions” in the Golden Proxy Statement, dated       and made available as of the same date as this prospectus.
Regulatory Approvals Required for the Transactions (Beginning on page 28)
Under applicable Gaming and Liquor Laws, the transactions contemplated by the Master Transaction Agreement cannot be completed until the Transactions contemplated thereby receive all required approvals under applicable Gaming and Liquor Laws.
Pursuant to the Master Transaction Agreement, the Parties have agreed to use their reasonable best efforts to take all actions that are necessary, proper, or advisable under the Master Transaction Agreement and applicable law, including Gaming and Liquor Laws, to consummate the Transactions as promptly as practicable, including using reasonable best efforts to, among other things, obtain all necessary or advisable approvals from Governmental Entities (including Gaming and Liquor Approvals, applicable federal or state securities Laws and the Gaming and Liquor Laws). In connection with the VICI Stock Issuance, VICI has filed this registration statement on Form S-4 with the SEC under the Securities Act. The completion of the Transactions is conditioned on this registration statement being declared effective by the SEC and the absence of any stop order suspending the effectiveness of the registration statement or proceedings for such purpose initiated or threatened by the SEC and not withdrawn.
The regulatory approvals required for completion of the Transactions are further described under “The Transactions — Regulatory Approvals Required for the Transactions” beginning on page 28 of this prospectus.
Material U.S. Federal Income Tax Consequences of the PropCo Subsidiary Merger to VICI (Beginning on page 60)
VICI and Golden intend for the PropCo Subsidiary Merger to qualify, and it is a condition to the completion of the PropCo Subsidiary Merger that VICI and Golden receive written opinions from their respective counsel, dated as of the Closing Date, to the effect that the PropCo Subsidiary Merger will qualify, as a “reorganization” within the meaning of Section 368(a) of the Code. The U.S. federal income tax consequences of the PropCo Subsidiary Merger to holders of Golden Common Stock can be found in the Golden Proxy Statement under the section titled “Material U.S. Federal Income Tax Consequences of the F Reorganization, Distribution and Merger.”
VICI has elected to be taxed as a REIT for US federal income tax purposes. Provided that VICI qualifies to be taxed as a REIT, generally VICI will be entitled to a deduction for distributions that it pays and therefore will not be subject to U.S. federal corporate income tax on its REIT taxable income (including net capital gain) that is distributed to its stockholders with respect to the relevant taxable year. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a “C corporation.”
Golden, however, is a non-REIT C corporation and is subject to double taxation — once at the corporate level when income is earned and once again at the stockholder level when income is distributed. Assuming that the PropCo Subsidiary Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, VICI will succeed to both U.S. federal income tax attributes of New HoldCo (including Golden’s adjusted tax basis in the Subject Properties and any “earnings and profits” of New HoldCo at the Effective Time of the PropCo Subsidiary Merger), and, by operation of law in the PropCo Subsidiary Merger, U.S. federal income tax liabilities of New HoldCo (representing some, but not all, tax liabilities of Golden and its subsidiaries). If the PropCo Subsidiary Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, VICI will inherit the corporate level tax liability of New HoldCo related to the gain on the resulting deemed sale of the Subject Properties.
VICI will be subject to entity level tax on the built-in gain in the Subject Properties as of the Effective Date of the PropCo Subsidiary Merger if recognized for tax purposes during the five-year period following the PropCo Subsidiary Merger and VICI will be required to distribute all “non-REIT earnings and profits” acquired in the PropCo Subsidiary Merger by the end of VICI’s taxable year in which the PropCo Subsidiary Merger occurs. The Tax Matters and Indemnity Agreement (among other things) requires the OpCo Buyer TMIA Parties to indemnify the VICI TMIA Parties for all U.S. federal income tax liabilities of New HoldCo to which VICI succeeds solely as a result of the PropCo Subsidiary Merger other than gain related solely to the deemed sale of the Subject Properties if the PropCo Subsidiary Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of VICI Common Stock, see the section entitled “Material U.S. Federal Income Tax Considerations Regarding the Ownership and Disposition of VICI Common Stock” beginning on page 62 of this prospectus.
Accounting Treatment of the Transactions (Beginning on page 29)
VICI and Golden prepare their financial statements, respectively, in accordance with GAAP. The PropCo Subsidiary Merger will be accounted for by applying the asset acquisition method of accounting, with VICI treated as the acquiror.
No Appraisal or Dissenters’ Rights (Beginning on page 29)
Neither holders of VICI Common Stock nor holders of Golden Common Stock will be entitled to dissenters’ or appraisal rights with respect to the Transactions.
Listing of VICI Common Stock (Beginning on page 30)
It is a condition to the completion of the Transactions that the VICI Stock Issuance be approved for listing on the NYSE, subject to official notice of issuance.
Delisting and Deregistration of Golden Common Stock (Beginning on page 30)
After the Transactions are completed, it is anticipated that Golden Common Stock will no longer be listed on Nasdaq and will be deregistered under the Exchange Act.
Comparison of Rights of VICI Stockholders and Golden Shareholders (Beginning on page 99)
The rights of Golden shareholders are currently governed by Golden’s Articles of Incorporation, as amended (“Golden’s charter”), Golden’s Ninth Amended and Restated Bylaws (“Golden’s bylaws”) and the Minnesota Business Corporation Act (“MBCA”). Upon consummation of the Transactions, the rights of the former Golden shareholders who receive shares of VICI Common Stock will be governed by the Maryland General Corporation Law (“MGCL”), VICI’s Articles of Amendment and Restatement, as amended (“VICI’s charter”), and VICI’s Amended and Restated Bylaws (“VICI’s bylaws”). These rights may be less favorable to the Golden shareholders than their current rights.

Exclusivity Agreement (Beginning on page 21)
On November 6, 2025, in connection with their entry into the Master Transaction Agreement, VICI, Blake L. Sartini (“OpCo Buyer Owner”) and OpCo Buyer entered into an exclusivity agreement (the “Exclusivity Agreement”), pursuant to which VICI, OpCo Buyer and OpCo Buyer Owner have agreed not to pursue certain prohibited transactions relating to Golden’s business and assets starting on the Effective Time and ending upon the date that is one year after the termination of the Master Transaction Agreement, subject to certain exceptions.
Tax Matters and Indemnity Agreement (Beginning on page 21)
The VICI TMIA Parties, the OpCo Buyer TMIA Parties and Golden entered into the Tax Matters and Indemnity Agreement on November 6, 2025. The Tax Matters and Indemnity Agreement includes an indemnity by the OpCo Buyer TMIA Parties to and for the benefit of the VICI TMIA Parties for (i) tax liabilities of New HoldCo, including any liabilities related to the Holdings Merger, the F Reorganization, the OpCo Sale, and the Distribution, but not the deemed sale of the Subject Properties as a result of the PropCo Subsidiary Merger not qualifying as a “reorganization within the meaning of Section 368(a) of the Code, (ii) historical liabilities under securities laws, (iii) liabilities relating to employee matters or benefit plans, (iv) obligations to indemnify directors, officers and employees, (v) defense and settlement of shareholder litigation relating to the Transactions, (vi) defense and settlement of litigation against Golden or its subsidiaries or affiliates arising out of or pertaining to matters existing or acts or omissions occurring at or prior to the Effective Time and (vii) inaccurate disclosures concerning Golden or OpCo Buyer.
The Tax Matters and Indemnity Agreement also provides for the allocation of cost and responsibility for tax filings and contests, including that the parties thereto will report the Transactions consistent with the agreed-upon intended tax treatment (in which regard OpCo Buyer is obligated to provide certain factual representations), that OpCo Buyer will bear the expense of preparing all tax returns of Golden and its subsidiaries for all periods prior to the PropCo Subsidiary Merger, and that OpCo Buyer will cooperate with VICI on tax matters, including by providing necessary historical books and records and other information. OpCo Buyer has the right to control tax proceedings regarding any indemnified taxes (subject to certain VICI participation and consent rights), and VICI and OpCo Buyer will each bear their own costs incurred in connection with control over or participation in any tax audit or other tax proceeding.
Solicitation of Other Offers (Beginning on page 42)
Except as expressly permitted by the Master Transaction Agreement, from and after the period beginning from and after the date of the Master Transaction Agreement until 11:59 p.m. Pacific time on December 5, 2025 (the “No-Shop Period Start Date”) until the earlier to occur of the termination of the Master Transaction Agreement and the Effective Time, Golden has directed, and has caused each of its subsidiaries and its and their officers and directors to direct, its and their other representatives to cease and cause to be terminated any solicitations, discussions, negotiations or communications with any Third Party that may be ongoing with respect to any Acquisition Proposal.
Except as expressly permitted by the Master Transaction Agreement, from and after the date of the No-Shop Period Start Date until the earlier to occur of the termination of the Master Transaction Agreement and the Effective Time, Golden has agreed that it will not, and it will cause its subsidiaries to and will instruct, authorize or otherwise permit any of its representatives not to, and it will use its reasonable best efforts to cause its and its Subsidiaries’ other representatives, directly or indirectly through any other Person not to, among other things: (1) initiate, solicit or knowingly encourage or knowingly facilitate or assist any Acquisition Proposal or Inquiry; (2) enter into, engage, continue or otherwise participate in any discussions, Inquiry or negotiations with respect thereto; (3) approve, recommend or endorse (or publicly propose or announce any intention or desire to approve, recommend or endorse) an Acquisition Proposal; (4) terminate, waive, amend, release or modify any provision of, grant permission under, or take any other action having a similar effect with respect to, any standstill, confidentiality or similar agreement in which Golden or its Subsidiaries is a party relating to an Acquisition Proposal; or (5) except for an Acceptable Confidentiality Agreement, approve, authorize, execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar contract.

Specific Performance (Beginning on page 58)
Each of the Parties have agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of the Master Transaction Agreement in accordance with their specified terms or otherwise breach such provisions and further agreed that each Party is entitled to an injunction or specific performance in addition to any other remedy to which they are entitled at Law or in equity. Additionally, the Parties waive any requirement for securing or posting any bond in connection with obtaining specific performance or injunctive relief and, in an action for specific performance, the defense of adequacy of a remedy at Law.
Termination of the Master Transaction Agreement (Beginning on page 54)
The Master Transaction Agreement contains customary termination rights, including the right of any Party to terminate if the Effective Time has not occurred by the Initial Outside Date of November 5, 2026; provided that the Initial Outside Date will be automatically extended to February 5, 2027 if, as of the Initial Outside Date, all conditions other than Gaming and Liquor Approvals or Orders related to any Specified Law (as defined below) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date), or validly waived by the Parties.
Termination Fees (Beginning on page 55)
If the Master Transaction Agreement is terminated under specified circumstances, including, among others, (i) a termination by Golden to enter into a definitive agreement providing for a Superior Proposal or (ii) a termination by OpCo Buyer or VICI following a change of recommendation by the Golden Independent Committee or Golden’s entry into an Acquisition Agreement, Golden will be required to pay a termination fee of $37,000,000 in the aggregate and if the Master Transaction Agreement had been terminated for the same reasons prior to the No-Shop Period Start Date, Golden would have been required to pay a fee equal to $16,400,000 in the aggregate, in each case, OpCo Buyer shall be entitled to 25% of such termination fee and VICI shall be entitled to 75% of such termination fee. In addition, under certain other specified circumstances involving an outstanding or publicly disclosed Acquisition Proposal and the consummation of a subsequent transaction within a tail period following termination, Golden may be required to pay the Golden Termination Fee (as defined below). In addition, in certain circumstances, if the Master Transaction Agreement is terminated by VICI as a result of Golden’s breach of a representation, warranty or covenant such that a closing condition is not reasonably capable of being satisfied, Golden shall be required to pay OpCo Buyer and VICI the aggregate amount of all reasonable out-of-pocket fees and expenses actually incurred by OpCo Buyer, VICI and their respective Affiliates in connection with the preparation, negotiation and execution of the Master Transaction Agreement and the related agreements, subject to an aggregate cap payable by Golden of $10,000,000. Further, in certain circumstances, if the Master Transaction Agreement is terminated by VICI or OpCo Buyer as a result of OpCo Buyer’s or VICI’s breach, respectively, of a representation, warranty or covenant such that a closing condition is not reasonably capable of being satisfied, OpCo Buyer or VICI, as applicable, shall be required to pay the other the aggregate amount of all reasonable out-of-pocket fees and expenses actually incurred by VICI or OpCo and its Affiliates, as applicable, in connection with the preparation, negotiation and execution of the Master Transaction Agreement and the related agreements, subject to an aggregate cap payable by OpCo Buyer or VICI, as applicable, of $5,000,000.
Conditions to Closing the Transactions (Beginning on page 47)
The Closing is subject to the mutual conditions set forth in the Master Transaction Agreement, including: (a) receipt of the Golden Shareholder Approval; (b) receipt of all waivers, consents, clearances, approvals and authorizations required under applicable Gaming and Liquor Laws, as specified in the Master Transaction Agreement, which approvals must remain in full force and effect; (c) completion of the Pre-Closing Restructuring in accordance with the Master Transaction Agreement; (d) the absence of any Order (other than certain Orders under a Competition Law) of a Governmental Entity restraining, enjoining or prohibiting consummation of the OpCo Sale or the PropCo Subsidiary Merger, and no Law having been enacted, entered, promulgated or enforced by any Governmental Entity after the date of the Master Transaction Agreement that, in any case, makes illegal the consummation of the OpCo Sale or PropCo Subsidiary Merger; (e) approval for listing on the NYSE, subject to official notice of issuance, of the VICI

Common Stock to be issued in the PropCo Subsidiary Merger; and (f) the registration statement having been declared effective under the Securities Act, no stop order suspending its effectiveness having been issued and no proceedings for that purpose having been initiated or threatened by the SEC and not withdrawn.
In addition, the obligation of New HoldCo to consummate the Transactions is conditioned upon: (i) the accuracy of the representations and warranties of OpCo Buyer, VICI and PropCo Merger Sub, as applicable as of November 6, 2025 and as of the Closing Date, subject to applicable bring-down standards; (ii) performance by OpCo Buyer, VICI and PropCo Merger Sub of covenants in all material respects; (iii) the absence of a Material Adverse Effect (as defined below) with respect to OpCo Buyer, VICI or PropCo Merger Sub that is continuing; (iv) delivery of officer certificates from OpCo Buyer and VICI; and (v) the receipt of a tax opinion regarding the qualification of the PropCo Subsidiary Merger as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
The obligations of VICI and PropCo Merger Sub to consummate the PropCo Subsidiary Merger are conditioned upon: (i) the accuracy of Golden’s and OpCo Buyer’s, as applicable, representations and warranties, subject to applicable bringdown standards; (ii) performance by Golden and OpCo Buyer of covenants in all material respects; (iii) the absence of a Material Adverse Effect with respect to Golden or OpCo Buyer that is continuing; (iv) fee title to each Subject Property being vested in the applicable Owner SPE at Closing, subject only to Permitted Liens, and issuance of the Title Policy in the condition required by the Master Transaction Agreement; (v) receipt of a tax opinion regarding the qualification of the PropCo Subsidiary Merger as a reorganization under Section 368(a) of the Code; (vi) delivery of officer certificates from New HoldCo and OpCo Buyer, (vii) one or more Covered Events (as defined below) shall not have occurred in which, in the case of a casualty, the remaining cost of repair or restoration would reasonably be expected to equal or exceed $174,000,000, in the aggregate, or, in the case of a Condemnation, such condemnation has resulted or would reasonably be expected to result in a permanent loss of more than $174,000,000 in the aggregate of the fair market value of the Subject Properties, (viii) OpCo Buyer having paid in full any Excess Debt Amount in accordance with the Master Transaction Agreement and (ix) Golden’s delivery of an updated study estimating that Golden’s aggregate current and accumulated earnings and profits, after accounting for any reductions resulting from the consummation of the Transactions (through but excluding the PropCo Subsidiary Merger at the Effective Time) and after accounting for any permitted dividends, as of a month end as close as practical to the Closing Date does not exceed $460,000,000.
The obligation of OpCo Buyer to consummate the OpCo Sale is conditioned upon: (i) the accuracy of Golden’s, VICI’s and PropCo Merger Sub’s, as applicable, representations and warranties, subject to applicable bringdown standards; (ii) performance by VICI and PropCo Merger Sub of covenants in all material respects; (iii) the absence of a Material Adverse Effect with respect to Golden or VICI or PropCo Merger Sub that is continuing; (iv) delivery of officer certificates from Golden and VICI; and (v) VICI having paid in full the Target Debt Amount in accordance with the Master Transaction Agreement.
Comparative Per Share Market Prices (Beginning on page 86)
VICI Common Stock is listed for trading on the NYSE under the symbol “VICI.” Golden Common Stock is listed for trading on Nasdaq under the symbol “GDEN.” The following table presents trading information for VICI Common Stock and Golden Common Stock on November 5, 2025, the last trading day before public announcement of the Transactions, and March 3, 2026, the latest practicable trading day before the date of this prospectus.
	VICI Common Stock			Golden Common Stock
Date	High	Low	Close	High	Low	Close
November 5, 2025	$30.48	$30.06	$30.17	$21.35	$19.57	$21.23
March 3, 2026	$30.36	$29.59	$30.20	$29.25	$28.43	$29.16

For illustrative purposes, the following table provides Golden equivalent per share information on each of the specified dates. Golden equivalent per share amounts are calculated by multiplying the per share price of each share of VICI Common Stock by 0.902, the Exchange Ratio.
	VICI Common Stock			Golden Common Stock
Date	High	Low	Close	High	Low	Close
November 5, 2025	$30.48	$30.06	$30.17	$27.49	$27.11	$27.21
March 3, 2026	$30.36	$29.59	$30.20	$27.38	$26.69	$27.24

RISK FACTORS
In addition to the other information included in this prospectus, including the matters addressed in the section entitled “Forward-Looking Statements,” you should carefully consider the following risks. In addition, you should read and consider the risks associated with each of the businesses of VICI and Golden because these risks will also affect VICI following the Transactions. These risks can be found in Item 1A: “Risk Factors” in VICI’s Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent Quarterly Reports on Form 10-Q, each of which is or will be filed with the SEC and incorporated by reference into this prospectus. You should also read and consider the other information in this prospectus and the other documents incorporated by reference into this prospectus. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 118.
Risks Related to the Transactions
The Exchange Ratio is fixed and will not be adjusted in the event of any change in the stock price of either VICI or Golden.
At the Effective Time, each outstanding share of Golden Common Stock (other than treasury stock held by Golden or any wholly-owned subsidiary of Golden, which will automatically be cancelled and cease to exist immediately prior to the Effective Time) will be converted into the right to receive the PropCo Consideration, consisting of 0.902 shares of VICI Common Stock with cash paid in lieu of fractional shares of VICI Common Stock in an amount equal to such fractional part of VICI Common Stock multiplied by the VICI Common Stock VWAP.
The Exchange Ratio of 0.902 shares of VICI Common Stock per share of Golden Common Stock was fixed in the Master Transaction Agreement and, except for certain equitable adjustments on account of changes in the capitalization of VICI or Golden, or the payment of certain stock dividends by VICI or Golden, will not be adjusted for changes in the market prices of VICI Common Stock or Golden Common Stock between signing of the Master Transaction Agreement and the Effective Time. Changes in the market price of shares of VICI Common Stock prior to the PropCo Subsidiary Merger will affect the market value of the PropCo Consideration that Golden shareholders will be entitled to receive on the Closing Date. Stock price changes may result from a variety of factors (many of which are beyond the control of VICI and Golden), including the following:
•
changes in the respective businesses, operations, assets, liabilities and prospects of VICI and Golden;

•
changes in market assessments of the business, operations, financial position and prospects of VICI or Golden, and of the sectors and markets in which VICI and Golden operate;

•
market assessments of the likelihood that the Transactions will be completed;

•
inflation, interest rate changes, volatility, tariffs and trade barriers, general market and economic conditions and other factors generally affecting the market prices of VICI Common Stock and Golden Common Stock;

•
federal, state and local legislation, governmental regulation and legal developments in the business and sectors in which VICI and Golden operate; and

•
other factors, including those described or referred to elsewhere under this heading “Risk Factors.”

The market price of VICI Common Stock at the Closing may vary from its price on the date the Master Transaction Agreement was executed and on the date of this prospectus and may be greater than, less than or the same as the price per share of VICI Common Stock at each of the aforementioned times. As a result, the market value of the PropCo Consideration represented by the Exchange Ratio will also vary. For example, based on the range of closing prices of VICI Common Stock during the period from November 5, 2025, the last trading day before public announcement of the Transactions, through March 3, 2026, the latest practicable date before the date of this prospectus, the Exchange Ratio of 0.902 shares of VICI Common Stock per share of Golden Common Stock represented a market value ranging from a low of $24.86 to a high of $27.63 per share of Golden Common Stock.

Because the Transactions will be completed after the date of the Golden Special Meeting, at the time of the Golden Special Meeting, Golden shareholders will not know the exact market value of the VICI Common Stock that they will receive upon completion of the PropCo Subsidiary Merger. Golden shareholders should consider, among other things:
•
if the price of VICI Common Stock increases between the date the Master Transaction Agreement was signed and the Closing, Golden shareholders will receive shares of VICI Common Stock that have a market value upon completion of the PropCo Subsidiary Merger that is greater than the market value of such shares calculated pursuant to the Exchange Ratio on the date the Master Transaction Agreement was signed; and

•
if the price of VICI Common Stock declines between the date the Master Transaction Agreement was signed and the Closing, Golden shareholders will receive shares of VICI Common Stock that have a market value upon the completion of the PropCo Subsidiary Merger that is less than the market value of such shares calculated pursuant to the Exchange Ratio on the date the Master Transaction Agreement was signed.

Therefore, while the number of shares of VICI Common Stock to be issued per share of Golden Common Stock is fixed, Golden shareholders cannot be sure of the market value of the PropCo Subsidiary Merger that Golden shareholders will receive upon the Closing. The market price of VICI Common Stock is subject to general price fluctuations in the market for publicly traded equity securities and has experienced volatility in the past. You should obtain current market price quotations for VICI’s Common Stock; however, as noted above, the prices at the Effective Time may be greater than, the same as or less than such price quotations.
There may be unexpected delays in the completion of the Transactions or the Transactions may not be completed at all.
The Transactions are currently expected to close in mid-2026, assuming that all of the conditions in the Master Transaction Agreement are either satisfied or validly waived. The Master Transaction Agreement provides that VICI, Golden or OpCo Buyer may terminate the Master Transaction Agreement, subject to certain conditions set forth in the Master Transaction Agreement, if the Transactions have not occurred on or before the Initial Outside Date, which is November 5, 2026; provided that the Initial Outside Date will automatically be extended to February 5, 2027 if, as of the Initial Outside Date, all conditions other than the obtainment of Gaming and Liquor Approvals or the absence of Orders related to any Specified Law have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date), or validly waived by the Parties. Certain events may delay the Closing or result in a termination of the Master Transaction Agreement. Some of these events are outside the control of VICI and Golden. In particular, completion of the Transactions requires the completion of the Pre-Closing Restructuring and the OpCo Sale. If the Pre-Closing Restructuring or the OpCo Sale are not completed, the conditions to close the Transactions will not be satisfied, and VICI, Golden or OpCo Buyer may terminate the Master Transaction Agreement in accordance with its terms.
Additionally, the completion of the Transactions requires the affirmative vote by the Golden shareholders of a majority of the voting power represented by the shares of Golden Common Stock outstanding and entitled to vote thereon, of the approval of the Master Transaction Agreement and the transactions contemplated thereby at the Golden Special Meeting. If the requisite shareholder approval is not obtained at the Golden Special Meeting (including any postponement or adjournment thereof), any of VICI, Golden or OpCo Buyer may terminate the Master Transaction Agreement in accordance with its terms.
In addition, OpCo Buyer intends to finance a portion of the aggregate cash consideration payable in connection with the OpCo Sale with the Debt Financing. To this end, OpCo Buyer entered into the Debt Commitment Letter pursuant to which the Debt Financing Source committed to provide, on the terms and subject to the conditions set forth in the Debt Commitment Letter, at or prior to the Closing, up to $135,000,000 under a senior secured 64-day bridge term loan facility. In the event that the Debt Financing contemplated by the Debt Commitment Letter is not available, there is a risk that other financing may not be available on acceptable terms, in a timely manner or at all. Although OpCo Buyer’s obligation to consummate the Transactions is not conditioned upon the debt financing, if OpCo Buyer is unable to obtain the debt financing, VICI and Golden will not have the right to specifically enforce OpCo Buyer’s obligations under the Master Transaction Agreement to consummate the Transactions and, accordingly, the Transactions may be delayed or not completed at all.
VICI and Golden may incur significant additional costs in connection with any delay in completing the Transactions or the termination of the Master Transaction Agreement, in addition to significant transaction costs, including legal, financial advisory, accounting and other costs VICI and Golden have already incurred. In addition, if the Master Transaction Agreement is terminated under certain circumstances specified in the Master Transaction Agreement, including, among others, (i) a termination by Golden to enter into a definitive agreement providing for a Superior Proposal or (ii) a termination by OpCo Buyer or VICI following a change of recommendation by the Golden Independent Committee or Golden’s entry into an Acquisition Agreement, Golden will be required to pay to VICI and OpCo Buyer a termination fee in an aggregate amount of $37 million, of which VICI would be entitled to 75%. In certain circumstances, including a “Financing Failure” (as defined in the Master Transaction Agreement) and a termination by Golden pursuant to the Master Transaction Agreement, OpCo Buyer will be required to pay Golden a reverse termination fee and to reimburse VICI for its reasonable out-of-pocket fees and expenses, which reimbursement is subject to a cap of $5,000,000. However, there is no guarantee that any such termination fee will be sufficient to compensate VICI for all losses incurred as a result of such termination. There are also circumstances in which OpCo Buyer and VICI shall reimburse each other for such amounts in the event the Master Transaction Agreement is terminated pursuant to certain termination events. None of VICI, Golden or OpCo Buyer can assure you that the conditions to the completion of the Master Transaction Agreement will be satisfied or waived or that any adverse change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the Master Transaction Agreement will not occur.
Failure to complete the Transactions in a timely manner or at all could adversely affect VICI’s business and operations and negatively affect VICI’s stock price.
Under the Master Transaction Agreement, VICI and Golden are subject to certain restrictions on the conduct of their respective businesses prior to completing the Transactions. These restrictions, the waiver of which are subject to the written consent of the other party, and subject to certain exceptions and qualifications, may prevent Golden from pursuing certain strategic transactions, acquiring and disposing of assets, undertaking certain capital expenditure projects, undertaking certain financing transactions and otherwise pursuing other actions that are not in the ordinary course of business, even if such actions could prove beneficial. Additionally, the pendency of the Transactions may cause distractions from VICI’s and Golden’s respective strategies and day-to-day operations for employees and management.
Delays in completing the Transactions or the failure to complete the Transactions at all could adversely affect VICI’s and Golden’s respective businesses and operations, and, in that event, the market price of shares of VICI Common Stock or shares of Golden Common Stock may decline significantly, particularly to the extent that the current market price reflects a market assumption that the Transactions will be completed. If the Transactions are not completed for any reason, VICI will not achieve the expected benefits thereof and Golden shareholders will not receive the PropCo Consideration. In addition, VICI and Golden will be required to pay certain costs relating to the Transactions, whether or not the Transaction is completed.
Golden shareholders will have a substantially smaller ownership and voting interest in VICI upon completion of the Transactions, compared to their respective ownership and voting interest in Golden prior to the Transactions.
Upon completion of the PropCo Subsidiary Merger, each Golden shareholder will become a VICI stockholder with a percentage ownership of VICI that is substantially smaller than the shareholder’s current percentage ownership of Golden. Upon completion of the Transactions, based on the number of shares of Golden Common Stock and shares of VICI Common Stock outstanding on March 2, 2026, the latest practicable date prior to the filing of this prospectus, VICI estimates that continuing VICI stockholders will own approximately 97.71% of the issued and outstanding VICI Common Stock, and former Golden shareholders will own approximately 2.29% of the issued and outstanding VICI Common Stock. Accordingly, the former Golden shareholders will exercise significantly less influence over VICI after the Transactions relative to their influence over Golden prior to the Transactions, and thus will have a less significant impact on the approval or rejection of future VICI proposals submitted to a stockholder vote.
The Master Transaction Agreement contains provisions that could discourage a potential competing acquirer of Golden from making a favorable proposal, could result in any such competing proposal being at a lower price than it might otherwise be and, in specified circumstances, could require Golden to make a substantial termination payment to VICI.
Pursuant to the Master Transaction Agreement, Golden has, subject to certain exceptions, agreed, after the No-Shop Period Start Date, not to (i) initiate, solicit or knowingly encourage or knowingly facilitate or assist any Acquisition Proposal or Inquiry, (ii) enter into, engage, continue or otherwise participate in any discussions, Inquiry or negotiations with respect thereto, (iii) approve, recommend or endorse (or publicly propose or announce any intention or desire to approve, recommend or endorse) an Acquisition Proposal, (iv) terminate, waive, amend, release or modify any provision of, grant permission under, or take any other action having a similar effect with respect to, any standstill, confidentiality or similar agreement in which Golden or its Subsidiaries is a party relating to an Acquisition Proposal, or (v) except for an Acceptable Confidentiality Agreement, approve, authorize, execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar contract. Notwithstanding such “no-shop” restrictions, prior to obtaining the Golden shareholder approval of the Master Transaction Agreement, under certain specified circumstances and in accordance with their respective duties as directors under applicable law, the Golden Board may change the Golden Board recommendations and terminate the Master Transaction Agreement to accept a Superior Proposal upon payment of the respective termination fees described above.
These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Golden from considering or proposing such an acquisition, even if the potential competing acquirer was prepared to pay consideration with a higher per share value than the value proposed to be received or realized in the Transactions, or might result in a potential competing acquirer proposing to pay a lower per share value than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the Master Transaction Agreement.
If the Transactions are not consummated by the Outside Date, VICI, Golden or OpCo Buyer may terminate the Master Transaction Agreement.
VICI, Golden or OpCo Buyer may terminate the Master Transaction Agreement if the Transactions have not been consummated by the Initial Outside Date, which is November 5, 2026 provided that the Initial Outside Date will be automatically extended to February 5, 2027 if, as of the Initial Outside Date, all conditions other than Gaming and Liquor Approvals or Orders related to any Specified Law have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date), or, to the extent permitted by law, validly waived by the Parties. However, this termination right will not be available to a party if that party’s failure to comply with any provision of the Master Transaction Agreement has been the principal cause of, or resulted in, the failure of the Transactions to occur by the Initial Outside Date. See “The Master Transaction Agreement — Termination of the Master Transaction Agreement” beginning on page 54. In the event the Master Transaction Agreement is terminated by any Party due to the failure of the Transactions to close by the Initial Outside Date, VICI and Golden will have incurred significant costs and will have diverted significant management focus and resources from other strategic opportunities without realizing the anticipated benefits of the Transactions.
Gaming regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.
Closing is conditioned on the receipt of certain findings of suitability, actions, or approvals from a number of gaming regulatory authorities, including, among others, the Nevada Gaming Commission, the Nevada Gaming Control Board, the Clark County Liquor and Gaming Board, the City of Las Vegas Business License Department and City Council, and the Nye County Liquor/Licensing Board. Though not currently expected to be required, these actions or approvals may also include findings of suitability for VICI’s officers and members of the VICI Board. These approvals and findings may not be received at all, may not be received in a timely fashion and/or may contain conditions on the consummation of the Transactions. In addition, these regulatory bodies may impose conditions on the granting of such approvals and findings. Such conditions and the process of obtaining such regulatory approvals could have the effect of delaying or impeding consummation of the Transactions or of imposing additional costs or limitations on VICI following the Transactions. In addition, to the extent any officer of VICI was to be found unsuitable, VICI would need to find a replacement, which may take time and could adversely impact VICI’s financial and operational performance, including VICI’s ability to successfully consummate the Transactions. Any such finding of unsuitability by regulatory authorities and resulting resignation or removal of an officer of VICI or a member of the VICI Board could also impact the governance structure of VICI following the Transactions.
An adverse judgment in any litigation challenging the Transactions may prevent the Transactions from becoming effective or from becoming effective within the expected timeframe.
It is possible that VICI stockholders or Golden shareholders may file lawsuits challenging the Transactions, which may be filed against VICI, Golden, OpCo Buyer, PropCo Merger Sub and/or the members of the VICI Board or the Golden Board.
Neither VICI nor Golden can assure you as to the outcome of any lawsuit that may be filed, including the amount of costs associated with defending any claims or any other liabilities that may be incurred in connection with the litigation of any such claims. If any plaintiffs request and are successful in obtaining an injunction prohibiting the Parties from completing the Transactions on the agreed-upon terms, such an injunction may delay the consummation of the Transactions in the expected timeframe, or could indefinitely enjoin the Transactions from being consummated altogether. Whether or not any plaintiff’s claim is successful, this type of litigation may result in significant costs and divert management’s attention and resources, which could adversely affect the operation of VICI’s or Golden’s business.
If the PropCo Subsidiary Merger does not qualify as a reorganization, there may be adverse tax consequences.
The Parties intend that the PropCo Subsidiary Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and it is a condition to the consummation of the PropCo Subsidiary Merger that VICI and Golden receive opinions from Hogan Lovells US LLP and Latham & Watkins LLP, respectively, to the effect that, for U.S. federal income tax purposes, the PropCo Subsidiary Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. These tax opinions represent the legal judgment of counsel rendering the opinion and are not binding on the Internal Revenue Service (the “IRS”) or the courts. If the PropCo Subsidiary Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, VICI will inherit the corporate level tax liability of New HoldCo on the gain related to the resulting deemed sale of the Subject Properties.
Risks Related to VICI Following the Transactions
Under the Tax Matters and Indemnity Agreement, the OpCo Buyer TMIA Parties have indemnified the VICI TMIA Parties for certain liabilities. However, there can be no assurance that these indemnities will be sufficient to indemnify the VICI TMIA Parties against the full amount of such liabilities, or that the OpCo Buyer TMIA Parties’ ability to satisfy their indemnification obligation will not be impaired in the future.
Under the Tax Matters and Indemnity Agreement, the OpCo Buyer TMIA Parties have agreed to indemnify the VICI TMIA Parties for certain liabilities. However, third parties could seek to hold the VICI TMIA Parties responsible for any of the liabilities for which the OpCo Buyer TMIA Parties have indemnified the VICI TMIA Parties, and there can be no assurance that the OpCo Buyer TMIA Parties will be able to fully satisfy their indemnification obligations. Even if VICI ultimately succeeds in recovering from the OpCo Buyer TMIA Parties any amounts for which the VICI TMIA Parties are held liable, VICI may be required to bear these losses temporarily while seeking recovery from the OpCo Buyer TMIA Parties.

Risks Related to an Investment in VICI Following the Transactions
The market price and trading volume of VICI Common Stock may be volatile.
The United States stock markets, including the NYSE, on which VICI Common Stock will continue to be listed under the symbol “VICI” after the Transactions, have experienced significant price and volume fluctuations. As a result, the market price of shares of VICI Common Stock is likely to be similarly volatile, and investors in shares of VICI Common Stock may experience a decrease in the value of their shares, including decreases unrelated to VICI’s financial performance, operations, or prospects. VICI cannot assure you that the market price of VICI Common Stock will not fluctuate or decline significantly in the future.
In addition to the risks listed in this “Risk Factors” section, a number of factors could negatively affect VICI’s share price or result in fluctuations in the price or trading volume of VICI Common Stock, including:
•
variations in VICI’s results of operations;

•
changes in general economic conditions and market developments, including interest rates;

•
adverse developments involving VICI’s tenants or borrowers;

•
market reaction to any additional capital VICI raises in the future;

•
additions or departures of key personnel;

•
equity issuances by VICI, future sales of substantial amounts of VICI Common Stock by stockholders, or the perception that such issuances or sales may occur;

•
strategic actions taken by VICI, VICI’s competitors or VICI’s tenants and borrowers;

•
new laws or regulations;

•
failure to qualify as a REIT for U.S. federal income tax purposes; and

•
general economic and/or market conditions, including factors unrelated to VICI’s performance.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert VICI’s management’s attention and resources, which could have a material adverse effect on VICI’s cash flows, its ability to execute its business strategy and VICI’s ability to make distributions to VICI stockholders.
The market price of VICI Common Stock may decline as a result of the Transactions, including the VICI Stock Issuance.
The market price of VICI Common Stock may decline as a result of the Transactions if VICI does not achieve the perceived benefits of the Transactions to the extent anticipated by financial or industry analysts. Current Golden shareholders and VICI stockholders may not wish to continue to invest in VICI, or for other reasons may wish to dispose of some or all of their shares of VICI Common Stock. If, following the Closing, significant amounts of VICI Common Stock are sold, the price of VICI Common Stock could decline.
In connection with the consummation of the Transactions, based on the number of shares of Golden Common Stock outstanding on March 2, 2026, VICI expects to issue approximately 25 million shares of VICI Common Stock, which will represent approximately 2.34% of the issued and outstanding shares of VICI Common Stock prior to the consummation of the Transactions and approximately 2.29% of the issued and outstanding shares of VICI Common Stock after consummation of the Transactions. VICI expects that some Golden shareholders who receive shares of VICI Common Stock are likely to sell such shares promptly after the consummation of the Transactions. Both the issuance of this amount of new shares and any subsequent sales of these shares may cause the market price of VICI Common Stock to decline.
After the Closing, Golden shareholders who receive shares of VICI Common Stock in the PropCo Subsidiary Merger will have different rights that may be less favorable than their current rights as Golden shareholders.
After the Closing, Golden shareholders who receive shares of VICI Common Stock in the PropCo Subsidiary Merger will have different rights than they currently have as Golden shareholders, which may be less favorable than their current rights. For a detailed discussion of the similarities and material differences between the current rights of Golden shareholders and the rights of VICI stockholders, see “Comparison of Rights of VICI Stockholders and Golden Shareholders” beginning on page 99.
Following the Transactions, VICI may not continue to pay dividends at or above the rate currently paid by VICI or Golden.
Following the Transactions, the stockholders of VICI may not receive dividends at the same rate they received dividends prior to the Transactions in their capacity as Golden shareholders or VICI stockholders for various reasons, including the following:
•
decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of the VICI Board, which reserves the right to change VICI’s current dividend practices at any time and for any reason;

•
VICI may not have enough cash to pay such dividends due to changes in VICI’s cash requirements, capital spending plans, cash flow or financial position;

•
VICI may desire to retain cash to maintain or improve its credit ratings; and

•
the amount of dividends that VICI’s subsidiaries may distribute to VICI may be subject to restrictions imposed by state law and restrictions imposed by the terms of any current or future indebtedness that these subsidiaries may incur.

Stockholders of VICI will have no contractual or other legal right to dividends that have not been declared by the VICI Board.
Risks Related to Taxes Following the PropCo Subsidiary Merger
There are uncertainties related to VICI’s requirement to distribute, prior to the end of the taxable year that includes the PropCo Subsidiary Merger, any accumulated earnings and profits of Golden to which VICI is the successor as a result of the PropCo Subsidiary Merger.
As a result of the PropCo Subsidiary Merger, VICI will succeed to the accumulated earnings and profits of Golden (as determined for U.S. federal income tax purposes) for periods prior to the PropCo Subsidiary Merger. As a REIT, VICI will be required to distribute to its stockholders such accumulated earnings and profits prior to the end of its taxable year that includes the PropCo Subsidiary Merger. Failure to make distributions sufficient to “purge” such accumulated earnings and profits could result in VICI’s disqualification as a REIT. The amount of earnings and profits to be distributed is a complex factual and legal determination. VICI currently believes and intends that it will satisfy the requirements relating to the distribution of Golden’s accumulated earnings and profits to be acquired by VICI in the PropCo Subsidiary Merger. No assurance can be given, however, that the IRS will agree with VICI’s or Golden’s calculation of such accumulated earnings and profits. If the IRS asserts that VICI has failed to make the required distributions and is successful in such assertion, there are procedures generally available to cure such failure, but there can be no assurance that VICI will be able to successfully implement such procedures.
Other Risk Factors
VICI faces other risks.
The foregoing risks are not exhaustive, and you should be aware that, following the Transactions, VICI will face various other risks, including those discussed in reports filed by VICI with the SEC. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 118.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The registration statement on Form S-4, of which this prospectus forms a part, and the documents filed with the SEC by VICI and Golden that are incorporated by reference herein, as well as oral statements made or to be made by VICI and Golden contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act with respect to the Transactions described herein, including statements regarding the anticipated benefits of the Transactions, the anticipated timing of the Transactions and the markets of each company. These forward-looking statements generally are identified by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Some of the factors that may affect outcomes and results include, but are not limited to, those set forth under “Risk Factors” beginning on page 10 as well as the following:
•
risks associated with the ability or failure to complete the Transactions;

•
risks associated with the failure to realize the anticipated benefits of the Transactions, including as a result of delay in completing the Transactions;

•
risks associated with the fixed Exchange Ratio;

•
risks associated with provisions of the Master Transaction Agreement that could discourage a potential competing acquiror of Golden;

•
risks associated with the pendency of the Transactions adversely affecting the business of VICI or Golden;

•
risks associated with the different interests in the Transactions of certain directors and executive officers of Golden;

•
risks associated with the ability of VICI, Golden and OpCo Buyer to terminate the Transactions if the Transactions are not consummated by the Outside Date;

•
risks relating to approval of the Master Transaction Agreement by Golden shareholders;

•
risks relating to an adverse outcome in any litigation or other legal proceedings relating to the Master Transaction Agreement or the Transactions;

•
risks relating to potential adverse reactions by tenants or other business partners or changes to business relationships, including joint ventures, resulting from the announcement or completion of the Transactions;

•
risks relating to the failure of VICI to qualify as a REIT;

•
risks relating to a decline in the market price of VICI Common Stock as a result of the Transactions;

•
risks relating to a difference in rights of stockholders of VICI and shareholders of Golden;

•
risks relating to the volatility of VICI Common Stock; and

•
general economic and market developments and conditions.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of VICI and Golden described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and VICI assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. VICI does not give any assurance that it will achieve its expectations.

THE COMPANIES
VICI Properties Inc.
535 Madison Avenue
New York, New York 10022
(646) 949-4631
VICI is primarily engaged in the business of owning and acquiring gaming, hospitality, wellness, entertainment and leisure destinations, subject to long-term triple-net leases. VICI owns 93 experiential assets across a geographically diverse portfolio consisting of 54 gaming properties and 39 other experiential properties across the United States and Canada, including Caesars Palace Las Vegas, MGM Grand and the Venetian Resort, three of the most iconic entertainment facilities on the Las Vegas Strip. VICI’s gaming and entertainment facilities are leased to leading brands that seek to drive consumer loyalty and value with guests through superior services, experiences, products and continuous innovation. Across approximately 127 million square feet, VICI’s well-maintained properties are currently located across urban, destination and drive-to markets in twenty-six states and Canada, contain approximately 60,300 hotel rooms and feature over 500 restaurants, bars, nightclubs and sportsbooks. As of December 31, 2025, VICI’s properties are 100% leased with a weighted average lease term, including extension options, of approximately 39.6 years.
VICI also has a growing array of real estate and financing partnerships with leading developers and operators in other experiential sectors, including Cabot, Cain, Canyon Ranch, Chelsea Piers, Great Wolf Resorts, Homefield, Kalahari Resorts and Lucky Strike Entertainment. This portfolio includes certain real estate debt investments which were originated for strategic purposes, including (i) the potential to convert its investment into the ownership of the underlying real estate, (ii) the opportunity to develop relationships with owners and operators that may lead to other investments in experiential asset classes that fit within our investment policies and objectives, and (iii) the ability to make investments in experiential asset classes outside of gaming with a goal of increasing our investment activity in these asset classes over time. In addition, VICI owns approximately 33 acres of undeveloped or underdeveloped land on and adjacent to the Las Vegas Strip that is leased to Caesars Entertainment, Inc., which VICI may look to monetize as appropriate. VICI also owns four championship golf courses located near certain of its properties, two of which are in close proximity to the Las Vegas Strip.
VICI’s portfolio is competitively positioned and well-maintained. Pursuant to the terms of VICI’s lease agreements, which require its tenants to invest in its properties, and in line with its tenants’ commitment to build guest loyalty, VICI anticipates its tenants will continue to make strategic value-enhancing investments in its properties over time, helping to maintain their competitive position. VICI’s long-term triple-net leases provide its tenants with complete control over management at its leased properties, including sole responsibility for all operations and related expenses, including property taxes, insurance and maintenance, repair, improvement and other capital expenditures, as well as over the implementation of environmental sustainability and other initiatives.
VICI conducts its operations as a REIT for U.S. federal income tax purposes. VICI generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintains its qualification as a REIT. VICI believes its election of REIT status, combined with the income generation from the lease agreements and loans, will enhance its ability to make distributions to its stockholders, providing investors with current income as well as long-term growth, subject to the macroeconomic environment, other global events and market conditions more broadly. VICI conducts its real property business through its subsidiary, VICI Properties OP LLC, and its golf course business through a taxable REIT subsidiary (a “TRS”), VICI Golf LLC.
VICI Common Stock is listed on the NYSE under the symbol “VICI.”
VICI’s principal executive offices are located at 535 Madison Avenue, New York, New York 10022, and its main telephone number is (646) 949-4631. VICI’s website address is www.viciproperties.com. None of the information on, or accessible through, VICI’s website or any other website identified herein is incorporated in, or constitutes a part of, this prospectus, and the inclusion of VICI’s website address in this prospectus is an inactive textual reference only.

Additional information about VICI is included in documents incorporated by reference into this prospectus. For a list of documents that are incorporated by reference into this prospectus, see “Where You Can Find More Information and Incorporation by Reference” beginning on page 118 of this prospectus.
VICI ROYAL MERGER SUB LLC
535 Madison Avenue
New York, New York 10022
(646) 949-4631
PropCo Merger Sub, a Delaware limited liability company and a wholly-owned subsidiary of VICI, was formed on October 29, 2025 solely for the purposes of engaging in the Transactions. PropCo Merger Sub has not conducted any activities to date, except for activities incidental to its formation and activities undertaken in connection with the Transactions.
Golden Entertainment, Inc.
Golden, a Minnesota corporation, was incorporated in Minnesota in 1998 under the name of GCI Lakes, Inc., which name was subsequently changed to Lakes Gaming, Inc. in August 1998, to Lakes Entertainment, Inc. in June 2002 and to Golden Entertainment, Inc. in July 2015. Golden owns and operates a diversified entertainment platform, consisting of a portfolio of gaming assets that focus on casino and branded tavern operations. Golden’s portfolio includes eight casino properties located in Nevada and 72 branded taverns targeting local patrons located primarily in the greater Las Vegas, Nevada metropolitan area.
Golden’s headquarters are located at 6595 S. Jones Boulevard, Las Vegas, Nevada 89118, and its telephone number at that location is (702) 893-7777. Golden’s website address is https://www.goldenent.com/. The information contained on Golden’s website is not incorporated by reference into this prospectus.
Argento, LLC
OpCo Buyer was formed on October 21, 2025 as a Nevada limited liability company, solely for the purpose of engaging in the transactions contemplated by the Master Transaction Agreement. OpCo Buyer is controlled by Mr. Sartini. OpCo Buyer has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Master Transaction Agreement and the arranging of financing in connection with the Transactions. Following the consummation of the Transactions, OpCo Buyer will own all of the outstanding capital stock of New OpCo.
The address of OpCo Buyer is 6595 S Jones Blvd, Las Vegas, NV 89118 and its telephone number is (702) 891-4284.

THE TRANSACTIONS
The following is a summary of the material terms of the Transactions. This summary does not purport to be complete and may not contain all of the information about the Transactions that is important to you. The summary of the material terms of the Transactions below and elsewhere in this prospectus is qualified in its entirety by reference to the Master Transaction Agreement, a copy of which is incorporated by reference into this prospectus in its entirety. You are urged to read this prospectus, including the Master Transaction Agreement, carefully and in its entirety for a more complete understanding of the Transactions.
Transaction Overview
VICI is acquiring the seven Subject Properties from Golden and entering into the Royal Master Lease with respect to such Subject Properties with Royal Tenant as part of the Transactions, as further described herein. This prospectus relates to the issuance of VICI Common Stock to be issued to holders of Golden Common Stock as consideration for the purchase of the seven Subject Properties. Set forth below is a more detailed description of these Transactions.
Golden’s Restructuring
If the Transactions are approved by Golden’s shareholders and all other conditions to Closing under the Master Transaction Agreement are satisfied or duly waived: (i) prior to the Closing Date, Golden will consummate the Pre-Closing Restructuring which contemplates, among other things, that (1) Golden will form Royal Holdings, (2) Royal Corp will merge with and into Royal Holdings, with Royal Holdings continuing as the surviving entity, (3) following the Holdings Merger but prior to the Closing Date, (w) Golden will form PropCo, (x) each Existing Owner will form one or more Owner SPEs, (y) each Existing Owner shall transfer, assign, and convey the applicable Transferred Real Estate Assets owned by it to the Owner SPE(s) owned by it, such that, following such transfer, assignments and conveyances, there are seven Owner SPEs, each owning a single Subject Property and (z) thereafter, each Existing Owner will distribute all of the equity interests of each Owner SPE that it owns up the chain to Golden, and Golden will contribute all such equity interests to PropCo, (4) following the Property Transfers and one Business Day prior to the Closing Date, Golden will form New HoldCo and New HoldCo will form New OpCo, (5) on the Closing Date, but prior to the OpCo Sale, the F Reorganization Merger will occur with the equity holders of Golden receiving equity, on a one-for-one basis, in New HoldCo and New HoldCo owning 100% of the membership interest of New OpCo and being the immediate parent of New OpCo, and at the F Reorganization Effective Time, New HoldCo shall economically assume Golden’s obligation to repay the Target Debt Amount under the Golden Credit Agreement, (ii) immediately following the F Reorganization Effective Time but prior to the OpCo Sale, New HoldCo will change its name to “Royal HoldCo I Inc.” and, following such effective time, references to Golden shall mean New HoldCo, (iii) immediately following the F Reorganization Effective Time, but prior to the OpCo Sale, the PropCo Distribution will occur, (iv) on the Closing Date, immediately following the PropCo Distribution but prior to the Distribution and the Effective Time, the OpCo Sale will occur for a purchase price in cash equal to $2.75 per share multiplied by the aggregate number of shares of Golden Common Stock issued and outstanding immediately prior to the Effective Time and, immediately following the consummation of the OpCo Sale, but prior to the Effective Time, the Distribution will occur.
The PropCo Subsidiary Merger
On the Closing Date, immediately following the OpCo Sale and Distribution and at the Effective Time, New HoldCo will merge with and into PropCo Merger Sub, with PropCo Merger Sub continuing as the surviving entity, and each share of common stock, par value $0.01 per share, of New HoldCo issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of fully paid and nonassessable shares of VICI Common Stock equal to the Exchange Ratio with cash paid in lieu of fractional shares of VICI Common Stock in an amount equal to such fractional part of VICI Common Stock multiplied by the VICI Common Stock VWAP. As a result of the PropCo Subsidiary Merger, the Surviving Company will be a subsidiary of VICI.

Royal Master Lease
Simultaneous with Closing, VICI will enter into a triple-net master lease with Royal Tenant (the “Royal Master Lease”) with respect to The STRAT Hotel, Casino & Tower on the North Las Vegas Strip, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, each in Las Vegas, Nevada, Aquarius Casino Resort and Edgewater Casino Resort, each in Laughlin, Nevada, and Pahrump Nugget Hotel & Casino and Lakeside RV Park & Casino, each in Pahrump, Nevada. The Royal Master Lease will have an initial term of 30 years, with four 5-year tenant renewal options and will have an initial total annual base rent of $87.0 million. Rent under the Royal Master Lease will escalate at a rate of 2.0% per annum, beginning on the first day of the third year of the lease. As with VICI’s other leases with its tenants, the Royal Master Lease provides Royal Tenant with complete control over management at the Subject Properties, including sole responsibility for all operations and related expenses, including property taxes, insurance and maintenance, repair, improvement and other capital expenditures, as well as over the implementation of environmental sustainability and other initiatives. The Royal Master Lease requires Royal Tenant to spend 1% of average annual total revenue on physical improvements of the leased properties. All obligations of Royal Tenant under the Royal Master Lease will be guaranteed by Royal Guarantor, which is the ultimate parent company of Royal Tenant and will own the gaming and operating assets formerly owned by Golden.
Exclusivity Agreement
On November 6, 2025, in connection with their entry into the Master Transaction Agreement, VICI, OpCo Buyer Owner and OpCo Buyer entered into the Exclusivity Agreement, pursuant to which VICI, OpCo Buyer and OpCo Buyer Owner have agreed not to, directly or indirectly, (A) solicit, initiate, propose or take any action to knowingly encourage any inquiries or the submission of any proposal or offer that constitutes, or could reasonably be expect to lead to, a Prohibited Transaction (as defined below), (B) enter into, continue or with respect to OpCo Buyer and Mr. Sartini, otherwise participate in any discussions or negotiations regarding, or otherwise cooperate with Golden with respect to, a Prohibited Transaction, (C) enter into any letter of intent, contract, commitment or agreement in principle with respect to a Prohibited Transaction or (D) resolve, propose or agree to do any of the foregoing, for a period commencing on the Effective Time and ending (Y) on the date that is one year after the termination of the Master Transaction Agreement or (Z) if earlier, (i) with respect to VICI, the termination of the Master Transaction Agreement by VICI due to breach of the Master Transaction Agreement by Golden or OpCo Buyer and such breach is not capable of cure prior to the applicable Outside Date or such breach has not been cured within 30 days of the date of delivery of written notice of such breach to Golden or OpCo Buyer, as applicable, (ii) with respect to OpCo Buyer Owner and OpCo Buyer, the termination of the Master Transaction Agreement by OpCo Buyer due to breach of the Master Transaction Agreement by Golden, VICI or PropCo Merger Sub and such breach is not capable of cure prior to the applicable Outside Date or such breach has not been cured within 30 days of the date of delivery of written notice of such breach to Golden, VICI or PropCo Merger Sub, as applicable, or (iii) with respect to Golden, the termination of the Master Transaction Agreement by Golden due to breach of the Master Transaction Agreement by OpCo Buyer, VICI or PropCo Merger Sub and such breach is not capable of cure prior to the applicable Outside Date or such breach has not been cured within 30 days of the date of delivery of written notice of such breach to OpCo Buyer, VICI or PropCo Merger Sub, as applicable. Under the Exclusivity Agreement, a “Prohibited Transaction” means any transaction involving Golden, the OpCo Business (as defined in the Exclusivity Agreement) or the Subject Properties (including, without limitation, any merger, consolidation or other business combination, any direct or indirect sale, lease or other disposition of Golden or any of its Subsidiaries, the OpCo Business or the Subject Properties, or the issuance of equity interests representing 25% or more of the voting power of Golden, or any combination of the foregoing) that does not result in both VICI owning the Subject Properties and OpCo Buyer owning the OpCo Business.
Tax Matters and Indemnity Agreement
The VICI TMIA Parties, the OpCo Buyer TMIA Parties and Golden entered into the Tax Matters and Indemnity Agreement on November 6, 2025. The Tax Matters and Indemnity Agreement includes an indemnity by the OpCo Buyer TMIA Parties to and for the benefit of the VICI TMIA Parties for tax liabilities of New HoldCo, including (i) tax liabilities of OpCo Buyer and its direct or indirect owners with respect to the Transactions, (ii) tax liabilities of Golden, New HoldCo, and their subsidiaries for periods prior to the PropCo Subsidiary Merger, (iii) taxes of OpCo Buyer and its subsidiaries (including subsidiaries of New HoldCo acquired by OpCo in the OpCo Sale) for any period, and (iv) any taxes resulting from the Transactions, other than (x) tax on gain resulting from the failure of the PropCo Subsidiary Merger to qualify as a “reorganization” under Section 368(a) of the Code and (y) the VICI TMIA Parties’ 50% share of any transfer taxes.
The Tax Matters and Indemnity Agreement also provides that the parties thereto will use commercially reasonable efforts to report the Transactions consistent with the agreed-upon intended tax treatment, in which regard the OpCo Buyer TMIA Parties are required to provide reasonable factual representations to VICI and its tax return preparers, if and when requested by VICI, to substantiate the intended tax treatment.
Additionally, the Tax Matters and Indemnity Agreement provides that the OpCo Buyer TMIA Parties bear the expense of preparing tax returns of the consolidated group that includes Golden (prior to the F Reorganization) and New HoldCo (as of and following the F Reorganization) and their subsidiaries (other than the PropCo Acquired Companies) for periods prior to the PropCo Subsidiary Merger, and will cooperate with the VICI TMIA Parties on tax matters, including by providing access to historical books and records and other information required by the VICI TMIA Parties related to their tax reporting obligations as the successor to New HoldCo, including related to the Transactions.
With respect to tax proceedings, the Tax Matters and Indemnity Agreement provides that the VICI TMIA Parties and the OpCo Buyer TMIA Parties each bear their own costs incurred in connection with control over or participation in any tax audit or other tax proceeding. The OpCo Buyer TMIA Parties have the right to control tax proceedings regarding any taxes for which they indemnify the VICI TMIA Parties (subject to certain VICI participation and consent rights).
The Tax Matters and Indemnity Agreement also provides that OpCo Buyer will indemnify VICI, its affiliates and their respective directors, equityholders, officers, managers, employees, successors and permitted assigns from and against all damages arising out of, resulting from or related to: (i) historical liabilities of Golden and its subsidiaries under securities laws arising out of or pertaining to facts, circumstances, acts or omissions occurring at or prior to the Effective Time, (ii) liabilities relating to (A) employee matters in respect of Golden and its subsidiaries at or prior to the Effective Time or in respect of OpCo Buyer following the Effective Time, and (B) any benefit plans of Golden and its subsidiaries at, prior to or after the Closing, (iii) obligations of Golden and its subsidiaries to indemnify directors, officers and employees with respect to matters existing or acts or omissions occurring at or prior to the Closing, (iv) defense and settlement of any shareholder litigation relating to the Transactions, (v) defense and settlement of litigation against Golden or its subsidiaries or affiliates arising out of or pertaining to matters existing or acts or omissions occurring at or prior to the Effective Time and (vi) inaccurate disclosures concerning Golden or OpCo Buyer.
Background of the Transactions
The following chronology summarizes background information regarding the Transactions leading up to the signing of the Master Transaction Agreement. This chronology only catalogs certain events that VICI or its advisers participated in and does not purport to detail every contact or communication involving VICI, the VICI Board, VICI’s management or any other parties, including their respective representatives.
The VICI Board, in consultation with members of VICI’s management team, periodically and in the ordinary course of business reviews and assesses VICI’s performance, business, strategic direction, competitive position and prospects in light of the current business and economic environment and in consideration of its long-term business strategy to enhance value for its stockholders. These reviews have included, among other things, consideration, from time to time, of potential property acquisitions and sale-leaseback transactions.
On January 29, 2025, representatives of VICI met with representatives of Golden regarding potential transaction opportunities with respect to Golden’s real estate assets.
In April, May and June 2025, VICI and Golden had several discussions involving a potential sale-leaseback of Golden’s real estate assets, including discussions with respect to potential economic terms of such a transaction, including the economic terms that Golden would need to enter into a transaction with

VICI. On April 16, 2025, VICI delivered a preliminary indication of potential sale-leaseback terms based on a cap rate of between 7.75% and 8.25% with initial annual rent of $85,000,000, reflecting gross value of the Subject Properties between $1,030,300,000 and $1,096,800,000, as well as additional information regarding possible alternative structures to a cash sale of the real estate assets that could potentially defer tax liabilities associated with a traditional sale-leaseback transaction.
In late June 2025, management of Golden provided VICI with information regarding a potential transaction structure without economic terms. At such time, management of Golden reiterated to management of VICI the importance of pursuing a tax-free spinoff structure that deferred tax liabilities. Management of VICI indicated that VICI was not able to transact on the structure proposed by Golden, but it remained interested in a sale-leaseback transaction for the real estate assets of Golden and in exploring alternate potential structures that would accomplish both parties’ objectives in a mutually beneficial manner.
Following those discussions, VICI engaged with its legal and tax advisors to evaluate various structuring and tax considerations and developed a proposed alternative structure that it believed accomplished the objectives of both parties. Based on this engagement, in late July 2025, management of VICI provided management of Golden and representatives of Latham and Watkins LLP (“Latham”), outside counsel for Golden, with a potential alternative transaction structure without economic terms, subject to ongoing structuring and tax diligence to the extent necessary, and the parties held a teleconference to discuss such potential transaction structure.
Following such July teleconference, management of Golden indicated to management of VICI their interest in further exploring the alternative potential structure proposed by VICI and reiterated that management of Golden would only transact on their desired economic terms.
In August 2025, VICI provided Golden with a due diligence request list, and, beginning later that month, after entering into a mutual confidentiality agreement, a representative of Golden granted VICI and certain of its representatives access to a confidential virtual data room with responsive due diligence materials.
On August 21, 2025, VICI delivered a non-binding indication of interest (“IOI”) offering to acquire all of the land, improvements and real estate assets of the Subject Properties from Golden and/or its subsidiaries. The offer provided that VICI would assume the $392,000,000 principal balance of Golden’s Term Loan B-1 and any amounts outstanding on the Golden revolving credit facility and the remaining value would be payable in the form of VICI Common Stock. During the remainder of August and early September, management of VICI had calls with management of Golden regarding the terms of VICI’s non-binding IOI, and management of Golden continued to reiterate that they would only transact on their desired economic terms.
After these discussions and further negotiations, on September 5, 2025, VICI delivered an updated non-binding IOI offering to acquire the Subject Properties from Golden and/or its subsidiaries based on a cap rate of 7.5% and initial annual rent of $87,000,000, representing a gross value for the Subject Properties of $1,139,300,000. The offer provided that VICI would assume the $392,000,000 principal balance of Golden’s Term Loan B-1 and any amounts outstanding on the Golden revolving credit facility, and that the remaining value would be payable in the form of VICI Common Stock.
Following September 5, 2025 and throughout the rest of September 2025, management of VICI and representatives of Santander Securities (“Santander”), financial advisor to Mr. Sartini, Chairman and Chief Executive Officer of Golden, had various communications regarding the transaction process, due diligence matters and lease and other deal terms.
On September 30, 2025, the VICI Board held a meeting, at which the potential transaction, including, among other things, the proposed structure and potential terms, was reviewed and discussed with the VICI Board. The Subject Properties were described, as were a high-level overview of lease terms, purchase price, stock consideration, legal and tax structuring matters and other considerations with the potential transaction.

On October 3, 2025, management of VICI met with Mr. Protell and representatives of Macquarie Capital USA Inc. (“Macquarie”), financial advisor to the Golden Independent Committee, to discuss certain long-range financial projections prepared by Golden, and certain financial due diligence questions from VICI.
On October 12, 2025, representatives of Latham, Hogan Lovells US LLP (“Hogan”), Herbert Smith Freehills Kramer LLP (“HSFK”), together with Hogan, outside counsel for VICI, and Greenberg Traurig, LLP (“GT”), outside counsel for Mr. Sartini, met via videoconference to discuss, among other things, considerations related to process and documenting a transaction in connection with a strategic transaction involving Golden, Mr. Sartini and VICI.
On October 17, 2025, representatives of Latham delivered an initial draft of the Master Transaction Agreement to Hogan, HSFK and GT. On the same day, representatives of HSFK delivered an initial draft of the Royal Master Lease agreement to GT.
On October 22, 2025, following an earlier discussion between representatives of Latham and representatives of Hogan and HSFK to discuss key issues identified by VICI in the draft Master Transaction Agreement, representatives of Hogan and HSFK delivered to representatives of Latham and GT comments to the Master Transaction Agreement.
On October 26, 2025, representatives of GT delivered to representatives of Latham, Hogan and HSFK their comments to the Master Transaction Agreement.
On October 28, 2025, representatives of Latham, Hogan, HSFK and GT participated in a videoconference to discuss, among other things, process and timing with respect to the ancillary transaction documents, including the Tax Matters and Indemnity Agreement and Voting Agreement, and open items in the Master Transaction Agreement.
On October 29, 2025, the VICI Board held a meeting at which the then-current terms of the deal were presented and certain materials previously provided to the VICI Board were reviewed. The VICI Board reviewed and discussed (i) the key deal terms of the sale-leaseback, including the purchase price, annual rent, term, and rent escalation, (ii) the structure of the potential transactions, including the F Reorganization and PropCo Subsidiary Merger, (iii) the key terms of the Master Transaction Agreement, including the representations and warranties, interim operating covenants, “go-shop”/“no-shop” provisions, closing conditions and termination rights and fees, (iv) other key transaction documents, including the Voting Agreement, Exclusivity Agreement, and Tax Matters and Indemnity Agreement, (v) a summary of Golden’s business and historical performance, (vi) a financial analysis of the potential transactions, (vii) funding strategies, (viii) an update regarding the status of management’s due diligence, including third-party reports, and (ix) the timeline for the potential transactions.
On the same day, representatives of Latham delivered to representatives of Hogan, HSFK and GT a revised draft of the Master Transaction Agreement reflecting feedback from the Golden Independent Committee on the terms set forth in the draft Master Transaction Agreement.
On the same day, representatives of Latham delivered to representatives of Hogan, HSFK and GT initial drafts of the limited guarantee from Mr. Sartini with respect to certain obligations of OpCo Buyer under the Master Transaction Agreement and Golden’s confidential disclosure schedules to the Master Transaction Agreement prepared by Golden and its outside legal advisors.
On October 30, 2025, representatives of Hogan delivered to representatives of Latham and GT initial drafts of the Voting Agreement and Tax Matters and Indemnity Agreement, pursuant to which OpCo Buyer would be obligated to cooperate with VICI with respect to certain tax matters and agree to indemnify VICI for certain matters. On the same day, representatives of Hogan delivered to representatives of GT an initial draft of the Exclusivity Agreement.
Beginning on October 31, 2025 through November 5, 2025, management of Golden, management of VICI, Mr. Sartini and their respective advisors met multiple times via videoconference to discuss the transaction documentation and outstanding points. During this same period, Golden’s, VICI’s, and Mr. Sartini’s legal advisors exchanged multiple drafts of the Master Transaction Agreement, limited guarantee, Tax Matters and Indemnity Agreement, Royal Master Lease, debt commitment letter, disclosure schedules, Voting Agreement and other transaction documents and worked to resolve the outstanding transaction points among the parties.
Beginning on November 3, 2025 through November 5, 2025, management of VICI, representatives of Macquarie and representatives of Santander met multiple times via videoconference to discuss and align on sources and uses, the fully diluted capitalization of Golden and various purchase price calculations, resulting in an exchange ratio of 0.902 shares of VICI Common Stock per share of Golden Common Stock based on the VICI Common Stock VWAP as of the close of trading on November 5, 2025.
On November 5, 2025, the VICI Board held a meeting by videoconference with members of VICI’s management team and representatives of Hogan in attendance. Representatives of Hogan reviewed the VICI Board’s fiduciary duties under Maryland law. VICI’s management team provided an update on the status of the transaction, including the key economic terms and investment rationale for the transaction, as well as an overview on tax structuring and related matters. VICI’s management also provided an update on the most recent drafts of the Master Transaction Agreement (including certain representations and warranties, interim operating covenants, “go-shop”/“no-shop” provisions, closing conditions and termination rights and fees), the Royal Master Lease and other related transaction documents, including, among other things, any material changes to such documents from the last meeting held to discuss such documents and a description of the proposed resolution of certain outstanding items reviewed and discussed among the VICI Board at the October 29, 2025 meeting (including with respect to the substantial completion of pre-signing due diligence and the establishment of the stock consideration exchange ratio). Management of VICI also reviewed with the Board matters related to Golden’s required shareholder approval, plans with respect to the Subject Properties, considerations related to the use of stock consideration, the expected closing timing and the communications strategy of VICI and Golden related to the announcement of the entry into the Master Transaction Agreement. The VICI Board, with the advice and assistance of its outside legal counsel and VICI’s management, evaluated and discussed the terms of the Transaction Documents and the transactions contemplated thereby and, taking into consideration a variety of factors, unanimously determined that the terms of the PropCo Subsidiary Merger and the other Transactions to which VICI is a party are advisable and in the best interests of VICI and its stockholders and authorized, approved and adopted the Master Transaction Agreement, the PropCo Subsidiary Merger and the other Transactions to which VICI is a party.
Prior to the opening of trading in Golden Common Stock on Nasdaq on November 6, 2025, Golden, OpCo Buyer, VICI and PropCo Merger Sub executed and delivered the Master Transaction Agreement, effective November 6, 2025. On the same day, VICI issued a press release announcing its entry into an agreement to acquire the Subject Properties in a sale-leaseback transaction and posted on its website a presentation regarding the principal terms and merits of the Transactions. Concurrent with VICI’s announcement, Golden also issued a press release announcing the potential transaction and the execution of the Master Transaction Agreement.
VICI’s Reasons for the Transactions
At its meeting on November 5, 2025, after careful consideration, the VICI Board unanimously (i) determined that the PropCo Subsidiary Merger and the other Transactions contemplated by the Master Transaction Agreement are advisable and in the best interest of VICI and its stockholders, (ii) authorized the transactions contemplated by the Master Transaction Agreement (including the PropCo Subsidiary Merger), and (iii) authorized the Master Transaction Agreement.
In reaching its determination, the VICI Board consulted with VICI’s senior management and outside legal advisors and carefully considered numerous factors that the VICI Board viewed as supporting its decision, including the following material factors:
•
the belief that the Transactions will diversify (i) VICI’s real estate ownership in Nevada by adding exposure to the attractive market of Las Vegas residents (“Las Vegas Locals”), which has been characterized by consistent and stable growth, and the Laughlin and Pahrump gaming markets, which have historically been characterized by long-standing track records of stability, and benefit from customers from nearby states looking for a value experience as compared to visiting the Las Vegas

Strip and (ii) VICI’s presence on the Las Vegas Strip with The STRAT, a notable Las Vegas Strip landmark that has received significant investment and which VICI believes is well positioned to capture growth from new activity on the north end of the Las Vegas Strip;
•
the expectation that, following the Transactions, VICI’s real estate portfolio will be more diversified by tenant base, by adding a high-quality global operator and 15th tenant that will marginally decrease VICI’s top tenant concentration;

•
the belief that (i) the Subject Properties are being purchased for an attractive capitalization rate with strong initial rent coverage and potential for additional value appreciation, (ii) the Transactions are expected to be immediately accretive to AFFO per share and (iii) VICI does not expect to require additional financing, including capital markets activity, to complete the Transactions;

•
the VICI Board’s positive long-term views on economic and industry trends related to gaming and other experiential real estate, as well as the belief that the OpCo Buyer’s management team has the ability to continue to run the business successfully;

•
the fact that, following the Transactions, VICI will have entered into a new 50-year Royal Master Lease, inclusive of tenant renewal options, with an anticipated initial total annual rent of $87.0 million with a fixed 2% annual escalator starting in the third lease year;

•
the fact that the rent payments under the Royal Master Lease will be supported by a corporate guarantee from Royal Guarantor, which, following the OpCo Sale, will own the largest portfolio of taverns in Nevada in addition to the operations related to the Subject Properties; and

•
the Master Transaction Agreement’s provisions requiring Golden to pay VICI a termination fee of $37,000,000 or if the Master Transaction Agreement had been terminated prior to the No-Shop Period Start Date, a fee of $16,400,000, of which VICI would be entitled to 75%, if the Master Transaction Agreement is terminated under certain circumstances, as further described in “The Master Transaction Agreement — Termination Fees” beginning on page 55.

The VICI Board also considered a number of risks and other potentially negative factors identified in its deliberations on the Transactions, including the following:
•
the risk that the Golden shareholders may fail to approve the Master Transaction Agreement;

•
the risks that the Transactions may not be completed, or that completion may be unduly delayed, including for reasons beyond the control of VICI (including the failure of the Golden shareholders to approve the Master Transaction Agreement or the failure of Golden or the OpCo Buyer to complete the Transactions);

•
the Master Transaction Agreement’s provisions permitting Golden to terminate the Master Transaction Agreement in order to enter into a Superior Proposal (subject to compliance with the provisions of the Master Transaction Agreement, including payment of a termination fee), as further described in “The Master Transaction Agreement — Solicitation of Other Offers” beginning on page 42;

•
the risk that the agreed termination fee payable by Golden to VICI and OpCo Buyer of $37,000,000 or if the Master Transaction Agreement had been terminated prior to the No-Shop Period Start Date, a fee of $16,400,000, of which VICI would be entitled to 75%, if the Master Transaction Agreement is terminated under certain circumstances may not be sufficient to fully compensate VICI for its losses in such circumstances;

•
the risk that failure to complete the Transactions could negatively affect the price of VICI Common Stock and future business and financial results of VICI;

•
risks related to the structure of the Transactions as compared to a real estate acquisition, including that as a result of the PropCo Subsidiary Merger, VICI will inherit tax liabilities related to Golden (subject to indemnification from OpCo Buyer pursuant to the terms of the Master Transaction Agreement);

•
risks related to the Subject Properties, including that (i) some of the Subject Properties may serve guests who tend to be more price sensitive and focused on value than guests at other of VICI’s Las

Vegas Strip assets, (ii) certain of the older Subject Properties may require ongoing or increased capital expenditures to remain competitive over the long term, and (iii) the Subject Properties located in certain areas of Las Vegas outside of the Las Vegas Strip, such as Pahrump and Laughlin, while offering stability over the long-term, may not offer the same opportunity for growth as assets in other faster growing markets;
•
risks related to Royal Tenant and Royal Guarantor as guarantor, including that:

•
as a smaller operating company to be controlled by OpCo Buyer Owner, it may not maintain the same level of access to financing opportunities, such as through the public capital markets;

•
as an operating company to be controlled by OpCo Buyer Owner, it may be subject to risks relating to key person dependency with respect to OpCo Buyer Owner or other members of management;

•
it may not be successful in growing profitability of the Subject Properties to keep pace with contractual rent escalation; and

•
the value of the Royal Tenant will compromise a significant portion of the total value of Royal Guarantor, as guarantor; accordingly, Royal Guarantor, as guarantor, may not be able to cover certain obligations to the extent such obligations are in excess of its net worth; and

•
other matters described under the caption “Risk Factors.”

The VICI Board concluded that the potentially negative factors associated with the Transactions were outweighed by the potential benefits that it expected the VICI stockholders would achieve as a result of the Transactions. The foregoing discussion of the factors considered by the VICI Board is not intended to be exhaustive, but, rather, includes certain material factors considered by the VICI Board. In reaching its decision to approve the Master Transaction Agreement and the Transactions, the VICI Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The VICI Board considered all these factors as a whole, including discussions with, and questioning of, VICI’s management and VICI’s legal advisors, and overall considered the factors to be favorable to, and supportive of, its determination.
This explanation of VICI’s Board reasons for the Transactions and other information presented in this section are forward-looking in nature and should be read in light of the sections herein entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
For the reasons set forth above, the VICI Board determined that the Transactions are advisable and in the best interests of VICI and its stockholders, authorized the transactions contemplated by the Master Transaction Agreement (including the PropCo Subsidiary Merger) and authorized the Master Transaction Agreement.
Golden’s Reasons for the Transactions
For important information about the reasons that the Golden Independent Committee authorized and approved the entry by Golden into the Master Transaction Agreement and the consummation of the transactions contemplated thereby, and certain other information, please refer to “Recommendations of the Independent Committee; Golden’s Reasons for the Transactions” in the Golden Proxy Statement, dated      and made available as of the same date as this prospectus.
Directors and Management of VICI
The directors of VICI are: James R. Abrahamson, Diana F. Cantor, Monica H. Douglas, Elizabeth I. Holland, Craig Macnab, Edward B. Pitoniak and Michael D. Rumbolz. The current executive officers of VICI are: Edward B. Pitoniak, Chief Executive Officer and Director, John W.R. Payne, President and Chief Operating Officer, David A. Kieske, Executive Vice President, Chief Financial Officer and Treasurer, and Samantha S. Gallagher, Executive Vice President, General Counsel and Secretary.
Information about the current VICI directors and executive officers can be found in the documents listed in “Where You Can Find More Information and Incorporation by Reference” beginning on page 118 of this prospectus.

Interests of Golden’s Directors and Executive Officers in the Transactions
Golden’s directors and executive officers will not serve as directors or officers of VICI in any capacity following the Transactions. The interests of Golden’s directors and executive officers with respect to the Transactions may be in addition to, or may be different from, their interests as Golden shareholders. As of the close of business on March 2, 2026, Golden’s directors and executive officers beneficially owned, in the aggregate, 7,971,352 shares of Golden Common Stock, collectively representing approximately 29.3% of the shares of Golden Common Stock then outstanding. For important information about the interests of Golden’s directors and executive officers with respect to the Transactions, please refer to “Interests of Golden’s Directors and Executive Officers to Vote in Favor of the Transactions” in the Golden Proxy Statement, dated       and made available as of the same date as this prospectus.
Regulatory Approvals Required for the Transactions
Under applicable Gaming and Liquor Laws, the transactions contemplated by the Master Transaction Agreement cannot be completed until the Transactions contemplated thereby receive all required approvals under applicable Gaming and Liquor Laws.
Pursuant to the Master Transaction Agreement, subject to certain exceptions, the Parties have agreed to use their reasonable best efforts to take all actions that are necessary, proper, or advisable under the Master Transaction Agreement and applicable law, including Gaming and Liquor Laws, to consummate the Transactions as promptly as practicable, including using reasonable best efforts to, among other things, obtain all necessary or advisable approvals from Governmental Entities (including Gaming and Liquor Approvals, applicable federal or state securities Laws, and the Gaming and Liquor Laws). All fees and expenses associated therewith and incurred by the Parties shall be borne solely and entirely by the Party that has incurred the same. Notwithstanding the foregoing, if the Closing occurs, OpCo Buyer shall be solely responsible for and pay all filing fees and other costs incurred by any Party in connection with obtaining Governmental Permits required to be obtained by Golden or OpCo Buyer in connection with the Transactions. Further, Closing is conditioned upon the receipt and continuing effectiveness of all required Permits related to gaming issued by any Governmental Entity, including a Gaming and Liquor Authority, or under any Gaming and Liquor Laws. Golden has represented that all Permits held by Golden are valid, subsisting and in full force and effect, except where the failure to have or maintain such Permit, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect.
While, subject to certain exceptions, the Parties agree to cooperate with one another in regulatory filings and proceedings, promptly share necessary information, consult on filings and submissions, keep each other apprised of regulatory developments related to the Master Transaction Agreement, and agree not to take or fail to take any action that would materially delay, impede, or prevent obtaining required approvals or consummating the Master Transaction Agreement, and although the Parties expect that all required approvals will be obtained, it cannot be assured that all approvals will be obtained or that the approvals will not involve the imposition of additional conditions.
VICI is not required to file any applications pursuant to applicable Gaming and Liquor Laws as part of the Master Transaction Agreement, but in connection with the VICI Stock Issuance, VICI has filed this registration statement with the SEC under the Securities Act. The completion of the Transactions is conditioned on the registration statement being declared effective by the SEC and the absence of any stop order suspending the effectiveness of the registration statement or Proceedings for such purpose initiated or threatened by the SEC and not withdrawn.
Material U.S. Federal Income Tax Consequences of the PropCo Subsidiary Merger to VICI
VICI and Golden intend for the PropCo Subsidiary Merger to qualify, and it is a condition to the completion of the PropCo Subsidiary Merger that VICI and Golden receive written opinions from their respective counsel, dated as of the Closing Date, to the effect that the PropCo Subsidiary Merger will qualify, as a “reorganization” within the meaning of Section 368(a) of the Code. The U.S. federal income tax consequences of the PropCo Subsidiary Merger to holders of Golden Common Stock can be found in the Golden Proxy Statement under the section titled “Material U.S. Federal Income Tax Consequences of the F Reorganization, Distribution and Merger.”

VICI has elected to be taxed as a REIT for US federal income tax purposes. Provided that VICI qualifies to be taxed as a REIT, generally VICI will be entitled to a deduction for distributions that it pays and therefore will not be subject to U.S. federal corporate income tax on its REIT taxable income (including net capital gain) that is distributed to its stockholders with respect to the relevant taxable year. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a “C corporation.”
Golden, however, is a non-REIT C corporation and is subject to double taxation — once at the corporate level when income is earned and once again at the stockholder level when income is distributed. Assuming that the PropCo Subsidiary Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, VICI will succeed to both U.S. federal income tax attributes of New HoldCo (including Golden’s adjusted tax basis in the Subject Properties and any “earnings and profits” of New HoldCo at the Effective Time of the PropCo Subsidiary Merger), and, by operation of law in the PropCo Subsidiary Merger, U.S. federal income tax liabilities of New HoldCo (representing some, but not all, tax liabilities of Golden and its subsidiaries). If the PropCo Subsidiary Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, VICI will inherit the corporate level tax liability of New HoldCo related to the gain on the resulting deemed sale of the Subject Properties.
VICI will be subject to entity level tax on the built-in gain in the Subject Properties as of the Effective Date of the PropCo Subsidiary Merger if recognized for tax purposes during the five-year period following the PropCo Subsidiary Merger and VICI will be required to distribute all “non-REIT earnings and profits” acquired in the PropCo Subsidiary Merger by the end of VICI’s taxable year in which the PropCo Subsidiary Merger occurs. The Tax Matters and Indemnity Agreement (among other things) requires the OpCo Buyer TMIA Parties to indemnify the VICI TMIA Parties for all U.S. federal income tax liabilities of New HoldCo to which VICI succeeds solely as a result of the PropCo Subsidiary Merger other than gain related solely to the deemed sale of the Subject Properties if the PropCo Subsidiary Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of VICI Common Stock, see the section entitled “Material U.S. Federal Income Tax Considerations Regarding the Ownership and Disposition of VICI Common Stock” beginning on page 62 of this prospectus.
Accounting Treatment of the Transactions
The PropCo Subsidiary Merger will be accounted for as an “asset acquisition,” under GAAP, for accounting and financial reporting purposes. Under the acquisition method of accounting, the assets and liabilities of Golden as of the Effective Time will be recorded at their respective relative fair values and added to those of VICI. Additionally, costs related to the Transactions are capitalized and any differences in the estimated fair value, including capitalized costs, compared to the purchase price is allocated to the acquired assets at relative fair value.
No Appraisal or Dissenters’ Rights
Neither holders of VICI Common Stock nor holders of Golden Common Stock will be entitled to dissenters’ or appraisal rights with respect to the Transactions.
Exchange of Shares
Because VICI will be purchasing the Subject Properties using VICI Common Stock as PropCo Consideration, VICI expects to appoint Broadridge Financial Solutions, Inc. to act as the Exchange Agent for the exchange of Golden Common Stock for the PropCo Consideration. As soon as reasonably practicable after the Effective Time (but in any event within three Business Days thereafter), VICI will cause the Exchange Agent to send to each holder of record of Golden Common Stock immediately prior to the Effective Time who holds Golden Common Stock in certificated or book-entry form a letter of transmittal and instructions for effecting the surrender of Golden share certificates or book-entry shares for the PropCo Consideration that the holder is entitled to receive under the Master Transaction Agreement. Upon surrender of Golden share certificates or book-entry shares for exchange and cancellation along with the executed letter of transmittal and other documents described in the instructions, a holder of record of Golden

Common Stock will receive the PropCo Consideration into which each such share has been converted that such holder is entitled to receive under the Master Transaction Agreement. After the Effective Time, Golden will not register any transfers of shares of Golden Common Stock.
VICI stockholders need not take any action with respect to their stock certificates or book-entry shares.
Listing of VICI Common Stock
It is a condition to the completion of the Transactions that the VICI Common Stock issuable in connection with the PropCo Subsidiary Merger be approved for listing on the NYSE, subject to official notice of issuance.
Delisting and Deregistration of Golden Common Stock
After the Transactions are completed, it is anticipated that the Golden Common Stock will no longer be listed on Nasdaq and will be deregistered under the Exchange Act.
Litigation Relating to the Transactions
It is possible that VICI stockholders or Golden shareholders may file lawsuits challenging the Transactions, which may be filed against VICI, Golden, OpCo Buyer, PropCo Merger Sub and/or the members of the VICI Board or the Golden Board.
Neither VICI nor Golden can assure you as to the outcome of any lawsuit that may be filed, including the amount of costs associated with defending these claims or any other liabilities that may be incurred in connection with the litigation of any claims. If any plaintiffs request and are successful in obtaining an injunction prohibiting the Parties from completing the Transactions on the agreed-upon terms, such an injunction may delay the consummation of the Transactions in the expected timeframe, or could indefinitely enjoin the Transactions from being consummated altogether.

THE MASTER TRANSACTION AGREEMENT
The following section summarizes material provisions of the Master Transaction Agreement. This summary does not purport to be complete and may not contain all of the information about the Master Transaction Agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Master Transaction Agreement, which is incorporated by reference into this prospectus. The rights and obligations of the parties to the Master Transaction Agreement are governed by the express terms and conditions of the Master Transaction Agreement and not by this summary or any other information contained in this prospectus. You are urged to read the Master Transaction Agreement carefully and in its entirety before making any decisions regarding the Master Transaction Agreement and the Transactions contemplated thereby.
Effect of the Transactions
If all conditions to Closing the Transactions under the Master Transaction Agreement are satisfied or duly waived: (i) prior to the Closing Date, Golden will consummate the Pre-Closing Restructuring which contemplates, among other things, that (1) Golden will form Royal Holdings, (2) Royal Corp will merge with and into Royal Holdings, with Royal Holdings continuing as the surviving entity, (3) following the Holdings Merger but prior to the Closing Date, (w) Golden will form PropCo, (x) each Existing Owner will form one or more wholly owned Delaware limited liability companies, (y) each Existing Owner will transfer, assign and convey the applicable Transferred Real Estate Assets owned by it to the Owner SPE(s) owned by it, such that, following such transfers, assignments and conveyances, there are seven Owner SPEs, each owning a single Subject Property and (z) thereafter, each Existing Owner will distribute all of the equity interests of each Owner SPE that it owns up the chain to Golden, and Golden will contribute all such equity interests to PropCo, (4) following the Property Transfers and one Business Day prior to the Closing Date, Golden will form New HoldCo and New HoldCo will form New OpCo, (5) on the Closing Date, but prior to the OpCo Sale, Golden will merge with and into New OpCo, with New OpCo continuing as the surviving entity with the equity holders of Golden receiving equity, on a one-for-one basis, in New HoldCo and New HoldCo owning 100% of the membership interest of New OpCo and being the immediate parent of New OpCo, and at the effective time of the F Reorganization Merger, New HoldCo will economically assume Golden’s obligation to repay the Target Debt Amount under the Golden Credit Agreement, (ii) immediately following the effective time of the F Reorganization Merger but prior to the OpCo Sale, New HoldCo will change its name to “Royal HoldCo I Inc.” and, following such effective time, references to Golden will mean New HoldCo, (iii) immediately following the effective time of the F Reorganization Merger, but prior to the OpCo Sale, New OpCo will distribute all of the limited liability company membership interests in PropCo to New HoldCo, (iv) on the Closing Date, immediately following the PropCo Distribution but prior to the Distribution and the Effective Time, OpCo Buyer will acquire 100% of the equity interests of New OpCo for a purchase price in cash equal to $2.75 per share multiplied by the aggregate number of shares of Golden Common Stock issued and outstanding immediately prior to the Effective Time and, immediately following the consummation of the OpCo Sale, but prior to the Effective Time, Golden will distribute (or cause to be distributed) a dividend in an amount equal to $2.75 per share to Golden’s shareholders as of the Closing Date as described in and pursuant to the Master Transaction Agreement and (v) on the Closing Date, immediately following the OpCo Sale and Distribution and at the Effective Time, New HoldCo will merge with and into PropCo Merger Sub, with PropCo Merger Sub continuing as the surviving entity, and each share of common stock, par value $0.01 per share, of New HoldCo issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of fully paid and nonassessable VICI Common Stock equal to the Exchange Ratio, with cash paid in lieu of fractional shares of VICI Common Stock in an amount equal to such fractional part of VICI Common Stock multiplied by the VICI Common Stock VWAP. As a result of the PropCo Subsidiary Merger, the Surviving Company will be a subsidiary of VICI.
Closing and Effective Time of the PropCo Subsidiary Merger
The Closing will take place at 8:00 a.m., Eastern Time, on the third Business Day after satisfaction or valid waiver of all of the applicable closing conditions of the Master Transaction Agreement (described in the section of this prospectus captioned “— Conditions to Closing the Transactions”), other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or valid waiver of such conditions at the Closing, provided that, for the avoidance of doubt, the OpCo Sale will be consummated prior to the consummation of the PropCo Subsidiary Merger.
Prior to the Closing Date, but no more than five Business Days prior to the Closing Date, Royal Holdings and Royal Corp will file a certificate of merger with the Secretary of State of the State of Delaware, as provided under the DGCL and DLLCA. The Holdings Merger will become effective at the time such filing shall have been duly filed, or such later date and time as is agreed upon by the Parties and specified in the applicable certificate of merger (such date and time at which the Holdings Merger becomes effective hereinafter referred to as the “Holdings Merger Effective Time”); provided, that, for the avoidance of doubt, the Holdings Merger Effective Time will be prior to the consummation of the Property Transfers and F Reorganization Merger.
On the Closing Date, New OpCo and Golden will cause articles of merger to be executed and filed with the Secretary of State of the State of Minnesota, in accordance with the relevant provisions of the MBCA and MLLCA, as applicable. The F Reorganization Merger will become effective at the F Reorganization Effective Time; provided that, for the avoidance of doubt, the F Reorganization Effective Time will be prior to the consummation of the OpCo Sale.
On the Closing Date, PropCo Merger Sub and Golden will cause the Articles of Merger to be executed and filed with the Secretary of State of the State of Minnesota and the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the MBCA and DLLCA, as applicable. The PropCo Subsidiary Merger will become effective at the Effective Time; provided, that, for the avoidance of doubt, the Effective Time will be after the consummation of the OpCo Sale and the Distribution.
Directors and Officers; Articles of Incorporation; Bylaws
Pursuant to the Master Transaction Agreement, the managers and officers of New OpCo immediately prior to the F Reorganization Effective Time, from and after the F Reorganization Effective Time, will become the managers and officers of the F Reorganization Surviving Company, each to hold office in accordance with the organizational documents of the F Reorganization Surviving Company until their respective successors are duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the organizational documents of the F Reorganization Surviving Company.
At the F Reorganization Effective Time, New HoldCo will amend and restate its articles of incorporation so that the articles of incorporation of New HoldCo in effect immediately following the F Reorganization Effective Time is identical to the articles of incorporation of Golden in effect immediately prior to the F Reorganization Effective Time, other than such differences as are allowed under the MBCA. New HoldCo will further amend the articles of incorporation of New HoldCo to change its name to “Royal HoldCo I Inc.” The articles of incorporation of New HoldCo in effect immediately following the F Reorganization Effective Time will be consistent with the director and officer indemnification obligations described below in the section of this prospectus entitled “— Indemnification and Insurance.”
The bylaws of New HoldCo in effect immediately following the F Reorganization Effective Time will be identical to the bylaws of Golden in effect immediately prior to the F Reorganization Effective Time, and such bylaws will be consistent with the director and officer indemnification obligations described below in the section of this prospectus entitled “— Indemnification and Insurance.”
Consideration
The total consideration payable to Golden’s shareholders for the Transactions will be the Aggregate Consideration.
PropCo Consideration
At the Effective Time, each share of Golden Common Stock issued and outstanding immediately prior to the Effective Time, (other than Golden Common Stock held by New HoldCo as treasury stock or held directly by VICI or PropCo Merger Sub, which will be automatically cancelled and cease to exist immediately prior to the Effective Time), will be converted automatically into the PropCo Consideration subject to any equitable adjustments due to a stock split, dividend, recapitalization, reclassification, combination, exchange of shares or other similar event as set forth in the Master Transaction Agreement.
At the Effective Time, all such Golden Common Stock will no longer be outstanding and will automatically be cancelled and will cease to exist, and will thereafter represent only the right to receive the PropCo Consideration to be paid.
OpCo Sale Consideration
Immediately following the PropCo Distribution but prior to the Distribution and the Effective Time, OpCo Buyer will purchase, acquire and accept from New HoldCo, the OpCo Subject Interests for a purchase price in cash equal to $2.75 per share multiplied by the aggregate number of Golden Common Stock issued and outstanding immediately prior to the Effective Time (the “OpCo Purchase Price”). At Closing, OpCo Buyer will deliver the OpCo Purchase Price to Broadridge Financial Solutions, Inc., Golden’s transfer agent, by wire transfer of immediately available funds to the account designated in writing by Golden, for distribution to shareholders of Golden as of the Closing Date.
Immediately following the OpCo Sale, but prior to the Effective Time, Golden will cause Broadridge Financial Solutions, Inc., on behalf of Golden and in its capacity as transfer agent for Golden, to distribute a dividend, as declared and paid by Golden, in the amount of $2.75 per share to the shareholders of Golden as of the Closing Date.
Conversion of Securities — F Reorganization
At the F Reorganization Effective Time, by virtue of the F Reorganization, each share of Golden Common Stock issued and outstanding immediately prior to the F Reorganization Effective Time (including shares of Golden Common Stock issued effective on the Equity Award Settlement Date in respect of the exercise of Golden Options and the settlement of Golden RSU Awards and Golden PSU Awards as described in “— Treatment of Equity Awards” below) will be converted automatically, on a one-for-one basis, into one share of common stock, par value $0.01 per share, of New HoldCo (“New HoldCo Common Stock”, and after the F Reorganization Effective Time, will be deemed Golden Common Stock). Each share of New HoldCo Common Stock issued and outstanding immediately prior to the F Reorganization Effective Time will automatically be cancelled and cease to be issued and outstanding at the F Reorganization Effective Time, and no payment will be made to Golden therefor.
Treatment of Golden Equity Awards
Treatment of Golden Options
Each Golden Option that is outstanding as of the Equity Award Settlement Date will accelerate and become fully vested and exercisable as of the Equity Award Settlement Date. Effective on the Equity Award Settlement Date and prior to the F Reorganization Effective Time, each vested Golden Option (after giving effect to such acceleration) that is then outstanding will then be exercised and the holder of such Golden Option will receive a number of shares of Golden Common Stock equal to the excess of (i) the number of shares of Golden Common Stock underlying such Golden Option, over (ii) the number of shares of Golden Common Stock with a fair market value as of the Equity Award Settlement Date equal to the sum of (x) the exercise price of such Golden Option and (y) any applicable Taxes required to be deducted and withheld under applicable Law and in accordance with Golden Equity Plans.
Treatment of Golden RSU Awards
Each Golden RSU Award (and any related dividend equivalents) that is outstanding as of the Equity Award Settlement Date will accelerate and become fully vested effective as of the Equity Award Settlement Date. Upon vesting, Golden will promptly issue the number of shares of Golden Common Stock underlying the vested Golden RSU Award (and any related dividend equivalents to be settled in shares of Golden Common Stock), less the number of shares of Golden Common Stock with a fair market value as of the Equity Award Settlement Date equal to the amount of the applicable Taxes required to be deducted and withheld under applicable Law and in accordance with Golden Equity Plans (or, with respect to each Golden

RSU Award (and any related dividend equivalents to be settled in cash) that is to be settled in cash in accordance with its terms, Golden will pay to Golden RSU Award holder a cash payment in an amount equal to the fair market value of the number of shares of Golden Common Stock underlying the vested Golden RSU Award on the date Golden RSU Award is settled and the cash amount of any accumulated dividend equivalents to be paid in cash, less the amount of the applicable Taxes required to be deducted and withheld under applicable Law and in accordance with Golden Equity Plans).
Treatment of Golden PSU Awards
Each Golden PSU Award (and any related dividend equivalents) that is outstanding as of the Equity Award Settlement Date will accelerate and become fully vested as of the Equity Award Settlement Date, with any performance metrics with respect to such Golden PSU Award deemed met at “target” performance level for any performance period that is not yet complete, as specified in each award agreement with respect to such Golden PSU Award, unless a higher achievement level is specified in the applicable award agreement with respect to such Golden PSU Award. Upon vesting, Golden will promptly issue the number of shares of Golden Common Stock underlying the vested Golden PSU Award (and any dividend equivalents related thereto to be settled in shares of Golden Common Stock), less the number of shares of Golden Common Stock with a fair market value as of the Equity Award Settlement Date equal to the amount of the applicable Taxes required to be deducted and withheld under applicable Law and in accordance with Golden Equity Plans (or, with respect to each Golden PSU Award (and any related dividend equivalents to be settled in cash) that is to be settled in cash in accordance with its terms, Golden will pay to Golden PSU Award holder a cash payment in an amount equal to the fair market value of the number of shares of Golden Common Stock underlying the vested Golden PSU Award on the date Golden PSU Award is settled and the cash amount of any accumulated dividend equivalents to be paid in cash, less the amount of the applicable Taxes required to be deducted and withheld under applicable Law and in accordance with Golden Equity Plans).
Treatment of Golden Restricted Stock
Each share of Golden Restricted Stock converted from a Golden RSU Award or Golden PSU Award as permitted in accordance with the Master Transaction Agreement (in each case, along with any related dividend equivalents) that is outstanding as of the Equity Award Settlement Date will accelerate and become fully vested effective as of the Equity Award Settlement Date, less the amount of the applicable Taxes required to be deducted and withheld under applicable Law and in accordance with Golden Equity Plans.
Exchange and Payment Procedures
F Reorganization Merger
At and after the F Reorganization Effective Time: (i) where non-certificated Golden Common Stock represented by book-entry have been issued in the name of a holder thereof, entries will be made in the stock records of New HoldCo to evidence the issuance to such holder of the number of non-certificated shares of New HoldCo Common Stock into which such shares of Golden Common Stock have been converted pursuant to the Master Transaction Agreement, and New HoldCo will cause each shareholder holding shares of New HoldCo Common Stock in book-entry form to be provided such information as required by or necessary to comply with Minnesota law; (ii) where Golden Common Stock were represented by certificates (each, a “Certificate”), such Certificate will be deemed for all purposes to evidence ownership of, and to represent, the number of shares of New HoldCo Common Stock into which the shares of Golden Common Stock represented by such Certificate immediately prior to the F Reorganization Effective Time have been converted pursuant to the Master Transaction Agreement.
The registered holder of any Certificate outstanding immediately prior to the Effective Time, as such holder appears in the books and records of Golden, or of the transfer agent in respect of Golden Common Stock, immediately prior to the F Reorganization Effective Time, will, until such Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends or other distributions on, the shares of New HoldCo Common Stock into which the shares of Golden Common Stock represented by any such Certificate have been converted pursuant to the Master Transaction Agreement, subject to the provisions of Minnesota law.
PropCo Subsidiary Merger
At or prior to the Effective Time, VICI will designate Broadridge Financial Solutions, Inc., to act as the exchange agent (the terms of designation and appointment of which will be reasonably acceptable to Golden) for purposes of effecting the payment of the PropCo Consideration in connection with the Transactions (the “Exchange Agent”). At or prior to the Effective Time, VICI will deposit, or cause to be deposited, with the Exchange Agent the aggregate PropCo Consideration to which holders of Golden Common Stock are entitled at the Effective Time pursuant to the Master Transaction Agreement.
As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Company will cause the Exchange Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Golden Common Stock represented by a Certificate, which Golden Common Stock were converted into the right to receive the PropCo Consideration at the Effective Time pursuant to the Master Transaction Agreement a letter of transmittal, together with instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates) in exchange for payment of the PropCo Consideration. Upon receipt of (i) a surrendered Certificate or Certificates (or affidavit of loss) and (ii) the signed letter of transmittal with respect to such Certificates, the Exchange Agent, in accordance with the letter of transmittal and instructions, will transmit to the holder of such Certificates the PropCo Consideration for each Share formerly represented by such Certificates and such Certificates so surrendered will be cancelled. The amount of any PropCo Consideration paid to the shareholders is without interest and subject to any withholding of taxes required by applicable law.
Each holder of record of one or more book-entry share of Golden Common Stock held through Broadridge Financial Solutions, Inc., whose Golden Common Stock were converted into the right to receive the PropCo Consideration will automatically upon the Effective Time be entitled to receive, and VICI shall cause the Exchange Agent to pay and deliver to Broadridge Financial Solutions, Inc. (acting in its capacity as the Exchange Agent) or its nominee as promptly as practicable after the Effective Time, in respect of each such book-entry Share an amount equal to the PropCo Consideration (without interest and subject to any withholding of taxes required by applicable law) and such book-entry Share will be cancelled.
As soon as practicable after the Effective Time (and in no event later than two Business Days after the Effective Time), the Surviving Company will cause the Exchange Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of one or more book-entry shares of Golden Common Stock not held through Golden’s Transfer Agent, which shares of Golden Common Stock were converted into the right to receive the PropCo Consideration at the Effective Time pursuant to the Master Transaction Agreement a letter of transmittal, together with instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates) in exchange for payment of the PropCo Consideration. Upon receipt of the signed letter of transmittal, the Exchange Agent, in accordance with the letter of transmittal and instructions, will transmit to the holder of such book-entry shares of Golden Common Stock the PropCo Consideration for each such book-entry share of Golden Common Stock and such book-entry share of Golden Common Stock so surrendered will be cancelled. Payment of the PropCo Consideration with respect to book-entry shares of Golden Common Stock will only be made to the Person in whose name such book-entry shares of Golden Common Stock are registered. The amount of any PropCo Consideration paid to the shareholders is without interest and subject to the deduction of withholding taxes required by applicable law.
At the Effective Time, the stock transfer books of Golden will be closed and thereafter there will be no further registration of transfer of Golden Common Stock on the records of Golden. From and after the Effective Time, the holders of Certificates and book-entry shares of Golden Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Golden Common Stock except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates or book-entry Golden Common Stock are presented to the Surviving Company for any reason, they will be cancelled and exchanged as provided, and in accordance with the procedures set forth, in the Master Transaction Agreement.

If any portion of the VICI Common Stock or funds made available to the Exchange Agent remains unclaimed on the first anniversary of the Effective Time, such VICI Common Stock or funds will be returned to VICI, upon demand, and any such holder who has not tendered its Certificate or book-entry shares of Golden Common Stock for the PropCo Consideration in accordance with the Master Transaction Agreement prior to such time will thereafter look only to VICI and the Surviving Company (subject to abandoned property, escheat or other similar applicable laws) for delivery of the PropCo Consideration, without interest and subject to any withholding of taxes required by applicable law.
In the event that any Certificates are lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificates, upon making of an affidavit of that fact by the holder thereof, the PropCo Consideration payable in respect thereof pursuant to the Master Transaction Agreement. VICI may, in its reasonable discretion and as a condition precedent to the payment of such PropCo Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against VICI, PropCo Merger Sub, the Surviving Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
Representations and Warranties
The Master Transaction Agreement contains a number of customary representations and warranties made by each of Golden, OpCo Buyer, VICI and PropCo Merger Sub, each for the benefit the other Parties, and that are, in some cases (i) subject to specified exceptions and qualifications contained in confidential disclosure letters which contain information that modifies, qualifies or creates exceptions to the representations and warranties set forth in the Master Transaction Agreement, (ii) subject to qualifications, including, among other things, materiality, Material Adverse Effect, time and knowledge qualifications and (iii) qualified by certain information filed with the SEC, excluding any disclosures in any risk factor section and any disclosures that are cautionary, predictive or forward looking in nature. The representations and warranties were used solely for the purpose of allocation of risk between the parties to the Master Transaction Agreement rather than establishing matters of fact. For the foregoing reasons, these descriptions, representations and warranties should not be read alone.
Subject to the applicable qualifications set forth above and in the Master Transaction Agreement, Golden made representations and warranties in the Master Transaction Agreement regarding, among other things:
•
due organization, valid existence, good standing, organizational documents and qualification to do business of Golden;

•
Golden’s corporate power and authority to own, lease and, to the extent applicable, operate all of its properties and assets and to carry on its business as it is now being conducted;

•
Golden’s corporate power and authority with respect to the execution, delivery and performance of the Master Transaction Agreement, and the due and valid execution and enforceability of the Master Transaction Agreement;

•
the Golden Independent Committee Approval;

•
necessary actions by the Golden Board and Golden Independent Committee so that restrictions on business combinations set forth in Section 302A.673 of the MBCA and any similar law are not applicable to the Master Transaction Agreement and the Transactions;

•
the opinion of the Golden Independent Committee’s financial advisor;

•
inapplicability to the Master Transaction Agreement and transactions contemplated thereby of antitakeover statutes or anti-takeover provisions in Golden’s organizational documents;

•
the absence of conflicts with, or violations of, the organizational documents of Golden or its subsidiaries, existing contracts or permits of Golden and its subsidiaries and applicable laws;

•
the absence of any need for consents, approvals, orders or authorizations of, filings or registrations with, or notifications to any Governmental Entity, except under the Exchange Act or the rules and regulations of Nasdaq, Gaming and Liquor Laws, and filings and recordation related to the Transactions;

•
the capital structure of Golden, including in particular the number of shares of Golden Common Stock, Golden Preferred Stock and Golden equity-based awards issued and outstanding;

•
the absence of any contract relating to the voting of, requiring registration of or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of Golden’s securities;

•
Golden’s Subsidiaries, including the ownership of its subsidiaries;

•
the formation, ownership and authority of newly formed entities formed solely for purposes of the Transactions;

•
the authority of the newly formed entities to consummate the transactions and fulfill all obligations under the Master Transaction Agreement;

•
the validity of issued and outstanding equity interests of Golden, New HoldCo, and New OpCo, each at the applicable time in the Pre-Closing Restructuring;

•
the validity of the PropCo Acquired Interests at the applicable time in the Pre-Closing Restructuring;

•
the validity of issued and outstanding equity interests with respect to Golden’s Subsidiaries;

•
the absence of any undisclosed exchangeable security, option, warrant or other right convertible into shares of capital stock, or other equity or voting interest in Golden or any of its subsidiaries, or for the issuance or transfer of such equity interests;

•
the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of Golden’s securities;

•
no ‘poison pill’ or similar shareholder rights plan;

•
the accuracy and completeness of Golden’s SEC documents and financial statements, including the absence of untrue statements of material facts or omissions in such filings and documents;

•
Golden’s disclosure controls and procedures and internal controls over financial reporting maintained;

•
the absence of specified undisclosed liabilities;

•
absence of certain changes, the conduct of Golden’s and its Subsidiaries’ business in the ordinary course and consistent with past practices and the absence of a Material Adverse Effect, in each case, since June 30, 2025 and through the date of the Master Transaction Agreement;

•
the accuracy of information supplied by Golden for this prospectus, registration statement and other required filings;

•
compliance as to applicable listing and corporate governance rules of Nasdaq;

•
litigation matters;

•
compliance with applicable laws (including Gaming and Liquor laws) and licensability matters;

•
the possession of permits necessary to conduct the business (including gaming and liquor permits);

•
employee benefit and labor matters;

•
environmental matters;

•
real property and personal property matters;

•
tax matters;

•
certain material contracts;

•
intellectual property, information technology, data privacy and cybersecurity matters;

•
insurance matters;

•
the absence of related party transactions (other than any Golden Benefit Plan and except as set forth in Golden SEC Documents);

•
the absence of any registered entities under the Investment Company Act;

•
brokers’ fees payable in connection with the Transactions;

•
absence of any outside business or activity by the newly formed entities; and

•
the exclusivity of the representations and warranties set forth in the Master Transaction Agreement.

Subject to the applicable qualifications set forth above and in the Master Transaction Agreement, VICI and PropCo Merger Sub made representations and warranties in the Master Transaction Agreement regarding, among other things:
•
due organization, valid existence, good standing, organizational documents and qualification to do business of each of VICI and PropCo Merger Sub;

•
VICI’s corporate power and authority with respect to the execution, delivery and performance of the Master Transaction Agreement, and the due and valid execution and enforceability of the Master Transaction Agreement;

•
the absence of conflicts with, or violations of, organizational documents of VICI and PropCo Merger Sub, applicable laws, and contracts or permits of VICI and PropCo Merger Sub;

•
the absence of any need for consents, approvals, authorization or permit of, or filing with or notification to, any Governmental Entity except under the Exchange Act, the Securities Act and the rules and regulations of the NYSE, requirements under the Gaming and Liquor Laws, filings and recordation with respect to the PropCo Subsidiary Merger;

•
VICI’s capital structure, including in particular the number of VICI Common Stock, VICI Preferred Stock and Series A Convertible Preferred Stock issued and outstanding;

•
the absence of any undisclosed options, warrants or other rights, agreements, arrangements or agreements of any character to which VICI is a party or by which the VICI is bound relating to the issued or unissued capital stock or other equity interests, convertible securities, or obligation to issue or sell any shares of its capital stock or other equity interest;

•
the accuracy and completeness of VICI’s SEC documents and financial statements, including the absence of untrue statements of material facts or omissions in such filings and documents;

•
VICI’s disclosure controls and procedures and internal controls over financial reporting maintained;

•
the absence of specified undisclosed liabilities;

•
the absence of certain changes, the conduct of VICI’s and PropCo Merger Sub’s business in the ordinary course and consistent with past practices and the absence of a Material Adverse Effect, in each case, since September 30, 2025 through the date of the Master Transaction Agreement;

•
litigation matters;

•
compliance with applicable laws (including Gaming and Liquor Laws);

•
the accuracy of information supplied by VICI and Propco Merger Sub for this prospectus, registration statement and other required filings;

•
the absence of VICI or PropCo Merger Sub’s beneficial ownership interests in Golden such as to be compliant with Section 302A.011, subdivision 49 of the MBCA;

•
affirmations of solvency of the Surviving Company after giving effect to the consummation of the PropCo Subsidiary Merger;

•
ownership of PropCo Merger Sub by VICI;

•
tax matters;

•
the absence of shareholder and management arrangements;

•
brokers’ fees payable in connection with the Transactions; and

•
the exclusivity of the representations and warranties set forth in the Master Transaction Agreement.

Subject to the applicable qualifications set forth above and in the Master Transaction Agreement, OpCo Buyer made representations and warranties in the Master Transaction Agreement regarding, among other things:
•
due organization, valid existence, good standing, organizational documents and qualification to do business of OpCo Buyer;

•
OpCo Buyer’s corporate power and authority with respect to the execution, delivery and performance of the Master Transaction Agreement, and the due and valid execution and enforceability of the Master Transaction Agreement;

•
the absence of conflicts with, or violations of, organizational documents of OpCo Buyer, applicable laws, and existing contracts or permits of OpCo Buyer;

•
the absence of any need for consents, approvals, authorization or permit of, or filing with or notification to, any Governmental Entity except under the Exchange Act and requirements under the Gaming and Liquor Laws;

•
litigation matters;

•
compliance with applicable laws (including Gaming and Liquor laws) and licensability matters;

•
Debt Financing and Debt Commitment Letter, including solvency and the availability of cash and other sources of immediately available funds sufficient to pay the OpCo Purchase Price at Closing, effect the repayment of Excess Debt Amount at the Closing;

•
the accuracy of information supplied by OpCo Buyer for this prospectus, registration statement and other required filings;

•
OpCo Buyer’s beneficial ownership interests in Golden such as to be compliant with Section 302A.011, subdivision 49 of the MBCA;

•
affirmations of solvency of OpCo Buyer after giving effect to the consummation of the OpCo Sale;

•
the absence of shareholder and management arrangements;

•
brokers’ fees payable in connection with the Transactions; and

•
the exclusivity of the representations and warranties set forth in the Master Transaction Agreement.

Material Adverse Effect
Certain of the representations and warranties in the Master Transaction Agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect). Under the Master Transaction Agreement, a “Material Adverse Effect” means, with respect to any Person and its Subsidiaries or the Transferred Real Estate Assets, any change, event, circumstance, condition, occurrence or development (an “Effect”) that, (i) individually or in the aggregate with all other Effects, has or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries or the Transferred Real Estate Assets, taken as a whole, or (ii) prevents or materially impairs or delays the ability of such Person and its Subsidiaries to consummate the Transactions or perform any of their material obligations under the Master Transaction Agreement. However, with respect to the foregoing prong (i), an adverse Effect arising out of, resulting from or attributable to the following will not constitute or be deemed to contribute to a Material Adverse Effect, and will not otherwise be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:
•
changes or proposed changes in applicable Laws, GAAP or the interpretation or enforcement thereof;

•
changes in general economic, business, labor or regulatory conditions, or changes in securities, credit or other financial markets, including interest rates or exchange rates, in the United States or globally, or changes generally affecting the industries (including seasonal fluctuations);

•
changes in global or national political conditions (including the outbreak or escalation of war (whether or not declared), military action, sabotage or acts of terrorism), changes due to natural disasters or changes in the weather or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis;

•
actions or omissions required of such Person or its Subsidiaries under the Master Transaction Agreement or taken or not taken at the request of, or with the consent of, the other Parties or any of their respective affiliates;

•
any Effects that affect the industries in which such Person and its Subsidiaries operate generally;

•
the negotiation, announcement, pendency or consummation of the Master Transaction Agreement, the Transactions, the Pre-Closing Restructuring, the OpCo Sale and the PropCo Subsidiary Merger, including the identity of, or the effect of any fact or circumstance relating to, the Parties or any of their respective affiliates or any communication by the Parties or any of their respective affiliates regarding plans, proposals or projections with respect to such Person and its Subsidiaries, its employees (including any impact on the relationship of such Person and its Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees or partners);

•
any Proceeding arising from allegations of breach of fiduciary duty or violation of applicable Law relating to the Master Transaction Agreement or the Transactions;

•
changes in the trading price or trading volume of Golden Common Stock or VICI Common Stock or any suspension of trading, or any changes in the ratings or the ratings outlook for Golden, VICI or their respective affiliates by any applicable rating agency or changes in any analyst’s recommendations or ratings with respect to Golden or VICI (provided that, subject to the other exceptions set forth herein, the underlying cause of such failure may be taken into account in determining whether a Material Adverse Effect has occurred); or

•
any failure by such Person and its Subsidiaries to meet any revenue, earnings or other financial projections or forecasts (provided that any Effect giving rise to such failure may be taken into account in determining whether a Material Adverse Effect has occurred).

However, in the case of bullets 1, 2, 3 and 5 above, these exceptions apply to the extent (and only to the extent) such Effect disproportionately impacts such Person and its Subsidiaries, taken as a whole, relative to other Persons operating in the same industries.
Conduct of Business Pending the Transactions
Golden has agreed to certain covenants in the Master Transaction Agreement restricting the conduct of its business and the business of its Subsidiaries between November 6, 2025 and the earlier of the Effective Time or the termination of the Master Transaction Agreement. In general, except (A) as set forth in Golden’s confidential disclosure schedules, (B) as required by applicable Law (including Gaming and Liquor Laws), (C) as otherwise expressly contemplated by the Master Transaction Agreement (including consummating or effecting the Pre-Closing Restructuring), or (D) with the prior consent of VICI and OpCo Buyer, in each case, such consent not to be unreasonably withheld, conditioned or delayed (collectively, the “IOC Exceptions”), Golden will, and will cause its Subsidiaries to:
•
conduct its operations in all material respects in the ordinary course of business; and

•
use commercially reasonably efforts to (A) keep available the services of its current officers, key employees and consultants, (B) preserve the goodwill and current relationships with material customers, suppliers and other Persons with which Golden or any of its Subsidiaries has significant business relations and (C) keep intact in all material respects its material assets and properties.

Except in accordance with an IOC Exception, Golden has agreed, between November 6, 2025 and the earlier of the Effective Time and the termination of the Master Transaction Agreement, not to, and to cause each of its Subsidiaries not to, take any of the following actions (provided that (1) clauses (A) and (B) of the IOC Exceptions will not apply to bullets 3(i), 19, 20 and 21 below, and with respect to matters related to the Transferred Real Estate Assets, bullet 23 below, and, with respect to matters related to the foregoing clauses, bullet 28 below, (2) VICI may withhold its consent in its sole discretion with respect to each of the foregoing clauses referenced in this parenthetical and with respect to bullets 1, 2, 5, 6, 7, 8, 16, 18, 26 and 27 below, and with respect to the foregoing clauses, bullet 28 below and (3) OpCo Buyer may withhold its consent in its sole discretion with respect to bullets 1, 2, 5, 6, 7, 8, 18, 26 and 27 below):
•
amend the articles of incorporation or bylaws or equivalent organizational documents of Golden or any of its Subsidiaries (including those of any PropCo Acquired Companies);

•
issue, sell, pledge, dispose of, abandon, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, Golden or any of its Subsidiaries, except for in connection with the exercise of Golden Options, vesting or settlement of Golden equity awards (i.e. Golden RSU Awards, Golden PSU Awards, Golden Restricted Stock), or vesting or settlement of Golden RSU Awards or Golden Restricted Stock to directors of Golden in accordance with the current plan of compensation, in each case, on or before the Equity Award Settlement Date and in compliance with the Master Transaction Agreement;

•
sell, pledge, dispose of, transfer, guarantee or encumber any of the (i) Transferred Real Estate Assets or any equity in the PropCo Acquired Companies or (ii) any other material property or assets of Golden or any of its Subsidiaries (other than Intellectual Property), except for existing Contracts listed in Golden’s confidential disclosure schedules or the sale or purchase of goods (other than Transferred Real Estate Assets) in the ordinary course of business that do not exceed $5,000,000 in the aggregate;

•
sell, assign, pledge, transfer, exclusively license, abandon, or otherwise dispose of any Golden Owned Intellectual Property, except in the ordinary course of business;

•
declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof), with respect to any of its capital stock or other Equity Interests subject to certain exceptions;

•
reclassify, combine, split, subdivide or amend the terms of or redeem, purchase or otherwise acquire any capital stock or other Equity Interests of Golden or any of its Subsidiaries, subject to certain exceptions;

•
merge or consolidate Golden or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Golden or any of its Subsidiaries;

•
acquire any Person or all or substantially all of the assets of any Person or business, other than acquisitions of inventory, raw materials and other property in the ordinary course of business;

•
incur any indebtedness, issue any debt securities, or assume, guarantee, endorse or otherwise become responsible for the obligations of any Person for borrowed money, in each case subject to certain exceptions;

•
make any repayment of indebtedness that would result in outstanding indebtedness for borrowed money as of Closing being less than $426,000,000;

•
make any loans, advances or capital contributions to, or investments in any other Person in excess of $5,000,000 in the aggregate;

•
enter into, terminate, cancel or renew, or agree to any material amendment to or waiver under any certain material contracts, other than in the ordinary course of business;

•
enter into, or cause or permit any Subsidiary of Golden to enter into, any Lease, or any amendment or modification to, or termination or cancellation of, any Lease, subject to certain exceptions;

•
make any capital expenditure in excess of Golden’s capital expenditure budget, other than expenditures made in response to operational emergencies or capital expenditures, not made in response to operational emergencies, that are not in excess of $5,000,000 individually or $15,000,000 in the aggregate plus the total amount of the capital expenditures reflected in the capital expenditure budget;

•
except in the ordinary course of business, as required by the Master Transaction Agreement, applicable Law or the terms of any Golden Benefit Plan or Contract, or as would not result in VICI or PropCo Merger Sub to incur any obligations or liability, either (i) materially increase the compensation or benefits payable to the directors or executive officers of Golden or any of its Subsidiaries or (ii) enter into or materially amend any Golden Benefit Plan;
•
fail to maintain all financial books and records in all material respects in accordance with GAAP or make any change in accounting policies, practices, principles, methods or procedures, except as required by GAAP or a Governmental Entity;

•
compromise, settle or agree to settle any Proceeding other than those in the ordinary course of business that involve only the payment of monetary damages, net of insurance proceeds, not in excess of $3,000,000 individually or $6,000,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, Golden;

•
make (to the extent inconsistent with past practice), change or revoke any material tax election, adopt or change any material tax accounting method, or settle or compromise any material tax claim, audit or assessment, except in the ordinary course of business;

•
voluntarily agree to change or attempt to change the current zoning or material entitlements of any of the Subject Properties;

•
create, incur or suffer to exist any Lien that affects the Transferred Real Estate Assets or the PropCo Acquired Interests, except Permitted Liens;

•
cause or permit any of the PropCo Acquired Companies to acquire any material real property or material real property interest aside from the Transferred Real Estate Assets and PropCo Acquired Interests;

•
enter into any new line of business or form or enter into any new funds or joint ventures;

•
negotiate, enter into, or otherwise amend any Labor Contract;

•
cancel any of Golden’s or any of its Subsidiaries’ insurance policies or fail to pay premiums such that the failure causes the cancellation of a policy, or fail to use commercially reasonable efforts to maintain policies or obtain comparable substitutes;

•
enter into or amend any Contract that would constitute a Golden Related Party Agreement relating to the business conducted at and use and operation of the Transferred Real Estate Assets;

•
cause or permit New HoldCo or any of the PropCo Acquired Companies to incur or be responsible for any Transaction Expenses;

•
establish or create any entity that is taxed as a C corporation for U.S. federal income tax purposes or convert (including by making a check the box election on IRS (as defined below) Form 8832) any entity into an entity that is taxed as a C corporation for U.S. federal income tax purposes; or

•
enter into, authorize any of, or agree or commit to enter into a contract to take any of the foregoing.

Solicitation of Other Offers
The “Go-Shop” Period — Solicitation of Other Offers
During the period (the “Go-Shop Period”) beginning from and after the date of the Master Transaction Agreement until the No-Shop Period Start Date, Golden and its Subsidiaries and its respective representatives shall have the right to:
•
solicit, initiate, propose, encourage or facilitate the making or submission of any Inquiry that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

•
subject to the entry into, and solely in accordance with, an Acceptable Confidentiality Agreement, furnish to any Third Party (and applicable representatives), any non-public information relating to Golden and its Subsidiaries or afford to any such Third Party (and applicable representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Golden and its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of an Acquisition Proposal (or any proposal or Inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal); provided, however, that (A) Golden will substantially concurrently (and in any event within 24 hours) provide to OpCo Buyer and VICI, or provide OpCo Buyer and VICI access to, any such non-public information concerning Golden that is provided to any such Third Party or its representatives that was not previously provided to OpCo Buyer, VICI or each of their respective representatives and (B) Golden and its Subsidiaries shall not provide (and shall not permit any of their respective representatives to provide) any competitively sensitive non-public information to any Third Party who is or who has one or more affiliates that is a competitor of Golden or any of its Subsidiaries in connection with the actions permitted by the “go-shop” provisions of the Master Transaction Agreement, except in accordance with customary “clean room” or other similar procedures;
•
continue, enter into, maintain, participate or engage in discussions or negotiations with any Third Party (and applicable representatives) with respect to an Acquisition Proposal (or any proposal or Inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal); and

•
cooperate with or assist or participate in or facilitate any such proposals, Inquiries, offers, discussions or negotiations or any effort or attempt to make any Acquisition Proposal, including that Golden may grant a limited waiver under any “standstill provision” or similar obligation of any Third Party with respect to Golden or any of its Subsidiaries to allow such Third Party to submit or amend an Acquisition Proposal on a confidential basis to the Golden Independent Committee.

Promptly after the No-Shop Period Start Date (and, in any event, within one Business Day thereafter), Golden shall (i) request each Person that has executed a confidentiality agreement in connection with any Inquiry, Acquisition Proposal or its consideration of any Acquisition Proposal to promptly return or destroy all non-public information furnished to such Person by or on behalf of Golden or any of its Subsidiaries prior to the No-Shop Period Start Date and (ii) terminate any data room or other diligence access to each such Person (and its affiliates and representatives).
The “No-Shop” Period — No Solicitation of Other Offers
Except as expressly permitted by the Master Transaction Agreement, from and after the No-Shop Period Start Date until the earlier to occur of the termination of the Master Transaction Agreement and the Effective Time, Golden has agreed that it will, and it will cause each of its Subsidiaries and its and their officers and directors to, and will direct its and their other representatives to, immediately cease and cause to be terminated any solicitations, discussions, negotiations or communications with any Third Party that may be ongoing with respect to any Acquisition Proposal.
Except as expressly permitted by the Master Transaction Agreement, from and after the date of the No-Shop Period Start Date until the earlier to occur of the termination of the Master Transaction Agreement and the Effective Time, Golden has agreed that it will not, and it will cause its Subsidiaries and its and their respective officers and directors not to, and will instruct and use its reasonable best efforts to cause its and its Subsidiaries’ other representatives, directly or indirectly through any other Person not to:
•
initiate, solicit or knowingly encourage or knowingly facilitate or assist any Acquisition Proposal or Inquiry;

•
enter into, engage, continue or otherwise participate in any discussions, Inquiry or negotiations with respect thereto (other than informing any Third Party of the existence of the provisions contained in the applicable portion(s) of the “no-shop” provision in the Master Transaction Agreement) or furnish to any Third Party any non-public information or knowingly grant any Third Party access to its properties, assets, books, contracts, personnel or records in connection with or in response to, or knowingly facilitate in any way any effort by any Third Party in furtherance of any Acquisition Proposal or Inquiry;

•
approve, recommend or endorse (or publicly propose or announce any intention or desire to approve, recommend or endorse) an Acquisition Proposal;

•
terminate, waive, amend, release or modify any provision of, grant permission under, or take any other action having a similar effect with respect to, any standstill, confidentiality or similar agreement in which Golden or any of its Subsidiaries is a party relating to an Acquisition Proposal;

•
except for an Acceptable Confidentiality Agreement, approve, authorize, execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar Contract (whether written or oral) that provides for an Acquisition Proposal or require Golden to abandon, terminate or fail to consummate the Transactions (any such letter, memorandum, agreement or other Contract, an “Acquisition Agreement”); or

•
resolve or agree to do any of the foregoing.

Notwithstanding anything to the contrary in the Master Transaction Agreement, Golden or Golden Independent Committee will not be required to enforce, and will be permitted to waive, solely to the extent requested by a Third Party in connection with an Acquisition Proposal, any provision of any standstill or confidentiality agreement solely to the extent that the Golden Independent Committee has determined in good faith that (after consultation with its outside legal counsel) the failure to do so would be inconsistent with its fiduciary duties to the shareholders of Golden under applicable Law.
However, if at any time following the No-Shop Period Start Date and prior to the Effective Time, Golden receives an unsolicited (except to the extent such Third Party was solicited during the Go-Shop Period pursuant to and in compliance with the “go-shop” provisions of the Master Transaction Agreement) bona-fide written Acquisition Proposal from a Third Party (that did not result from a breach of Golden’s obligations under the “go-shop” / “no-shop” provisions in the Master Transaction Agreement) that the Golden Independent Committee determines in good faith (after consultation with its financial advisor and outside legal counsel, as applicable), based on information then available, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal then Golden may (i) furnish information with respect to Golden to the Third Party making such Acquisition Proposal and its representatives pursuant to one or more Acceptable Confidentiality Agreements and (ii) participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal; provided that, (A) prior to taking any of the actions described in the immediately preceding clauses, Golden must comply with its obligations to provide information as outlined in the applicable section of the “go-shop” / “no-shop” provisions of the Master Transaction Agreement with respect to such Acquisition Proposal and must notify OpCo Buyer and VICI that it intends to take such action with respect to such Acquisition Proposal and (B) any material non-public information concerning Golden provided or made available to any Third Party shall, to the extent not previously provided or made available to OpCo Buyer and VICI, be provided or made available to OpCo Buyer and VICI substantially concurrently with when it is provided or made available to such Third Party.
Furnishing Information Regarding an Acquisition Proposal
From and after the date of the Master Transaction Agreement and until the earlier of the termination of the Master Transaction Agreement and the Effective Time:
•
During the Go-Shop Period (prior to the No-Shop Period Start Date), Golden shall promptly (and in any event within 24 hours) notify (via email being acceptable) OpCo Buyer and VICI after receipt of any Acquisition Proposal of (i) whether the person making such proposal is a strategic acquirer or financial sponsor and (ii) a summary of the material terms and conditions of such Acquisition Proposal; provided, however, that Golden shall not be required to disclose the specific identity of the person making such Acquisition Proposal.

•
On the No-Shop Period Start Date, to the extent the Master Transaction Agreement has not been terminated, Golden shall deliver to OpCo Buyer and VICI, a written notice setting forth (i) the identity of each Third Party from whom Golden received an Acquisition Proposal after the execution of the Master Transaction Agreement and prior to the No-Shop Period Start Date, (ii) a summary of the material terms and conditions of such Acquisition Proposal to the extent such material terms and conditions are not included in the written materials provided in the following clause (iii), and (iii) copies of any written materials and documents containing the material terms and conditions of such Acquisition Proposal provided to Golden or its representatives.

•
On and after the No-Shop Period Start Date, Golden shall promptly (and in any event within 24 hours) notify (via email being acceptable) OpCo Buyer and VICI after receipt of any Acquisition

Proposal or any request for nonpublic information regarding Golden or any of its Subsidiaries by any Third Party that informs Golden that it is considering making, or has made, an Acquisition Proposal, or any other Inquiry from any Person seeking to have discussions or negotiations with Golden regarding a possible Acquisition Proposal. Such notice shall be in writing and shall (i) identify the Person making such Acquisition Proposal or Inquiry, and (ii) include a copy of such Acquisition Proposal or Inquiry (if in writing) and any material documentation or correspondence that sets forth any such terms (or, where no such copy is available, a reasonable description of such Acquisition Proposal or Inquiry). Golden shall as promptly as practical (and in any event within 24 hours after the execution thereof) provide VICI and OpCo Buyer a copy of any executed Acceptable Confidentiality Agreement entered into pursuant to the applicable section of the “go-shop” / “no-shop” provisions of the Master Transaction Agreement. Without limiting the foregoing, Golden shall promptly (and in any event within 24 hours after such determination) (A) advise OpCo Buyer and VICI if Golden determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to the applicable section of the “go-shop” / “no-shop” provisions of the Master Transaction Agreement and (B) keep OpCo Buyer and VICI informed on a reasonably current basis regarding material developments, discussions and negotiations concerning any such Acquisition Proposal, and upon the request of OpCo Buyer and VICI shall apprise OpCo Buyer and VICI of the status of such Acquisition Proposal.
Change of Recommendation; Intervening Events
Except as expressly permitted by the Master Transaction Agreement, from and after the No-Shop Period Start Date until the earlier to occur of the termination of the Master Transaction Agreement and the receipt of the Golden Shareholder Approval, the Golden Independent Committee shall not:
•
approve, endorse, recommend or otherwise publicly declare advisable, or publicly propose to approve or recommend, any Acquisition Proposal;

•
withhold, withdraw, change or qualify, in a manner adverse to OpCo Buyer, VICI or PropCo Merger Sub, the Golden Independent Committee Approval;

•
approve, permit or cause Golden to enter into an Acquisition Agreement;

•
fail to recommend to Golden’s shareholders that the Golden Shareholder Approval be given or include the Golden Independent Committee Approval;

•
make any public recommendation in connection with any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by Golden’s shareholders), other than a recommendation against such offer or a temporary “stop, look and listen” communication by the Golden Independent Committee of the type contemplated by Rule 14d-9(f) under the Exchange Act (or a substantially similar communication), in each case that includes a reaffirmation of the Golden Independent Committee Approval, within 10 Business Days after the commencement of such tender offer or exchange offer;

•
if an Acquisition Proposal (other than an Acquisition Proposal in the circumstances described in the bullet above) or Inquiry or any material modification thereof is made public or is otherwise sent to the holders of Golden Common Stock, fail to issue a press release or other public communication that reaffirms the Golden Independent Committee Approval within 10 Business Days (or if the Golden Special Meeting is scheduled to be held within 10 Business Days form the date of such announcement, promptly and in any event prior to the date on which the Golden Special Meeting is scheduled to be held) after OpCo Buyer or VICI so requests in writing; or

•
resolve or agree to do any of the foregoing.

Any of the actions described in the bullets above is referred to as a “Change of Recommendation.”
However, the Golden Independent Committee may at any time prior to the receipt of the Golden Shareholder Approval, effect a Change of Recommendation with respect to such Superior Proposal and/or terminate the Master Transaction Agreement pursuant to the applicable termination provision of the Master Transaction Agreement, if and only if:

•
Golden receives an unsolicited (except to the extent such Third Party was solicited during the Go-Shop Period pursuant to and in compliance with the “go-shop” provision of the Master Transaction Agreement) bona fide written Acquisition Proposal from a Third Party that did not result from a breach of Golden’s obligations under the “go-shop” and “no-shop” provisions in the Master Transaction Agreement and is not withdrawn;

•
the Golden Independent Committee determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes a Superior Proposal; and

•
the Golden Independent Committee has determined in good faith (after consultation with its outside legal counsel) that failure to take such action would be inconsistent with their fiduciary duties to the shareholders of Golden under applicable Law.

Golden and the Golden Independent Committee shall not be entitled to effect a Change of Recommendation or terminate the Master Transaction Agreement pursuant to the applicable termination provision of the Master Transaction Agreement unless:
•
Golden shall have provided to OpCo Buyer and VICI at least four Business Days’ prior written notice (the “Notice Period”) that it intends to take a Change of Recommendation;

•
the notice identifies the Person who made the Acquisition Proposal, specifies in reasonable detail the reasons for the Change of Recommendation (including all material terms and conditions of such Acquisition Proposal and a copy of the proposed Acquisition Agreement and material and relevant documents in connection therewith);

•
during the Notice Period, if requested by OpCo Buyer or VICI, Golden shall have engaged in good faith negotiations with OpCo Buyer and/or VICI, as applicable, and their respective representatives regarding any adjustment and/or amendment to the Master Transaction Agreement proposed in writing by OpCo Buyer and/or VICI such that the relevant Acquisition Proposal ceases to be a Superior Proposal;

•
the Golden Independent Committee shall have considered in good faith any adjustments and/or proposed amendments to the Master Transaction Agreement and related agreements (including a change to the price terms) contemplated thereby that may be irrevocably offered in writing by OpCo Buyer and/or VICI no later than 11:59 a.m., Las Vegas, Nevada time, on the last day of the Notice Period;

•
the Golden Independent Committee shall have determined in good faith after consultation with Golden’s financial advisors and outside legal counsel that the Superior Proposal constitutes or would continue to constitute a Superior Proposal if such terms were to be given effect; and

•
after consultation with Golden’s outside counsel, the failure to effect such Change of Recommendation pursuant to the “go-shop” / “no-shop” provisions of the Master Transaction Agreement would be inconsistent with its fiduciary duties to the shareholders of Golden under applicable Law.

Prior to receipt of the Golden Shareholder Approval, the Golden Independent Committee may effect a Change of Recommendation if it determines that an Intervening Event has occurred and is continuing and it also determines, in good faith and after consultation with outside counsel, that the failure to effect a Change of Recommendation in response to such Intervening Event would be inconsistent with its fiduciary duties to the shareholders of Golden under applicable Law. Golden must provide written notice to OpCo Buyer and VICI at least five Business Days before such Change of Recommendation advising them of the material information and facts relating to such Intervening Event and stating that it intends to make a Change of Recommendation. And such Change of Recommendation shall not occur until a time that is after the fifth Business Day following OpCo Buyer’s and VICI’s receipt of such written notice, provided that during such five-Business Day period Golden has negotiated in good faith with OpCo Buyer and VICI, and their respective Representatives, to the extent OpCo Buyer or VICI wishes to negotiate to make such adjustments and/or proposed amendments to the terms and conditions of the Master Transaction Agreement and, at the end of such five-Business Day period, the Golden Independent Committee maintains its determination that the failure to effect a Change of Recommendation in response to such Intervening Event would be inconsistent with its fiduciary duties to the shareholders of Golden under applicable Law, after taking into account any adjustments and/or proposed amendments irrevocably offered in writing by OpCo Buyer or VICI.
Conditions to Closing the Transactions
The respective obligations of all Parties to consummate the OpCo Sale and effect the PropCo Subsidiary Merger are subject to the satisfaction or waiver (if permissible under applicable Law) at or prior to consummation of the OpCo Sale or the Effective Time, as applicable, of each of the following conditions:
•
the receipt of the Golden Shareholder Approval;

•
all waivers, consents, clearances, approvals and authorizations under the applicable Gaming and Liquor Laws (including the Gaming and Liquor Approvals) set forth on the confidential schedules to the Master Transaction Agreement (the “Specified Laws”) must have been filed or obtained, as applicable, and must be in full force and effect;

•
the completion of the Pre-Closing Restructuring, including the execution and delivery of all documents, certificates or other instruments required to effectuate the Pre-Closing Restructuring;

•
the consummation of the OpCo Sale or PropCo Subsidiary Merger not being restrained, enjoined or otherwise prohibited by any Order of any Governmental Entity of competent jurisdiction;

•
the consummation of the OpCo Sale or PropCo Subsidiary Merger not being made illegal by the enactment, entrance, promulgation or enforcement of a Law by any Governmental Entity;

•
the approval for listing on the NYSE of the issuance of the VICI Common Stock in connection with the PropCo Subsidiary Merger, subject to official notice of issuance; and

•
the effectiveness of the registration statement under the Securities Act, that no stop order suspending the effectiveness of the registration statement was issued, and that no related Proceedings had been initiated or threatened by the SEC (and not withdrawn).

In addition, the obligations of New HoldCo to consummate the OpCo Sale and effect the PropCo Subsidiary Merger are subject to the satisfaction or waiver by New HoldCo, at or prior to the consummation of the OpCo Sale or the Effective Time, of the following conditions:
•
each representation and warranty of OpCo Buyer, VICI and PropCo Merger Sub, without giving effect to any qualifications as to materiality or a Material Adverse Effect or other similar qualifications, must be true and correct as of the date of the Closing Date except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), and except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true and correct, a Material Adverse Effect;

•
each of OpCo Buyer, VICI and PropCo Merger Sub must have performed and complied with in all material respects with all covenants and agreements required to be complied with or performed by it under the Master Transaction Agreement at or prior to the Closing Date;

•
the absence of any Material Adverse Effect with respect to OpCo Buyer, VICI or PropCo Merger Sub since the date of the Master Transaction Agreement that is continuing;

•
New HoldCo must have received a certificate from each of OpCo Buyer and VICI verifying the foregoing conditions have been satisfied; and

•
New HoldCo must have received a written opinion from Latham & Watkins LLP to the effect that the PropCo Subsidiary Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The obligations of VICI and PropCo Merger Sub to effect the PropCo Subsidiary Merger are subject to the satisfaction or waiver by VICI or PropCo Merger Sub, at or prior to the Effective Time, of the following conditions:
•
Each representation and warranty of Golden and OpCo Buyer, as applicable (i) regarding (x) with respect to Golden, corporate organization, capitalization (other than the capital structure), authority,

execution and delivery and enforceability, opinion of financial advisor, broker’s fees, and New HoldCo, New OpCo, PropCo and Owner SPEs and (y) with respect to OpCo Buyer, corporate organization, authority, execution and delivery and enforceability, and broker’s fees, shall be true and correct in all material respects as of the date of the Master Transaction Agreement and as of the Closing Date as though made on the Closing Date (except for representations and warranties that relate to a specific date or time, which need only be true and correct in all material respects as of such date or time), (ii) regarding Golden’s capital structure shall be true and correct in all but de minimis respects as of as of the date of the Master Transaction Agreement and as of the Closing Date as though made on the Closing Date (except for representations and warranties that relate to a specific date or time, which need only be true and correct in all but de minimis respects as of such date or time) and (iii) as otherwise set forth in the representations and warranties of Golden and OpCo Buyer, as applicable, in the Master Transaction Agreement., without giving effect to any qualifications as to materiality or Material Adverse Effect or other similar qualifications contained therein, shall be true and correct as of the date of the Master Transaction Agreement and as of the Closing Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true and correct, a Material Adverse Effect;
•
each of Golden and OpCo Buyer must have performed and complied in all material respects with all covenants and agreements required to be complied with or performed by it under the Master Transaction Agreement at or prior to the Closing Date;

•
the absence of any Material Adverse Effect with respect to Golden or OpCo Buyer since the date of the Master Transaction Agreement that is continuing;

•
VICI must have received a certificate from each of New HoldCo and OpCo Buyer verifying the foregoing conditions have been satisfied;

•
the conveyance and transference of fee title to each Subject Property to, and as of the Closing held by, the applicable Owner SPE (subject to no liens other than Permitted Liens) and the issuance of each Title Policy to the applicable Owner SPE (or VICI’s designee);

•
VICI must have received a written opinion from Hogan Lovells US LLP to the effect that the PropCo Subsidiary Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•
One or more Covered Events shall not have occurred since the date of the Master Transaction Agreement for which as of the Closing Date (i) in the case of a casualty, the remaining cost of repair or restoration, whether or not covered in whole or in part by insurance, would reasonably be expected to equal or exceed $174,000,000 in the aggregate or (ii) in the case of a Condemnation, such Condemnation has resulted or would reasonably be expected to result in the permanent loss of more than $174,000,000 in the aggregate of the fair market value of the Subject Properties;

•
OpCo Buyer had paid in full any Excess Debt Amount; and

•
Golden shall have delivered to VICI an updated study performed by a nationally recognized independent public accounting firm reasonably acceptable to VICI and Golden (in substantially the same form as provided prior to the date of the Master Transaction Agreement), estimating that Golden’s aggregate current and accumulated earnings and profits, after accounting for any reductions resulting from the consummation of the Transactions (through but excluding the PropCo Subsidiary Merger at the Effective Time) and after accounting for any permitted dividends, as of a month end as close as practical to the Closing Date does not exceed $460,000,000.

The obligations of OpCo Buyer to consummate the OpCo Sale are subject to the satisfaction or waiver by OpCo Buyer, at or prior to the consummation of the OpCo Sale, of the following conditions:
•
Each representation and warranty of Golden, VICI and PropCo Merger Sub, as applicable, (i) regarding (x) with respect to Golden, corporate organization, capitalization (other than capital structure), authority, execution and delivery and enforceability, broker’s fees, and New HoldCo, New OpCo, PropCo and Owner SPEs and (y) with respect to VICI and PropCo Merger Sub, corporate organization, authority, execution and delivery and enforceability, and broker’s fees, shall be true and correct in all material respects as of the date of the Master Transaction Agreement and as of the Closing Date as though made on the Closing Date, (except for representations and warranties that relate to a specific date or time which need only be true and correct in all material respects as of such date or time), (ii) regarding Golden’s capital structure shall be true and correct in all but de minimis respects as of the date of the Master Transaction Agreement and as of the Closing Date, as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all but de minimis respects as of such date or time), and (iii) otherwise set forth in the representations and warranties of VICI and PropCo Merger Sub, without giving effect to any qualifications as to materiality or Material Adverse Effect or other similar qualifications contained therein, shall be true and correct as of the date of the Master Transaction Agreement as of the Closing Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true and correct, a Material Adverse Effect;
•
each of VICI and PropCo Merger Sub must have performed and complied in all material respects with all covenants and agreements required to be complied with or performed by it under the Master Transaction Agreement at or prior to the Closing Date;

•
the absence of any Material Adverse Effect with respect to Golden, VICI or PropCo Merger Sub since the date of the Master Transaction Agreement that is continuing;

•
OpCo Buyer must have received a certificate from each of Golden and VICI verifying the foregoing conditions have been satisfied; and

•
the payment in full by VICI of the Target Debt Amount.

Indemnification and Insurance
Pursuant to the terms of the Master Transaction Agreement, for six years from and after the Effective Time, each of the past and present directors and officers of Golden and its employees who served as a fiduciary of a Golden Benefit Plan (collectively, the “Indemnitees”) will be entitled to certain ongoing indemnification and coverage provided by OpCo Buyer. Such Indemnitees will be indemnified, defended and held harmless against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including in connection with the Master Transaction Agreement or the Transactions; provided that, to the extent required by applicable Law, such Indemnitee agrees in advance to return any such funds to which a court of competent jurisdiction determines in a final, nonappealable judgment that such Indemnitee is not ultimately entitled.
For the period of six years from the Effective Time, the Surviving Company and VICI will cause to be maintained in effect the provisions in the organizational documents of New HoldCo (or in any Contract of New HoldCo with any of its directors, officers or employees in effect) existing as of the Effective Time regarding all rights to exculpation, indemnification and advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with the Master Transaction Agreement or the Transactions) existing as of the Effective Time in favor of the Indemnitees, and no such provision may be amended, modified or repealed in any manner that would adversely affect the rights thereunder of any Indemnitees.
New HoldCo has agreed to obtain, prior to the Closing and at the sole cost and expense of New OpCo, directors’ and officers’ liability and fiduciary liability “tail” insurance with terms, conditions, retentions and limits of liability that are substantially equivalent to the current policies of directors’ and officers’ liability and fiduciary liability insurance maintained by New HoldCo. In each case, such “tail” insurance will have an effective term of six years from the Closing and will cover claims related to matters arising at or prior to the Closing and will be substantially equivalent to and in any event not less favorable than the existing policy of Golden (or the best coverage available). However, neither party will commit or spend on any such “tail” policy, in the aggregate, more than 300% of the current annual premium paid by Golden.

Any legal successor and permitted assign of the Surviving Company or VICI must assume all the obligations set forth in the Master Transaction Agreement related to indemnification and directors’ and officers’ insurance, as described in this section, “The Master Transaction Agreement — Indemnification and Insurance.”
Other Covenants
Golden Shareholder Approval and Special Meeting
As promptly as reasonably practicable, Golden will use its reasonable best efforts to cause the Golden Proxy Statement and Schedule 13E-3 to be filed with the SEC and mailed to Golden’s shareholders. As promptly as reasonably practical after the filing of the Golden Proxy Statement and Schedule 13E-3 with the SEC, Golden will (i) take all action necessary in accordance with the MBCA, Golden’s articles of incorporation, and Golden’s bylaws to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Golden Shareholder Approval, and (ii) subject to a Change of Recommendation in accordance with the applicable “go-shop” and “no-shop” provisions of the Master Transaction Agreement, will include the Golden Independent Committee Approval in the Golden Proxy Statement and use all reasonable best efforts to solicit from its shareholders proxies in favor of the adoption of the Master Transaction Agreement (including by postponing or adjourning the Golden Special Meeting to allow additional solicitation of proxies in order to obtain the Golden Shareholder Approval if necessary). Golden may postpone or adjourn the Golden Special Meeting from time to time (a) with the consent of OpCo Buyer and VICI (not to be unreasonably withheld, conditioned or delayed), (b) solely for the purpose of and for the times reasonably necessary to solicit additional proxies to obtain quorum or votes in favor of the approval of the Master Transaction Agreement, if, on a date for which the Golden Special Meeting is scheduled, a quorum has not been established or Golden has not received proxies representing a sufficient number of shares to obtain the Golden Shareholder Approval or (c) after consultation in good faith with OpCo Buyer and VICI to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Golden Independent Committee has in good faith (after consultation with it outside legal counsel) determined is necessary under applicable law or fiduciary duty and for such supplemental or amended disclosure to be disseminated to and reviewed by Golden’s shareholders prior to the Golden Special Meeting; provided that the Golden Special Meeting will not be postponed or adjourned to a date that is more than 30 days after the date for which the Golden Special Meeting was originally scheduled (excluding any postponement or adjournments required by applicable Law) without the consent of VICI and OpCo Buyer.
Regulatory Approvals and Efforts
Under applicable Gaming and Liquor Laws, the transactions contemplated by the Master Transaction Agreement cannot be completed until the Transactions contemplated thereby receive all required approvals under applicable Gaming and Liquor Laws.
Pursuant to the Master Transaction Agreement, subject to certain exceptions, the Parties have agreed to use their reasonable best efforts to take all actions that are necessary, proper, or advisable under the Master Transaction Agreement and applicable law, including Gaming and Liquor Laws, to consummate the Transactions as promptly as practicable, including using reasonable best efforts to, among other things, obtain all necessary or advisable approvals from Governmental Entities (including Gaming and Liquor Approvals, applicable federal or state securities Laws and the Gaming and Liquor Laws). All fees and expenses associated therewith and incurred by the Parties is to be borne solely and entirely by the Party that has incurred the same. Notwithstanding the foregoing, if the Closing occurs, OpCo Buyer will be solely responsible for and pay all filing fees and other costs incurred by any Party in connection with obtaining Governmental Permits required to be obtained by Golden or OpCo Buyer in connection with the Transactions. Further, Closing is conditioned upon the receipt and continuing effectiveness of all required Permits related to gaming issued by any Governmental Entity, including a Gaming and Liquor Authority, or under any Gaming and Liquor Laws. Golden has represented that all Permits held by Golden are valid, subsisting and in full force and effect, except where the failure to have or maintain such Permit, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect.

While, subject to certain exceptions, the Parties agree to cooperate with one another in regulatory filings and proceedings, promptly share necessary information, consult on filings and submissions, keep each other apprised of regulatory developments related to the Master Transaction Agreement, and agree not to take or fail to take any action that would materially delay, impede, or prevent obtaining required approvals or consummating the Master Transaction Agreement, and although the Parties expect that all required approvals will be obtained, it cannot be assured that all approvals will be obtained or that the approvals will not involve the imposition of additional conditions.
Delisting and Listing
If the Transactions are completed, the Surviving Company will use its reasonable best efforts to cause Golden’s securities to be de-listed from Nasdaq and de-registered under the Exchange Act as promptly as practicable following the Effective Time and prior to the Effective Time Golden will reasonably cooperate with VICI and use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done all things, necessary, proper or advisable on its part under applicable Law and the rules and policies of Nasdaq to enable such delisting and deregistration. As such Golden will no longer file periodic reports, current reports, proxy or information statements with the SEC on account of Golden’s common stock. If the Transactions are not completed, Golden’s common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act.
VICI will use its reasonable best efforts to take all action necessary, proper or advisable under applicable Laws and the rules and policies of the applicable stock exchange and the SEC to cause and enable the VICI Common Stock to be issued in the PropCo Subsidiary Merger to be approved for listing on the NYSE no later than the Effective Time, subject to official notice of issuance. VICI shall also take any other action (other than qualifying to do business or filing a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws, and the rules and regulations thereunder in connection with the issuance of VICI Common Stock in the PropCo Subsidiary Merger, and Golden shall furnish to VICI all information concerning Golden as may be reasonably requested in connection with any such actions. As such, the VICI Common Stock received in connection with the PropCo Subsidiary Merger will be listed on NYSE and registered under the Exchange Act and, as a result, freely tradeable.
Shareholder Litigation
Prior to the Effective Time, Golden will: (i) give VICI and OpCo Buyer reasonable opportunity to participate, subject to a customary joint defense agreement, in, but not control, the defense or settlement of any shareholder litigation against Golden and/or its directors and/or officers relating to the Transactions, including the OpCo Sale and the PropCo Subsidiary Merger and (ii) promptly notify VICI and OpCo Buyer of any such litigation and will keep VICI and OpCo Buyer reasonably and promptly informed with respect to the status thereof. VICI and OpCo Buyer will have (a) the right to review all material filings or responses to be made by Golden in connection with, any shareholder litigation (and Golden will give due consideration to VICI’s and/or OpCo Buyer’s comments and other advice with respect to such shareholder litigation, including with respect to strategy and any significant decisions related thereto), and (b) the opportunity to consult on the settlement, release, waiver or compromise of any such Proceeding. Golden may not, and may not agree to, settle, release, waive or compromise such Proceeding to without the prior written consent of VICI and OpCo Buyer (which such consent is not to be unreasonably withheld, conditioned or delayed).
Cooperation With Debt Financing
Prior to the Closing, OpCo Buyer has agreed to take, or cause to be taken, all actions and do, or cause to be done, as promptly as possible, all things necessary, proper or advisable to arrange and obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letter (including complying with any request requiring the exercise of any flex provisions in the fee letter), as promptly as possible.
If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter (after taking into account flex terms), OpCo Buyer will use reasonable best efforts to arrange and obtain alternative financing, including from alternative sources in an amount that is sufficient to replace any unavailable portion of the Debt Financing (“Alternative Financing”) as promptly as practicable following the occurrence of such event and the provisions of this section “Master Transaction Agreement — Other Covenants — Cooperation With Debt Financing” will be applicable to the Alternative Financing, and, for the purposes of this section “Master Transaction Agreement — Other Covenants — Cooperation With Debt Financing” all references to the Debt Financing will be deemed to include such Alternative Financing and all references to the Debt Commitment Letter or other Debt Documents will include the applicable documents for the Alternative Financing.
In connection with the efforts of OpCo Buyer to arrange the financing, prior to the Closing, Golden has agreed to use commercially reasonable efforts, at OpCo Buyer’s sole expense, to cooperate and cause Golden’s Subsidiaries to cooperate with OpCo Buyer in connection with the arrangement of the Debt Financing as may be customary and reasonably requested in writing by OpCo Buyer (provided that such requested cooperation does not (x) unreasonably interfere with the ongoing operations of Golden and its Subsidiaries, (y) cause any representation or warranty in the Master Transaction Agreement to be breached or (z) cause any condition in the Master Transaction Agreement to fail to be satisfied), including using commercially reasonable efforts to: (i) participate at reasonable times in a reasonable number of meetings, drafting sessions, presentations, road shows, and rating agency and due diligence sessions, in each case, upon reasonable advance notice; (ii) furnish, as promptly as practicable and in any event on or prior to the dates required by the Debt Commitment Letter, OpCo Buyer and the Debt Financing Source Related Party with (x) the Required Financial Information and (y) such other financial and other pertinent information regarding Golden as will exist and not already be available to OpCo Buyer and be reasonably requested by OpCo Buyer for use in connection with any marketing of the Debt Financing (provided that, Golden will not be required to provide, and OpCo Buyer will be solely responsible for, (A) the preparation of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information, (B) any description of all or any component of the Debt Financing, including any such description to be included in any liquidity or capital resources disclosure or any “description of notes”, or (C) projections, risk factors or other forward-looking statements relating to all or any component of the Debt Financing); (iii) reasonably assist OpCo Buyer and the Debt Financing Source and any Debt Financing Source Related Party in the preparation of (A) customary marketing material to be used in a syndication of the Debt Financing and (B) materials for rating agency presentations (provided that Golden will have the right to review and comment on materials in the foregoing clauses (A) and (B) prior to the dissemination of such material to potential lenders or other counterparties to any proposed financing transaction (or filing with any Governmental Entity)); (iv) cooperate with the marketing efforts of OpCo Buyer and the Debt Financing Source and any Debt Financing Source Related Party for any portion of the Debt Financing as reasonably requested by OpCo Buyer; (v) reasonably assist in the preparation of a customary confidential information memorandum; (vi) permit the use of all of Golden’s and its Subsidiaries’ logos in connection with the Debt Financing subject to Golden’s prior written consent (not to be unreasonably withheld, conditioned or delayed) and in a manner usual and customary for debt financings of a type similar to the Debt Financing; (vii) reasonably assist with OpCo Buyer’s preparation of documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and providing beneficial ownership certificates, in each case, at least 10 Business Days prior to Closing; (viii) cooperate with OpCo Buyer’s financing sources’ reasonable due diligence investigation and evaluation of the assets and properties of Golden and its Subsidiaries for the purpose of establishing collateral arrangements and otherwise reasonably facilitating the pledging of collateral and execution and delivery of definitive pledge and security documents and other financing documents or other certificates or documents as may be reasonably requested by OpCo Buyer or OpCo Buyer’s financing sources to consummate the Debt Financing; (ix) provide reasonable assistance in the preparations for the pledging of collateral (it being understood that no such pledging of collateral will be effective until at or after the Closing); (x) reasonably assist with the OpCo Buyer’s preparation, execution and delivery of one or more credit agreements, pledge and security documents and other definitive documentation or other certificates or documents (or the analogous provision in any amendment, modification, supplement, restatement or replacement thereof permitted or required hereunder), reasonably requested by OpCo Buyer; and (xi) take all corporate or other organizational actions reasonably requested by OpCo Buyer to permit the consummation of the Debt Financing.

Pre-Closing Restructuring
Prior to the Closing, Golden will take (or cause one or more of its Affiliates to take) the actions described in the Master Transaction Agreement to consummate the Pre-Closing Restructuring. Golden will (i) keep VICI and OpCo Buyer reasonably informed with respect to the Pre-Closing Restructuring and will not amend any Pre-Closing Restructuring steps without the prior written consent of VICI and OpCo Buyer and (ii) prior to executing any documents to effectuate the Pre-Closing Restructuring, submit such documents to VICI and OpCo Buyer as far in advance as is reasonably practicable for their review and approval (such approval not to be unreasonably withheld, conditioned or delayed) and give due consideration to all reasonable additions, deletions or changes suggested by VICI and/or OpCo Buyer. VICI may propose, and will consult in good faith with OpCo Buyer with respect to, reasonable amendments or modifications to the Pre-Closing Restructuring steps, and each other Party will use commercially reasonable efforts to take (or will cause one or more of its Affiliates to take) the actions required or advisable to effect such amendments or modifications proposed by VICI, provided that (a) VICI has irrevocably notified each other Party that it stands ready, willing and able to consummate the PropCo Subsidiary Merger consistent with the terms of the Master Transaction Agreement, (b) such amendments or modifications would not reasonably be expected to adversely impact in any material respect OpCo Buyer’s obligations under the Tax Matters and Indemnity Agreement or create additional financial or other material obligations or liabilities for OpCo Buyer, Golden or any of its Subsidiaries (provided that if such amendments or modifications would not result in the obligations or liabilities of such Person being more than they otherwise would have been had such amendment or modification not been made, then such amendment or modification will not be considered materially adverse), and (c) such amendments or modifications would not reasonably be expected to alter the form of consideration payable in connection with the PropCo Subsidiary Merger, change the PropCo Consideration payable to the shareholders of Golden or change the tax treatment of the PropCo Subsidiary Merger as described in the Master Transaction Agreement.
Repayment of Golden Credit Facilities
No less than five Business Days prior to the Closing Date, Golden will repay an amount under the Revolver Facility as is necessary so that the aggregate amount of borrowings outstanding under Golden Credit Agreement, together with all accrued and unpaid interest, upon such repayment does not exceed the Target Debt Amount. On the Closing Date, VICI will pay the amount equal to the Target Debt Amount in respect of Golden Credit Agreement and OpCo Buyer will pay the amount equal to the Excess Debt Amount in respect of Golden Credit Agreement.
Transaction Expenses
On the Closing Date, OpCo Buyer will pay or cause to be paid, on behalf of Golden and its Subsidiaries, any unpaid Transaction Expenses.
Draft E&P Study
No less than ten days prior to the Closing Date, Golden agreed to provide VICI a draft of a study performed by a nationally recognized independent public accounting firm reasonably acceptable to VICI and Golden estimating that Golden’s aggregate current and accumulated earnings and profits, after accounting for any reductions resulting from the consummation of the Transactions (through but excluding the PropCo Subsidiary Merger at the Effective Time) and after accounting for any permitted dividends, as of a month end as close as practical to the Closing Date does not exceed $460,000,000.
Employee and Employees Benefits Matters
At all times following the Closing Date, OpCo Buyer will, or will cause its Affiliates to, comply with the terms and conditions of all applicable collective bargaining agreements or other contracts with a union or works council (if any), as may be amended from time to time; provided, however, that OpCo Buyer’s obligations under the Master Transaction Agreement will be in addition to, and not in contravention of, any obligations under the applicable agreements or contracts (if any) or applicable Law.

Tax Matters
Golden and VICI agree to use their reasonable best efforts to cause the PropCo Subsidiary Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and to obtain the tax opinions from their respective counsel regarding the same, and for VICI agrees to use its best efforts to meet the requirements to qualify as a REIT, subject to certain conditions.
Termination of the Master Transaction Agreement
In general, the Master Transaction Agreement may be terminated prior to the Effective Time in the following ways (subject to certain limitations and exceptions):
•
By mutual written consent of OpCo Buyer, VICI and Golden.

•
By any of Golden, OpCo Buyer or VICI, if:

•
the Golden Shareholder Approval was not obtained by a vote taken at Golden shareholder meeting duly convened therefor or any adjournment or postponement thereof;

•
a Governmental Entity of competent jurisdiction has issued a final, non-appealable Order or taken any other final action permanently restraining, enjoining or otherwise prohibiting the consummation of the OpCo Sale, PropCo Subsidiary Merger, or the other Transactions (except that this right to terminate the Master Transaction Agreement will not be available if the party seeking to terminate the Master Transaction Agreement did not comply with its obligations under the applicable regulatory efforts covenant in the Master Transaction Agreement); and

•
the Effective Time has not have occurred on or before the Initial Outside Date, subject to an automatic extension to the Extended Outside Date if, as of the Initial Outside Date, all of the closing conditions listed in the Master Transaction Agreement (except regulatory approvals conditions with respect to Orders related to any Specified Law) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date), or have been validly waived, as applicable (except that this right to terminate the Master Transaction Agreement will not be available to a party if there has been a material breach by such party of its representations, warranties or covenants contained in the Master Transaction Agreement and such breach has primarily caused or resulted in the failure of the Closing to have occurred before the Initial Outside Date or the Extended Outside Date).

•
By OpCo Buyer or VICI:

•
If, at any time prior to the receipt of the Golden Shareholder Approval, (i) the Golden Independent Committee has effected a Change of Recommendation, (ii) Golden violated any of its obligations under the “go-shop” or “no-shop” provisions of the Master Transaction Agreement (other than immaterial or inadvertent violations thereof that did not result in an Acquisition Proposal); or (iii) Golden entered into an Acquisition Agreement relating to an Acquisition Proposal.

•
By Golden or VICI:

•
at any time prior to the Effective Time, if (i) all of OpCo Buyer’s conditions to closing under the Master Transaction Agreement have been, and continue to be, satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing) or, to the extent permitted by law, waived, (ii) OpCo Buyer has failed to consummate the OpCo Sale by the time the Closing was required to occur pursuant to the Master Transaction Agreement, (iii) Golden or VICI, as applicable, has irrevocably notified OpCo Buyer in writing that that they stand ready, willing and able to consummate, and will consummate, the Transactions, (iv) Golden or VICI, as applicable, has given OpCo Buyer written notice at least five Business Days’ prior to such termination stating Golden’s or VICI’s, as applicable, intention to terminate the Master Transaction Agreement pursuant to this termination right and (v) the OpCo Sale has not been consummated at the end of such five Business Day period.

•
By Golden:

•
prior to the receipt of the Golden Shareholder Approval, if the Golden Independent Committee accepts a Superior Proposal in accordance with the “go-shop” / “no-shop” provisions of the Master Transaction Agreement and Golden substantially concurrently with such termination enters into a binding agreement with respect to such Superior Proposal (so long as prior to or concurrently with such termination Golden pays the Golden Termination Fee); and

•
prior to the Effective Time, if (i) either OpCo Buyer, VICI or PropCo Merger Sub has breached any of their respective representations, warranties or covenants (such that New HoldCo’s conditions to closing under the Master Transaction Agreement are not reasonably capable of being satisfied while such breach is continuing), (ii) Golden delivered to OpCo Buyer or VICI, as applicable, written notice of such breach and (iii) such breach is not capable of cure prior to the applicable Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to OpCo Buyer or VICI, as applicable, and such breach has not been cured in all material respects (except Golden may not terminate the Master Transaction Agreement pursuant to this termination right if there has been any material breach by Golden of its representations, warranties, covenants or agreements contained in the Master Transaction Agreement and such breach is not cured in all material respects).

•
By VICI:

•
at any time prior to the Effective Time, if (i) either Golden or OpCo Buyer has breached any of their respective representations, warranties or covenants (such that VICI’s and PropCo Merger Sub’s conditions to closing under the Master Transaction Agreement are not reasonably capable of being satisfied while such breach is continuing) (ii) VICI has delivered to Golden or OpCo Buyer, as applicable, written notice of such breach and (iii) such breach is not capable of cure prior to the applicable Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to Golden or OpCo Buyer, as applicable, and such breach has not been cured in all material respect (except VICI and PropCo Merger Sub may not terminate the Master Transaction Agreement pursuant to this termination right if there has been any material breach by VICI or PropCo Merger Sub of its representations, warranties, covenants or agreements contained in the Master Transaction Agreement and such breach is not cured in all material respects).

•
By OpCo Buyer:

•
at any time prior to the Effective Time, if (i) either Golden, VICI or PropCo Merger Sub has breached any of their respective representations, warranties or covenants (such that OpCo Buyer’s conditions to closing under the Master Transaction Agreement are not reasonably capable of being satisfied while such breach is continuing), (ii) OpCo Buyer has delivered to Golden or VICI, as applicable, written notice of such breach and (iii) such breach is not capable of cure prior to the applicable Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to Golden or VICI, as applicable, and such breach has not been cured in all material respect (except OpCo Buyer may not terminate the Master Transaction Agreement pursuant to this termination right if there has been any material breach by the OpCo Buyer of its representations, warranties, covenants or agreements contained in the Master Transaction Agreement and such breach is not cured in all material respects).

None of the Parties will be relieved from liabilities or damages resulting from any fraud incurred or suffered as a result of Willful and Material Breach by any Party of its representations, warranties, covenants or other agreements set forth in the Master Transaction Agreement as a result of termination.
Termination Fees
Payment of Termination Fee by Golden
If the Master Transaction Agreement is validly terminated in specified circumstances, Golden may be required to pay the Golden Termination Fee.

Golden must pay the Golden Termination Fee if the Master Transaction Agreement is validly terminated under any of the following circumstances:
•
By OpCo Buyer or VICI, if, at any time prior to the receipt of the Golden Shareholder Approval, (i) the Golden Independent Committee has effected a Change of Recommendation, (ii) Golden violated any of its obligations under the “go-shop” or “no-shop” provisions of the Master Transaction Agreement (other than immaterial or inadvertent violations thereof that did not result in an Acquisition Proposal), or (iii) Golden entered into an Acquisition Agreement relating to an Acquisition Proposal.

•
By Golden prior to the receipt of the Golden Shareholder Approval, if the Golden Independent Committee accepts a Superior Proposal in accordance with the “go-shop” and “no-shop” provisions of the Master Transaction Agreement and Golden substantially concurrently with such termination enters into a binding agreement with respect to such Superior Proposal (so long as prior to or concurrently with such termination Golden pays the Golden Termination Fee).

•
(i) (a) by any of Golden, OpCo Buyer or VICI if the Golden Shareholder Approval is not obtained upon a vote taken at the Golden Special Meeting, and prior to the Golden Special Meeting, an Acquisition Proposal has been publicly announced, disclosed or otherwise communicated to Golden, the Golden Board or the Golden Independent Committee and has not been irrevocably withdrawn publicly within five Business Days prior to the Golden Special Meeting, (b) by any of Golden, OpCo Buyer or VICI if the Effective Time has not occurred on or before the applicable Outside Date, and prior to such termination, an Acquisition Proposal has been publicly announced, disclosed or otherwise communicated to Golden, the Golden Board or the Golden Independent Committee and wat not withdrawn prior to such termination or (c) by OpCo Buyer or VICI due to Golden’s breach of its representations, warranties, covenants or other agreements under the Master Transaction Agreement, and prior to such breach, an Acquisition Proposal has been publicly announced, disclosed, or otherwise communicated to Golden, the Golden Board or the Golden Independent Committee and was not withdrawn prior to such termination, in each case, such that either of OpCo Buyer’s or VICI’s conditions to closing under the Master Transaction Agreement are not reasonably capable of being satisfied while such breach is continuing, OpCo Buyer or VICI, as applicable, has delivered to Golden written notice of such breach and such breach is not capable of cure prior to the applicable Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to Golden or VICI, as applicable, and such breach has not been cured in all material respect and (ii) within 12 months after the date of such termination, the transaction contemplated by such Acquisition Proposal is consummated or Golden enters into an Acquisition Agreement in respect of an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) that is later consummated; provided that for purposes of this bullet, references to “25%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”.

In no event will Golden be required to pay the Golden Termination Fee on more than one occasion.
For purposes of this prospectus and the Master Transaction Agreement, “Golden Termination Fee” means $37,000,000; provided that if the Master Transaction Agreement had been terminated prior to the No-Shop Period Start Date pursuant to bullets 1 or 2 of the aforementioned bulleted items, then “Golden Termination Fee” means $16,400,000.
Reimbursement Obligations
Each of Golden, OpCo Buyer and VICI have an obligation to reimburse one or more of the other Parties if the Master Transaction Agreement is terminated under certain circumstances.
If the Master Transaction Agreement is terminated by VICI at any time prior to the Effective Time, (i) due to the fact that Golden has breached any of its representations, warranties or covenants (such that VICI’s and PropCo Merger Sub’s conditions to closing under the Master Transaction Agreement are not reasonably capable of being satisfied while such breach is continuing), (ii) VICI has delivered to Golden written notice of such breach and (iii) such breach is not capable of cure prior to the applicable Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to Golden and such breach has not been cured in all material respect, then Golden will within five Business Days of such termination pay OpCo Buyer and VICI an amount equal to the Reimbursement Amount (as defined below). However, the Reimbursement Amount payable by Golden will not exceed, with respect to VICI, $7,500,000 and, with respect to OpCo Buyer, the greater of (x) $2,500,000 and (y) the difference between (1) $10,000,000 minus (2) the Reimbursement Amount payable to VICI. If, after payment of the Reimbursement Amount by Golden, the Golden Termination Fee becomes payable, the amount of Reimbursement Amount actually paid prior to such time will reduce, dollar for dollar, the amount of the Golden Termination Fee payable by Golden.
If the Master Transaction Agreement is terminated by VICI at any time prior to the Effective Time, (i) due to the fact that OpCo Buyer has breached any of its representations, warranties or covenants (such that VICI’s and PropCo Merger Sub’s conditions to closing under the Master Transaction Agreement are not reasonably capable of being satisfied while such breach is continuing), (ii) VICI has delivered to OpCo Buyer written notice of such breach and (iii) such breach is not capable of cure prior to the applicable Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to OpCo Buyer and such breach has not been cured in all material respect, then OpCo Buyer will within five Business Days of such termination pay VICI an amount equal to the Reimbursement Amount, which will not exceed $5,000,000.
If the Master Transaction Agreement is terminated by OpCo Buyer at any time prior to the Effective Time, (i) due to the fact that VICI has breached any of its representations, warranties or covenants (such that OpCo Buyer’s conditions to closing under the Master Transaction Agreement are not reasonably capable of being satisfied while such breach is continuing), (ii) OpCo Buyer has delivered to VICI written notice of such breach and (iii) such breach is not capable of cure prior to the applicable Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to VICI and such breach has not been cured in all material respect, then VICI will within five Business Days of such termination pay OpCo Buyer an amount equal to the Reimbursement Amount, which will not exceed $5,000,000.
For purposes of this prospectus and the Master Transaction Agreement, “Reimbursement Amount” means the aggregate amount of all reasonable out-of-pocket fees and expenses (including all reasonable out-of-pocket fees and expenses of financing sources, counsel, accountants, investment banks, advisors and consultants) actually incurred by a Party or its affiliates in connection with the preparation, negotiation and execution of the Master Transaction Agreement and any ancillary agreement, and the performance and consummation of the transactions contemplated thereby.
Payment of Termination Fee by OpCo Buyer
If the Master Transaction Agreement is validly terminated in specified circumstances, OpCo Buyer may be required to pay Golden the OpCo Buyer Termination Fee and VICI its Reimbursement Amount.
OpCo Buyer must pay Golden the OpCo Buyer Termination Fee and VICI its Reimbursement Amount if the Master Transaction Agreement is validly terminated:
•
By Golden or VICI, at any time prior to the Effective Time, if (i) all of OpCo Buyer’s conditions to closing under the Master Transaction Agreement have been, and continue to be, satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing) or, to the extent permitted by law, waived, (ii) OpCo Buyer has failed to consummate the OpCo Sale by the time the Closing was required to occur pursuant to the Master Transaction Agreement, (iii) Golden or VICI, as applicable, has irrevocably notified OpCo Buyer in writing that that it stands ready, willing and able to consummate, and will consummate, the Transactions, (iv) Golden or VICI, as applicable, has given OpCo Buyer written notice at least five Business Days’ prior to such termination stating Golden’s or VICI’s, as applicable, intention to terminate the Master Transaction Agreement pursuant to this termination right, (v) the OpCo Sale has not been consummated at the end of such five Business Day period and (vi) the reason for such termination is as a result of a Financing Failure.

For purposes of this prospectus and the Master Transaction Agreement, “OpCo Buyer Termination Fee” means an amount equal to $10,000,000. The Reimbursement Amount payable to VICI in the above mentioned circumstance will not exceed $5,000,000.

Risk of Loss
Golden also agreed to certain actions in the event of a casualty or condemnation event. If, prior to the Closing Date, all or any portion of any or all of the Subject Properties is permanently taken or rendered unusable for its current purpose by eminent domain or is the subject of a pending taking which has not been consummated (a “Condemnation”), or any portion of any or all of the Subject Properties is destroyed or damaged by fire or other casualty (a “Casualty”), then if such Casualty or Condemnation is a Notice Event, Golden will provide VICI with written notice within 30 days after Golden becomes aware thereof, and, within 90 days after Golden becomes first aware thereof, deliver to VICI a written estimate prepared by an independent architect reasonably selected by Golden of the cost to restore the Subject Properties to the condition immediately prior to such Casualty or Condemnation and the time it will take to complete such restoration.
From the date of the Master Transaction Agreement until the Closing Date, Golden will not be entitled to settle any material claim related to a Condemnation or Casualty without VICI’s written consent, not to be unreasonably withheld, conditioned or delayed (except if it is a Covered Event, in which case VICI may withhold its consent in its sole and absolute discretion).
Golden agreed to (and cause its Subsidiaries to) promptly commence to restore and repair the damage resulting from the Casualty in question to the condition, in all material respects, of the Subject Properties immediately prior to such Casualty (the “Prior Condition”) and diligently pursue such restoration and repair to the Prior Condition, in a good and workmanlike manner and in compliance with applicable Law and Contracts using new materials, the quality of which is not less than that of the affected Subject Properties immediately prior to such Casualty and using duly licensed, reputable and financially solvent third-party architects, engineers and contractors, and pursuant to plans and specifications, in each case, reasonably acceptable to VICI (which such acceptance will not be unreasonably withheld, conditioned or delayed) and VICI has the right from time to time (but no more than once per month) during the restoration thereof to inspect the improvements. However, without VICI’s prior written consent (in its sole discretion), Golden does not have the right to restore or repair such damage or destruction if the aggregate cost to fully restore and repair the applicable Subject Properties to the Prior Condition is estimated to exceed $580,000,000 as reflected in the cost and time estimate. If a Subject Property is affected by a Casualty or Condemnation, Golden will cause the Subsidiary owning such Subject Property to retain all of the insurance proceeds paid with respect thereto (less amounts applied towards repair or restoration or protective repairs), including any rent abatement insurance accruing after Closing, and assign any claims of such insurance proceeds or condemnation award and related insurance policies to VICI (or its designee).
For purposes of this prospectus and the Master Transaction Agreement:
“Notice Event” means any (i) Condemnation that would reasonably be expected to result in the permanent loss of more than $5,000,000 in the aggregate of the fair market value of the Subject Properties or (ii) Casualty in which the cost of the repair or restoration of the Subject Properties, whether or not covered in whole or in part by insurance, would reasonably be expected to equal or exceed $5,000,000 in the aggregate.
“Covered Event” means any (i) Condemnation that would reasonably be expected to result in the permanent loss of more than $174,000,000 in the aggregate of the fair market value of the Subject Properties or (ii) Casualty in which the cost of the repair or restoration of the Subject Properties, whether or not covered in whole or in part by insurance, would reasonably be expected to equal or exceed $174,000,000 in the aggregate.
Specific Performance
The Parties have agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of the Master Transaction Agreement in accordance with their specified terms or otherwise breach such provisions and further agreed that each Party is entitled to an injunction or specific performance in addition to any other remedy to which they’re entitled at Law or in equity. Additionally, the Parties waive any requirement for securing or posting any bond in connection with obtaining specific performance or injunctive relief and, in an action for specific performance, the defense of adequacy of a remedy at Law. For Golden and VICI, the pursuit of specific performance will not be deemed an election of remedies or waiver of the right to pursue other rights or remedies (including damages in the case of fraud or a Willful and Material Breach). There will be no right to specific performance or an injunction of OpCo Buyer’s obligations to consummate the OpCo Sale in the event of a Financing Failure. Additionally, under no circumstances will OpCo Buyer be obligated to both specifically perform under the Master Transaction Agreement and algo pay the OpCo Buyer Termination Fee and/or the VICI’s Reimbursement Amount.
Several Liability
Any and all agreements, covenants, warranties, representations and obligations of OpCo Buyer, VICI and PropCo Merger Sub under the Master Transaction Agreement will be deemed to be the agreements, covenants, warranties, representations and obligations, as applicable, of OpCo Buyer, on the one hand, and VICI and PropCo Merger Sub, on the other hand, which agreements, covenants, warranties, representations and obligations (and, in each case, any liability relating thereto) will be several, and not joint.
Fees and Expenses
Except with respect to transfer tax obligations as described in “The Master Transaction Agreement — Other Covenants” and obligations described in “The Master Transaction Agreement — Termination Fees,” all fees and expenses incurred in connection with the Transactions will be borne by the Party incurring those fees and expenses. If the Closing occurs, OpCo Buyer will be solely responsible for and pay all filing fees and other costs incurred by any party in connection with obtaining Governmental Permits required to be obtained by Golden or OpCo Buyer in connection with the Transactions and all premiums, costs, expenses, fees or Taxes payable in connection with the D&O Insurance.
Amendment; Waivers; Golden Independent Committee Approval
The Master Transaction Agreement may be amended, modified or supplemented by each of Golden, OpCo Buyer, VICI and PropCo Merger Sub by action taken by or on behalf of their respective governing bodies (or duly authorized committee thereof) at any time prior to the Effective Time; provided that, after receipt of the Golden Shareholder Approval, no amendment may be made which, by applicable Law or in accordance with the rules of any relevant stock exchange, requires further approval by Golden’s shareholders without such approval. The Master Transaction Agreement may not be amended, modified or supplemented except by an instrument in writing signed by the Parties.
To the extent any amendments or waivers to certain provisions listed in the Master Transaction Agreement (or, any other provision of the Master Transaction Agreement solely to the extent an amendment relates to any such Section, the substance of such Section or the definitions of any terms used in such Section) are adverse to the rights of the Debt Financing Source, such provisions are not to be amended without the prior written consent of the Debt Financing Source.
Governing Law
Except as expressly set forth in “The Master Transaction Agreement — Specific Performance”, the Master Transaction Agreement and all claims and causes of action arising in connection therewith will be governed by, and construed in accordance with, the Laws of the State of Minnesota, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Minnesota; provided, however, that any claim or cause of action brought against any Debt Financing Source or any Debt Financing Source Related Party, will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPCO SUBSIDIARY MERGER TO VICI
The following is a general discussion of the material U.S. federal income tax consequences of the PropCo Subsidiary Merger to VICI. The following discussion is based on the Code, U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion assumes that the PropCo Subsidiary Merger will be completed in accordance with the Master Transaction Agreement and as further described in this prospectus.
This discussion is not a complete description of all of the tax consequences of the PropCo Subsidiary Merger and, in particular, except as specifically discussed below, does not address the tax consequences of the PropCo Subsidiary Merger to holders of Golden Common Stock, any tax reporting requirements, tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, or any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.
The U.S. federal income tax consequences of the PropCo Subsidiary Merger to holders of Golden Common Stock can be found in the Golden Proxy Statement under the section titled “Material U.S. Federal Income Tax Consequences of the F Reorganization, Distribution and Merger”.
This discussion is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.
It is a condition to the completion of the Transactions that VICI and Golden receive opinions from Hogan Lovells and Latham & Watkins LLP, respectively, to the effect that, for U.S. federal income tax purposes, the PropCo Subsidiary Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinions will be subject to customary exceptions, assumptions and qualifications, and will be based on representations made by VICI and Golden regarding factual matters and covenants undertaken by VICI and Golden. If any assumption or representation is inaccurate in any way, or any covenant is not complied with, the tax consequences of the PropCo Subsidiary Merger could differ from those described in the tax opinions and in this discussion. These tax opinions represent the legal judgment of counsel rendering the opinion and are not binding on the IRS or the courts. No ruling from the IRS has been or is expected to be requested in connection with the PropCo Subsidiary Merger, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the conclusions set forth in the tax opinions. The balance of this discussion assumes, unless indicated otherwise, that the PropCo Subsidiary Merger will qualify as a reorganization.
VICI has elected to be taxed as a REIT for U.S. federal income tax purposes. Provided that VICI qualifies to be taxed as a REIT, generally VICI will be entitled to a deduction for distributions that it pays and therefore will not be subject to U.S. federal corporate income tax on its REIT taxable income (including net capital gain) that is distributed to its stockholders with respect to the relevant taxable year. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a “C corporation.”
Golden, however, is a non-REIT C corporation and is subject to double taxation — once at the corporate level when income is earned and once again at the stockholder level when income is distributed. Assuming that the PropCo Subsidiary Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, VICI will succeed to both U.S. federal income tax attributes of New HoldCo (including Golden’s adjusted tax basis in the Subject Properties and any “earnings and profits” of New HoldCo at the Effective Time of the PropCo Subsidiary Merger), and, by operation of law in the PropCo Subsidiary Merger, U.S. federal income tax liabilities of New HoldCo (representing some, but not all, tax liabilities of Golden and its subsidiaries). If the PropCo Subsidiary Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, VICI will inherit the corporate level tax liability of New HoldCo related to the gain on the resulting deemed sale of the Subject Properties.

VICI will be subject to entity level tax on the built-in gain in the Subject Properties as of the Effective Date of the PropCo Subsidiary Merger if recognized for tax purposes during the five-year period following the PropCo Subsidiary Merger and VICI will be required to distribute all “non-REIT earnings and profits” acquired in the PropCo Subsidiary Merger by the end of VICI’s taxable year in which the PropCo Subsidiary Merger occurs. The Tax Matters and Indemnity Agreement (among other things) requires the OpCo Buyer TMIA Parties to indemnify the VICI TMIA Parties for all U.S. federal income tax liabilities of New HoldCo to which VICI succeeds solely as a result of the PropCo Subsidiary Merger other than gain related solely to the deemed sale of the Subject Properties if the PropCo Subsidiary Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
As a result of the PropCo Subsidiary Merger, PropCo Merger Sub will have the legal obligation to file certain tax returns of New HoldCo, which will be the successor to Golden for U.S. federal income tax purposes as a result of the F Reorganization. Pursuant to the Tax Matters and Indemnity Agreement, VICI, OpCo Buyer, and Golden have agreed to use commercially reasonable efforts to report the Transactions in a manner consistent with the intended tax treatment and applicable law. PropCo Merger Sub’s U.S. federal income tax reporting obligations under the Tax Matters and Indemnity Agreement with respect to the OpCo Sale will be based on and subject to the receipt by VICI of factual information and representations from OpCo Buyer and the OpCo Buyer TMIA Parties related to the OpCo Sale to which VICI will not be privy until after Closing. The VICI TMIA Parties are indemnified for all U.S. federal income tax liabilities to which PropCo Merger Sub succeeds as a result of the PropCo Subsidiary Merger, other than gain related solely to the deemed sale of the Subject Properties if the PropCo Subsidiary Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, irrespective of whether the Transactions are reported consistently with the intended tax treatment. OpCo Buyer and its affiliates are obligated to pay their own taxes as a result of the Transactions and VICI will not provide, in connection with the Transactions, OpCo Buyer or any other person any tax protection or similar rights with respect to taxes.
Determining the actual tax consequences of the PropCo Subsidiary Merger to you, as a recipient of VICI Common Stock in the PropCo Subsidiary Merger, may be complex and will depend on your specific situation and on factors that are not within the control of VICI or Golden. You should consult your own independent tax advisor as to the specific tax consequences of the PropCo Subsidiary Merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. and other tax laws and of changes in those laws.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS REGARDING THE OWNERSHIP AND DISPOSITION OF VICI COMMON STOCK
The following discussion is based upon the Code, final and temporary U.S. Treasury regulations promulgated under the Code, referred to as the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion does not address any U.S. federal taxes other than income taxes, or state, local or non-U.S. taxes. This discussion is limited to holders that hold their VICI Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the tax on net investment income, and all references to non-corporate tax rates (including maximum non-corporate tax rates) are exclusive of any tax on net investment income, if applicable. In addition, this discussion does not address U.S. federal income tax considerations applicable to holders that are subject to special treatment under U.S. federal income tax law, including, without limitation, for example:
•
financial institutions;

•
S corporations, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, or other pass-through entities (and investors therein);

•
persons acting as nominees or otherwise not as beneficial owners;

•
insurance companies;

•
broker-dealers;

•
except to the extent described in “— Taxation of Stockholders — Taxation of Tax-Exempt Stockholders,” tax-exempt organizations;

•
dealers in securities;

•
traders in securities that elect to use a mark to market method of accounting;

•
persons that hold VICI Common Stock as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated transaction for U.S. federal income tax purposes;

•
regulated investment companies;

•
REITs;

•
U.S. expatriates, and former citizens or long-term residents of the United States;

•
governmental organizations;

•
holders who actually or constructively own more than 5% of VICI Common Stock;

•
except to the extent described in “— Taxation of Stockholders — Taxation of Non-U.S. Stockholders,” non-U.S. holders (as defined below) or non-U.S. stockholders (as defined below);

•
U.S. holders or U.S. stockholders (as defined below) whose “functional currency” is not the U.S. dollar;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax; and

•
persons who acquired their VICI Common Stock through the exercise of stock options or otherwise in connection with compensation.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of VICI Common Stock that is:
•
an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (A) is subject to the primary supervision of a court within the United States and the authority of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) to control all substantial decisions of the trust or (B) has a valid election in place under the Treasury Regulations to be treated as a United States person.

A “non-U.S. holder” is any beneficial owner of VICI Common Stock other than a partnership or U.S. holder.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) VICI Common Stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partnership level. Any such partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, and the partners in such partnership (as determined for U.S. federal income tax purposes), should consult their tax advisors regarding the U.S. federal income tax considerations to them regarding the ownership and disposition of VICI Common Stock.
This discussion of material U.S. federal income tax considerations is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.
THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO HOLDING AND DISPOSING OF VICI COMMON STOCK, AND TO REITS GENERALLY, ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF GOLDEN COMMON STOCK THAT WILL RECEIVE VICI COMMON STOCK PURSUANT TO THE PROPCO SUBSIDIARY MERGER ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSIDERATIONS TO THEM REGARDING THE OWNERSHIP OF SUCH VICI COMMON STOCK, AND VICI’S QUALIFICATION AS A REIT, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Taxation of VICI as a REIT
For purposes of the following discussion, references to “our,” “we” and “us” mean only VICI and not its subsidiaries or affiliates.
We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2017, upon the filing of our U.S. federal income tax return for such period. We believe that we are organized and operate in such a manner, and will continue to be organized and operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code.
Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify to be taxed as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such fair market values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification — General.” While we intend to operate so that we qualify and continue to qualify to be taxed as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify,” below.
Provided that we qualify to be taxed as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to U.S. federal corporate income tax on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a “C corporation.” A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate (other than at any taxable REIT subsidiary (“TRS”) of ours) is taxed only at the stockholder level upon a distribution to our stockholders.
Most U.S. stockholders (as defined below) that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, but non-corporate stockholders will generally be eligible for a deduction equal to 20% of such distributions. Currently, the highest marginal non-corporate U.S. federal income tax rate (exclusive of any Medicare tax, if applicable) applicable to ordinary income is 37% (before application of the 20% deduction which results in an effective 29.6% tax rate). See “— Taxation of Stockholders — Taxation of Taxable U.S. Stockholders — Distributions” below.
Any of our net operating losses, foreign tax credits and other tax attributes generated or incurred by us generally do not pass through to VICI stockholders, subject to special rules for certain items such as the undistributed but designated capital gain that we recognize. See “— Taxation of Stockholders — Taxation of Taxable U.S. Stockholders — Distributions” below.
If we qualify to be taxed as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
•
We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

•
If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

•
If we fail to satisfy the 75% gross income test and/or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•
If we violate the asset tests (other than certain de minimis violations) or certain other requirements applicable to REITs, as described below, and yet maintain qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.
•
If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification — General” below.

•
A 100% tax may be imposed on certain transactions between us and a TRS that do not reflect arm’s-length terms.

•
If we acquire appreciated assets from a corporation that is not a REIT (i.e., a “C” corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five- year period following our acquisition from the C corporation. Treasury Regulations exclude from the application of this built-in gains tax any gain from the sale of property we acquire in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code.

•
The taxable income of our TRSs will be subject to U.S. federal corporate income tax.

•
We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for the stockholder’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in shares of our stock.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification — General
The Code defines a REIT as a corporation, trust or association:
1.
that is managed by one or more trustees or directors;

2.
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest

3.
that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5.
the beneficial ownership of which is held by 100 or more persons;

6.
in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares or other beneficial interest is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations);

7.
that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated;

8.
that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

9.
that meets other tests described below, including with respect to the nature of its income and assets and the amounts of its distributions.

The Code provides that conditions (1) through (4) above must be met during the entire taxable year, and that condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) above need not be met during an entity’s initial tax year as a REIT (which, in our case, will be 2017). Our charter provides restrictions regarding the ownership and transfers of our shares of beneficial interest, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we, in all cases, will be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. To monitor our compliance with condition (6) above, we are generally required to maintain records regarding the actual ownership of our shares. If we comply with the record-keeping requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares of beneficial interest. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record- keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.
In addition, a REIT must have a taxable year that is the calendar year. We have adopted December 31 as our taxable year-end to satisfy this requirement.
Effect of Subsidiary Entities
Ownership of Partnership Interests
If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, as described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). We calculate our capital interest in any partnership based on either our percentage ownership of the capital of the partnership or based on the allocations provided in the applicable partnership’s operating agreement, using the more conservative calculation. In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.
We have control of VICI Properties OP LLC (“VICI OP,” which is our operating company through which we own substantially all of our assets) and its subsidiaries and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We have a non-controlling interest in Harrah’s Joliet LandCo LLC, an entity taxed as a partnership that owns the Harrah’s Joliet property and is the lessor under the related Joliet Lease Agreement. Our non-controlling interest represents a 20% third-party ownership of Harrah’s Joliet LandCo LLC. If we become aware that such entity has taken or may take actions that could jeopardize our status as a REIT or incur unexpected tax liability, we may be forced to dispose of the non-controlling interest or transfer it to a TRS. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail the gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or otherwise take corrective action on a timely basis. In that case, we could fail to qualify to be taxed as a REIT unless we were entitled to relief, as described below.
Disregarded Subsidiaries
If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded as a separate entity for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly (through disregarded subsidiaries) wholly owned by a REIT. Other entities that are wholly owned by us or our subsidiaries, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary of ours ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would generally be treated as a either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirements that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Income Tests” below.
Taxable REIT Subsidiaries
In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, and no more than 5% of the value of our assets can be represented by the securities of any single taxable corporation, in each case unless we and such corporation elect to treat such corporation as a TRS, provided that not more than 20% of the value of our total assets is represented by securities of one or more TRSs (25% for (i) our 2017 taxable year and (ii) taxable years commencing on or after January 1, 2026). The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to VICI stockholders.
We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we generally treat the distributions paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

U.S. federal income tax law limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs, if any and as applicable, will be conducted on an arm’s-length basis.
We have subsidiaries that are corporations and TRSs. In the future, we may form or acquire additional TRSs, or elect to treat certain existing subsidiaries that are qualified REIT subsidiaries or disregarded entities as TRSs. TRSs might be used to hold all or a portion of an investment that, for example, would be treated as a non-real estate security for purposes of the REIT asset tests or excess personal property when testing rents from real property.
Income Tests
In order to qualify to be taxed as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, generally must be derived from “rents from real property,” gains from the sale of real estate assets (other than certain publicly offered REIT debt instruments that would not be real estate assets but for the inclusion of publicly offered REIT debt instruments), interests and gain derived from mortgage loans secured by real property or an interest in real property (including certain types of mortgage-backed securities and certain mortgage loans secured by both real and personal property), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.
Rents from Real Property
Rents we receive from a tenant generally will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met:
•
The amount of rent is not based in whole or in part on the income or profits of any person from the property. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed-percentage or percentages of gross receipts or sales;

•
Neither we nor an actual or constructive owner of 10% or more of VICI shares actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation for U.S. federal income tax purposes, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant, taking into account applicable complex attribution rules. To ensure that our rental income will not be treated as nonqualifying income under the rule described in the preceding sentence, and thus to ensure that we will not inadvertently lose our REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, our charter provides restrictions on ownership and transfer of our shares, including restrictions on such ownership or transfer that would cause the rents received or accrued by us from tenants to be treated as nonqualifying rent for purposes of the REIT gross income requirements. Stockholders should be aware that events unknown to us (i.e., events other than a purchase or other transfer of shares) may result in ownership, under the applicable attribution rules, of shares in excess of our charter ownership limits.

•
Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

•
Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•
We generally are not permitted to operate or manage our properties or to furnish or render services to our tenants, subject to a 1% de minimis exception and except as further provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue, or a TRS that is wholly or partially owned by us, to provide both customary and non-customary property management or services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property.” Any dividends that we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test.

We believe that all of our leases meet the above requirements so that rents we receive are “rents from real property.” We intend to structure future leases such that we are in compliance with the 75% and 95% gross income tests.
In addition, in order for the rent payable under the leases of our properties to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures, financing arrangements, or another type of arrangement. We have structured, and generally expect to continue to structure, our leases to qualify as true leases for U.S. federal income tax purposes. For example, with respect to the leases, generally:
•
the ground lease holder or property owning entity, on the one hand, and the lessee, on the other hand, intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;

•
the lessee has the right to exclusive possession and use and quiet enjoyment of the property covered by the lease during the term of the lease;

•
the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the property and is responsible for how the property is operated;

•
the lessee bears the costs and expenses of operating the property, including the cost of any inventory used in their operation, during the term of the lease;

•
the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the property during the term of the lease;

•
in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the property subject to the right, in certain circumstances, to terminate the lease in whole or in part if the lessor does not restore the property to its prior condition;
•
the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the property or

•
(B) the lessee’s use, management, maintenance or repair of the property;

•
the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the property under the lease;

•
the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it operates the property;

•
the lease enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the property during the term of the lease;

•
and

•
upon termination of the lease, the property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

We generally treat our leases with respect to our properties as true leases for U.S. federal income tax purposes; however, there can be no assurance that the IRS would not consider a particular lease a financing arrangement instead of a true lease for U.S. federal income tax purposes. In that case, and in any case in which we intentionally structure a lease as a financing arrangement, our income from that lease would be interest income rather than rent and we expect to treat that interest as qualifying income for purposes of the 75% gross income test to the extent that the deemed “loan” amount does not exceed the fair market value of the real estate assets leased (and thus deemed to secure the deemed loan). All of the interest income from our loan would be qualifying income for purposes of the 95% gross income test. In addition, we expect to treat only a portion of the deemed “loan” amount as a qualifying “real estate asset” for purposes of the 75% asset test if and to the extent the loan amount does not exceed the fair market value of the real estate assets leased (and thus deemed to be securing the deemed loan). We believe that the characterization of a lease as a financing arrangement would not adversely affect our ability to qualify as a REIT.
Interest Income
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on (i) real property or an interest in real property or (ii) property described in (i) and other property if such other property constitutes 15% or less of the total fair market value of the secured property. If we receive interest income with respect to a mortgage loan that is described in the preceding clause (ii), such interest income may need to be apportioned between the real property and the other collateral for purposes of the 75% gross income test. Even if a loan is not secured by real property, or is not fully secured by real property, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
We may originate or acquire mezzanine loans or investments treated as subordinated debt for U.S. federal income tax purposes. Mezzanine loans include loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. Revenue Procedure 2003-65 provides a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.

Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, it is possible that some mezzanine loans may not meet all of the requirements for reliance on the safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to satisfy the REIT gross income and asset tests.
Dividend Income
We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.
Fee Income
Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.
Hedging Transactions
Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred or to be incurred to acquire or carry “real estate assets” (as described under “— Asset Tests,” below), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Certain items of income or gain attributable to hedges of foreign currency fluctuations with respect to income that satisfies the REIT gross income requirements may also be excluded from the 95% and 75% gross income tests as well as certain items of income or gain attributable to certain counteracting hedges that offset prior qualifying hedges where the prior debt is repaid or qualifying assets underlying such prior hedges are sold. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
Forward Sale Agreements
We enter into forward sale agreements from time to time and, subject to certain conditions, we have the right to elect physical, cash or net share settlement under these agreements at any time and from time to time, in part or in full. In the event that we elect to settle the forward sale agreements for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchasers. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our shares of common stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether the forward sale agreements qualify as “securities futures contracts,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of the forward sale agreements, we might not be able to satisfy the gross income requirements applicable to REITs under the Code.
Failure to Satisfy the Gross Income Tests
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify to be taxed as a REIT for such year if we are entitled to relief under applicable provisions of the

Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify to be taxed as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability (i.e., generally our net income divided by our gross income). We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Asset Tests
At the close of each calendar quarter, we must also satisfy certain tests relating to the nature of our assets. Specifically:
•
At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property and stock of other REITs, as well as some kinds of mortgage-backed securities and mortgage loans. The term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property generating qualifying rents from real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below;

•
The value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets;

•
We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs or qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics or to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code;

•
The aggregate value of all securities of TRSs that we hold, may not exceed 20% (or 25%, for taxable years commencing on or after January 1, 2026) of the value of our total assets; and

•
Not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met.
Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test (for purposes of value) described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value limitation. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non- governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Income Tests.” In applying the 10% value limitation, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.
No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will cause a violation of the REIT asset tests.
Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification, notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause VICI to lose its REIT qualification if (i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, VICI still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described below.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury Regulations to be issued, or the relevant tests are otherwise satisfied within that time frame.
Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury Regulations to be issued, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements
In order to qualify to be taxed as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:
•
90% of our REIT taxable income (with certain adjustments), computed without regard to our net capital gains and the deduction for dividends paid; and

•
90% of our after-tax net income, if any, from foreclosure property (as described below); minus the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gain and the deduction for dividends paid.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. These distributions will be treated as received by VICI stockholders in the year in which paid, except that any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.
If we fail to distribute, with respect to each calendar year, at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.
To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We have the ability to elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. If we were to make this election, VICI stockholders would include their proportionate shares of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax that we paid. VICI stockholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.
To the extent that we may have available net operating losses carried forward from prior tax years, such losses, subject to applicable limitations, may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to VICI stockholders of any distributions that are actually made. See “— Taxation of Stockholders — Taxation of Taxable U.S. Stockholders — Distributions,” below.
From time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements described above, including due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay distributions or we may pay distributions through the distribution of other property (including our stock) in order to meet the distribution requirements, while preserving our cash.
If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year but treated as an additional distribution to our stockholders in the year such dividends are paid. In this case, VICI may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions
Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.
Derivatives and Hedging Transactions
We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury Regulations, (i) income from a hedging transaction we enter into (A) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, including gain from the sale or disposition of a position in such a transaction or (B) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests will not constitute gross income for purposes of the 75% or 95% gross income test; and (ii) if we enter into a position described in clause (i)(A) above with respect to indebtedness described therein or clause (i)(B) above with respect to property generating income described therein, and in connection with the extinguishment or disposition of such indebtedness or property we enter into a transaction that would be a hedging transaction within the meaning of clause (i) above as to any position referred to in this clause (ii) if such position were ordinary property, then any income from such a position or transaction described in this clause (ii) will not constitute gross income for purposes of the 75% or 95% gross income test so long as, in each of the foregoing clauses (i) and (ii), the transaction or position is clearly identified, as specified in Treasury Regulations, before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into hedging transactions that are not described in the preceding clause (i) or (ii), the income from these transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure and have structured any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations or if the interest payments were at a commercially reasonable rate. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income generally represents income of a TRS that is understated as a result of services provided to us or on our behalf.
Record Keeping Requirements
We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary penalties. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of common stock.
Built-In Gains Tax
If we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, during the five-year period beginning on the date we acquire the asset, we could be required to pay tax at the highest corporate rate on the gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case on the date we acquired the asset. Such gain is taken into account in determining our taxable income and capital gains, and the amount of tax paid is taken into account as a loss for purposes of the distribution requirements. We have acquired and held in the past, and may acquire and hold in the future, properties that are subject to these rules.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in “— Income Tests” and “— Asset Tests.”
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), distributions to stockholders would be taxable as regular corporate dividends. Such dividends paid to U.S. stockholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., currently at a 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships
General
We own substantially all of our investments indirectly through VICI OP, which is intended to be treated as a partnership for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include our allocable share of these partnership items for purposes of computing its REIT taxable income, and for purposes of the various REIT income tests, will include its proportionate share of these partnership items based on its capital interest in such partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). Capital interest in a partnership is calculated based on either the partner’s percentage ownership of the capital of the partnership or based on the allocations provided in the applicable partnership’s operating agreement, using the more conservative calculation. Consequently, to the extent that we hold an equity interest in a partnership, such partnership’s assets and operations may affect our ability to continue to qualify as a REIT, even though it may have no control, or only limited influence, over any such partnership.
Entity Classification
Our ownership of equity interests in a partnership involves special tax considerations, including the possibility of a challenge by the IRS of the status of a subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If a subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, generally would be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of its gross income would change and would preclude it from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of any one corporation) or the gross income tests as discussed in “— Asset Tests” and “— Income Tests” above, and in turn would prevent us from qualifying as a REIT. See “— Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year.
In addition, any change in the status of a subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations with Respect to an Investment in a Partnership
Under the Code and Treasury Regulations promulgated thereunder, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution, or the book-tax difference. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or partnership property that has been revalued on the books of the partnership, must be allocated in a manner so that the contributing partners, or partners who held an interest in the partnership at the time of such revaluation, are charged with the unrealized gain or benefit from the unrealized loss associated with the property at the time of such contribution or revaluation. Any elections or other decisions relating to VICI OP allocations under Section 704(c) of the Code (including whether to use the “traditional method,” the

“traditional method with curative allocations” or the “remedial method”) are made by a wholly owned subsidiary of VICI that is the managing member of VICI OP.
Partnership Audit Rules
Subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These partnership audit rules could result in partnerships in which we directly or indirectly invest, including VICI OP, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment.
Taxation of Taxable U.S. Stockholders
The following is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of our stock applicable to taxable U.S. stockholders. A U.S. stockholder is any holder of shares of our stock that is, for U.S. federal income tax purposes a “U.S. person”, which includes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or entity treated as a corporation) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•
an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds shares of our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our stock.
Distributions
So long as we qualify to be taxed as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., currently at a 20% maximum U.S. federal income tax rate) for qualified dividends received by most U.S. stockholders that are individuals, trusts and estates from taxable C corporations but are generally eligible for a deduction equal to 20% of such distributions. This deduction is scheduled to expire after 2025. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:
•
income retained by the REIT in the prior taxable year on which the REIT was subject to corporate- level income tax (less the amount of corporate tax on such income);

•
dividends received by the REIT from TRSs or other taxable C corporations; or

•
income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Dividends that we designate as capital gain dividends will generally be taxed to our U.S. stockholders as long-term capital gains to the extent that such dividends do not exceed our actual net capital gain for the taxable year or our dividends paid for the taxable year, without regard to the period for which the stockholder that receives such dividend has held its shares. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code that treat our U.S. stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains and an increase in the adjusted basis of their shares equal to the difference between (i) the amount of such undistributed capital gains, minus (ii) the amount of such taxes that we paid on their behalf. See “— Taxation of VICI” and “— Annual Distribution Requirements.” U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates (although depending on the characteristics of the assets that produced these gains and on designations that we may make, certain capital gain dividends may be taxed at a 25% rate), and 21% in the case of U.S. stockholders that are corporations.
Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally represent a return of capital and will not be taxable to a U.S. stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “— Taxation of VICI” and “— Annual Distribution Requirements.”
Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits (as determined for U.S. federal income tax purposes).
Dispositions of Our Stock
If a U.S. stockholder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition, and the stockholder’s adjusted tax basis in the shares (generally the amount paid for such shares). In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of shares of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the shares are held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if the shares are held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. stockholder upon the disposition of shares of our stock that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, trusts and estates who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the stockholder as long-term capital gain.
If an investor recognizes a loss upon a subsequent disposition of shares of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of shares of our stock or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Passive Activity Losses and Investment Interest Limitations
Distributions that we make and gains arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, stockholder will not be able to apply any “passive losses” against income or gain relating to our stock. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our capital shares and income designated as qualified dividend income, as described above, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. To the extent that distributions we make do not constitute a return of capital, they will generally be treated as investment income for purposes of computing the investment interest limitation.
Taxation of Non-U.S. Stockholders
The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of shares of our stock applicable to non-U.S. stockholders. A “non-U.S. stockholder” is any holder of shares of our stock other than a partnership or U.S. person.
Ordinary Dividends
The portion of distributions received by non-U.S. stockholders that (i) is payable out of our current or accumulated earnings and profits, (ii) is not designated as capital gains, (iii) is not effectively connected with a U.S. trade or business of the non-U.S. stockholder (or if required by an applicable income tax treaty, the non-U.S. stockholder does not maintain a permanent establishment in the United States to which such distributions are attributable) and (iv) is not attributable to gains from the sales or exchanges of United States real property interests, as defined in Section 897 of the Code (“USRPIs”), will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.
In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of our stock. In cases where the distribution income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (through a United States permanent establishment, where applicable), the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income, as adjusted for certain items, may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. stockholder that is a corporation.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless (i) a lower treaty rate applies and the non-U.S. stockholder provides us an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate; or (ii) the non-U.S. stockholder provides us an IRS Form W-8ECI

(or applicable successor form) with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.
Non-Dividend Distributions
Unless shares of our stock constitute a USRPI, distributions that we make which are not dividends out of our earnings and profits, not attributable to gain from the disposition of USRPIs and not in excess of the adjusted tax basis of the non-U.S. stockholder’s shares will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To the extent that such distributions exceed the non-U.S. stockholder’s adjusted tax basis in such shares, the distributions will generally give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. stockholders.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests
Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “— Ordinary Dividends” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% (20% to the extent provided in Treasury Regulations) of the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. stockholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Dividends received by a non-U.S. stockholder that we properly designate as capital gain dividends and are attributable to dispositions of assets other than USRPIs generally are not subject to U.S. federal income or withholding tax, unless (i) the investment in our stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business (through a United States permanent establishment where applicable), in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. stockholder will be subject to a 30% tax on his or her capital gains (reduced by certain capital losses). Substantially all of our assets will constitute USRPIs.
A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be subject to the 21% withholding tax described above, and instead will be treated in the same manner as an ordinary dividend; if the distribution is received (i) with respect to a class of shares that is regularly traded on an established securities market located in the United States and the recipient non-U.S. stockholder does not own more than 10% of that class of shares at any time during the year ending on the date on which the distribution is received; (ii) by certain non-U.S. publicly traded stockholders that meet certain record-keeping and other requirements (“qualified stockholders”) except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital shares; or (iii) by a “qualified foreign pension fund” (as defined in the Code) or any entity all of the interests of which are held by such a qualified foreign pension fund if certain requirements are met. We anticipate that our common stock will continue to be “regularly traded” on an established securities market in the United States.
Retention of Net Capital Gains
Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. stockholders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. stockholders should consult their tax advisors regarding the taxation of such retained net capital gain.
Dispositions of Our Stock
Unless shares of our stock constitute USRPIs, a sale of such shares by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, shares of our stock will be treated as USRPIs if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We believe that 50% or more of our assets consist, and will continue to consist, of USRPIs.
Even if the foregoing 50% test is met, however, shares of our common stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held, directly or indirectly, by non-U.S. persons at all times during a specified testing period. No assurance can be given that we will be a domestically controlled qualified investment entity.
In the event that we are not a domestically controlled qualified investment entity, but shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. stockholder’s sale of shares of our common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 10% or less of the outstanding shares of such class of stock at all times during a prescribed testing period. We expect that our common stock will be regularly traded on an established securities market.
Even if none of the foregoing tests are met and shares of our common stock are not considered to be regularly traded on an established securities market, dispositions of our capital shares by qualified stockholders would still be exempt from FIRPTA, except to the extent owners of such qualified stockholders own, actually or constructively, more than 10% of our capital shares. Furthermore, dispositions of our capital shares by certain “qualified foreign pension funds” or entities all of the interests of which are held by certain “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.
If gain on the sale of shares of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of shares of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder’s investment in the shares is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (through a United States permanent establishment, where applicable), the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax (unless reduced or eliminated by treaty) on the individual’s capital gain (reduced by certain capital losses). In addition, even if we are a domestically controlled qualified investment entity, upon disposition of shares of our common stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (a) disposes of shares of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other of shares of the same class of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (a). The preceding sentence should not apply to a non-U.S. stockholder if the non-U.S. stockholder did not own more than 10% of the shares at any time during the one-year period ending on the date of the distribution described in clause (a) of the preceding sentence and the class of shares is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market in the United States.
Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning shares of our stock.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that a tax-exempt stockholder has not held shares of our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), distributions that we make and income from the sale of the shares generally should not give rise to UBTI to a tax-exempt stockholder.
Tax-exempt stockholders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.
In certain circumstances, a pension trust that owns more than 10% of the value of shares of our stock could be required to treat a percentage of any distributions received from it as UBTI if we are a “pension- held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely held” test and (ii) either (a) one pension trust owns more than 25% of the value of shares of our stock or (b) one or more pension trusts, each individually holding more than 10% of the value of the shares, collectively own more than 50% of the value of the shares. Certain restrictions on ownership and transfer of our shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.
Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot give you any assurances as to whether, or in what form, any proposals affecting REITs or their stockholders might be enacted, but these changes might include, in particular, increases in the U.S. federal income tax rates that apply to various categories of holders of our stock in certain circumstances, possibly with retroactive effect. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock. Investors should consult with their tax advisors regarding the effect of potential changes to the federal tax laws and on an investment in our stock.
Backup Withholding and Information Reporting
In general, VICI is required to report to U.S. stockholders of our stock and to the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Backup withholding, at a rate of 24% through 2025 and 28% thereafter, may apply to dividends paid to a U.S. stockholders unless such holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.
In general, VICI is required to report annually to non-U.S. stockholders of shares of our stock and to the IRS the amount of dividends paid to such non-U.S. stockholders and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends, interest and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. Non-U.S. stockholders may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds from a sale of our stock within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our stock conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the applicable holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
A U.S. federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under the Foreign Account Tax Compliance Act rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. Under the Foreign Account Tax Compliance Act and administrative guidance, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with certification identifying certain of its direct and indirect U.S. owners. Under certain circumstances, a stockholder may be eligible for refunds or credits of such taxes. These withholding taxes are imposed on distributions paid with respect to our stock. While withholding under the Foreign Account Tax Compliance Act would have applied also to payments of gross proceeds from the sale or other disposition of our stock on or after January 1, 2019, proposed Treasury Regulations eliminate withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed

Treasury Regulations until final Treasury Regulations are issued. Stockholders should consult with their tax advisors regarding the possible implications of this legislation on their ownership and disposition of shares of our stock.
State, Local and Foreign Taxes
We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders and holders of debt securities may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we or our subsidiaries may incur do not pass through to our stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws applicable to an investment in our stock.

COMPARATIVE MARKET PRICES AND DIVIDEND INFORMATION
Comparative Per Share Market Prices
VICI Common Stock is listed for trading on the NYSE under the symbol “VICI.” Golden Common Stock is listed for trading on the Nasdaq Stock Market LLC under the symbol “GDEN.” The following table presents trading information for VICI Common Stock and Golden Common Stock on November 5, 2025, the last trading day before public announcement of the Transactions, and March 3, 2026, the latest practicable trading day before the date of this prospectus.
	VICI Common Stock			Golden Common Stock
Date	High	Low	Close	High	Low	Close
November 5, 2025	$30.48	$30.06	$30.17	$21.35	$19.57	$21.23
March 3, 2026	$30.36	$29.59	$30.20	$29.25	$28.43	$29.16
For illustrative purposes, the following table provides Golden equivalent per share information on each of the specified dates. Golden equivalent per share amounts are calculated by multiplying the per share price of each share of VICI Common Stock by 0.902, the Exchange Ratio.
	VICI Common Stock			Golden Common Stock
Date	High	Low	Close	High	Low	Close
November 5, 2025	$30.48	$30.06	$30.17	$27.49	$27.11	$27.21
March 3, 2026	$30.36	$29.59	$30.20	$27.38	$26.69	$27.24
The market prices of shares of VICI Common Stock and Golden Common Stock have fluctuated since the date of the execution of the Master Transaction Agreement and will continue to fluctuate prior to the completion of the Transactions and thereafter (in the case of VICI Common Stock). No assurance can be given concerning the market prices of shares of VICI Common Stock and Golden Common Stock before completion of the Transactions or shares of VICI Common Stock after completion of the Transactions. Because the Exchange Ratio, which determines the PropCo Consideration, is fixed and will not be adjusted for changes in market prices of either VICI Common Stock or Golden Common Stock, the market price of VICI Common Stock (and, therefore, the value of the PropCo Consideration) when received by the shareholders of Golden after the Transactions are completed could be greater than, less than or the same as those amounts stated above.
Dividends
Holders of VICI Common Stock are entitled to receive dividends if, as and when authorized by the VICI Board and declared by VICI out of assets legally available for the payment of dividends. VICI most recently paid a regular quarterly cash dividend of $0.45 per share of VICI Common Stock for the period from October 1, 2025 to December 31, 2025 on January 8, 2026.
Holders of Golden Common Stock are entitled to receive dividends if, as and when authorized by the Golden Board. Golden most recently paid a quarterly cash dividend of $0.25 per share of Golden Common Stock on January 6, 2026.
The Master Transaction Agreement prohibits Golden from declaring, setting aside, making or paying any dividends to Golden shareholders without the written consent of OpCo Buyer and VICI, except for (i) quarterly dividends or distributions by Golden or cash dividends on Golden Equity Awards in the ordinary course of business consistent with past practices, (ii) dividends by Golden’s Subsidiaries to their parent entities, (iii) the Distribution and (iv) certain other exceptions as described in the Master Transaction Agreement.
Subject to the limitations set forth in the Master Transaction Agreement, any future dividends by VICI will be made at the discretion of the VICI Board. Subject to the limitations set forth in the Master Transaction Agreement, any future dividends by Golden after the execution of the Master Transaction Agreement but prior to the completion of the Transactions will be made at the discretion of the Golden Board. There can be no assurance that any future dividends will be declared or paid by VICI or Golden or as to the amount or timing of those dividends, if any.

DESCRIPTION OF VICI CAPITAL STOCK
The following is a summary of the rights and preferences of VICI’s capital stock. This summary does not purport to be complete and is subject to and is qualified in its entirety by reference to VICI’s charter and bylaws and applicable provisions of the MGCL. While VICI believes the following summary covers the material terms of its capital stock, the description may not include all of the information that is important to you. You are encouraged to read carefully this entire prospectus, VICI’s charter and bylaws and the other documents VICI refers to for a more complete understanding of its capital stock. To obtain copies of these documents, see “Where You Can Find More Information and Incorporation by Reference” beginning on page 118.
General
VICI’s charter authorizes it to issue up to 1,350,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share, of which 12,000,000 shares are classified as Series A preferred stock, $0.01 par value per share. VICI’s charter authorizes the VICI Board, without stockholder approval, to amend the charter to increase or decrease the aggregate number of shares of stock that VICI is authorized to issue or the number of authorized shares of any class or series, subject to the terms of any outstanding preferred stock.
As of March 2, 2026, 1,068,988,999 shares of VICI Common Stock were issued and outstanding, and no shares of VICI’s preferred stock were issued or outstanding.
Under Maryland law, a stockholder generally is not liable for a corporation’s debts or obligations solely as a result of the stockholder’s status as a stockholder.
Common Stock
Subject to the restrictions on ownership and transfer of VICI’s stock discussed below under the caption “— Restrictions on Ownership and Transfer” and the voting rights of holders of outstanding shares of any other class or series of VICI’s stock, holders of VICI Common Stock will be entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of VICI Common Stock will not have cumulative voting rights in the election of directors.
Holders of VICI Common Stock will be entitled to receive dividends if, as and when authorized by the VICI Board and declared by VICI out of assets legally available for the payment of dividends. Upon VICI’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of any class or series of VICI’s stock having liquidation preferences, if any, the holders of VICI Common Stock will be entitled to receive pro rata VICI’s remaining assets available for distribution. Holders of VICI Common Stock will not have preemptive, subscription, redemption, preference, exchange, conversion or appraisal rights. There will be no sinking fund provisions applicable to the common stock. All issued and outstanding shares of VICI Common Stock will be fully paid and nonassessable and will have equal dividend and liquidation rights. The rights, powers, preferences and privileges of holders of VICI Common Stock will be subject to those of the holders of any shares of VICI’s preferred stock or any other class or series of stock VICI may authorize and issue in the future.
Under Maryland law, a Maryland corporation generally may not amend its charter (with limited exceptions), consolidate, merge, convert, transfer all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. As permitted by Maryland law, VICI’s charter provides that any of these actions, once advised by the VICI Board, may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, except for amendments to the charter provisions relating to indemnification and limitation of liability of directors and officers and certain amendments to VICI’s charter affecting these provisions, which require the affirmative vote of stockholders entitled to cast 75% of all of the votes entitled to be cast generally in the election of directors. See “— Certain Provisions of Maryland Law and VICI’s Charter and Bylaws” below. Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. In addition, because many of VICI’s operating assets are held by its Subsidiaries, these Subsidiaries will be able to merge or sell all or substantially all of their assets without the approval of VICI’s stockholders.
Power to Reclassify and Issue Stock
Subject to the rights of holders of any outstanding shares of VICI’s preferred stock, the VICI Board will be able to, without approval of holders of VICI Common Stock, classify and reclassify any unissued shares of VICI’s stock into other classes or series of stock, including one or more classes or series of stock that have preference over VICI Common Stock with respect to dividends or upon liquidation, or have voting rights and other rights that differ from the rights of the common stock, and authorize VICI to issue the newly classified shares. Before authorizing the issuance of shares of any new class or series, the VICI Board will be required to set, subject to the provisions in VICI’s charter relating to the restrictions on ownership and transfer of VICI’s stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock. These actions will be able to be taken without the approval of holders of VICI Common Stock unless such approval is required by applicable law, the terms of any other class or series of VICI’s stock or the rules of any stock exchange or automated quotation system on which any of VICI’s stock is listed or traded.
Preferred Stock
Prior to issuance of shares of each class or series of preferred stock having terms not already established pursuant to VICI’s charter, the VICI Board is required by the MGCL and VICI’s charter to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each such class or series. The VICI Board could authorize the issuance of shares of preferred stock that have priority over VICI Common Stock with respect to dividends or rights upon liquidation or with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of VICI that might involve a premium price for holders of VICI Common Stock or that holders of VICI Common Stock otherwise view to be in their best interests.
Series A Preferred Stock
Of the 50,000,000 shares of preferred stock authorized for issuance under VICI’s charter, 12,000,000 shares are classified as Series A preferred stock, $0.01 par value per share, all of which were issued on October 6, 2017 and automatically converted on November 6, 2017 in accordance with the terms of the Series A preferred stock into shares of VICI Common Stock. As a result of this conversion, none of the authorized shares of Series A preferred stock are currently issued or outstanding. The VICI Board has no plans to issue any shares of Series A preferred stock as currently constituted, and given the terms applicable to the Series A preferred stock and the circumstances in which originally issued, any such additional issuance would be impractical. The VICI Board could, however, without stockholder approval, reclassify the authorized but unissued shares of Series A preferred stock as preferred stock without further designation, or into one or more other or additional series or classes of VICI Common Stock, pursuant to its power to reclassify stock, as described above, and cause VICI to issue the newly classified shares, subject, however, to the rights of holders of any then outstanding shares of VICI’s preferred stock.
Restrictions on Ownership and Transfer
In order for VICI to qualify as a REIT for U.S. federal income tax purposes, VICI’s stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of VICI’s stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year.
VICI’s charter contains restrictions on the ownership and transfer of VICI’s stock. Subject to the exceptions described below, VICI’s charter provides that no person or entity will be able to beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, with respect to any class or series of VICI’s capital stock (including VICI Common Stock), more than 9.8% (in value or by number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of such class or series of VICI’s capital stock.
The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of 9.8% or less of a class or series of VICI’s capital stock, or the acquisition of an interest in an entity that owns VICI’s stock, could, nevertheless, cause the acquirer or another individual or entity to own VICI’s stock in excess of the ownership limit.
An exemption from the 9.8% ownership limit was granted to certain stockholders, and the VICI Board may in the future provide exceptions to the ownership limit for other stockholders, subject to certain initial and ongoing conditions designed to protect VICI’s status as a REIT. In addition, VICI’s charter provides that the VICI Board will have the power to, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, exempt a person from the ownership limit or establish a different limit on ownership for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in VICI’s being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. As a condition to granting a waiver of the ownership limit or creating an excepted holder limit, the VICI Board will be able, but will not be required, to require an opinion of counsel or IRS ruling satisfactory to the VICI Board as it may deem necessary or advisable to determine or ensure VICI’s status as a REIT and may impose such other conditions or restrictions as it deems appropriate.
In connection with granting a waiver of the ownership limit or creating or modifying an excepted holder limit, or at any other time, VICI’s charter provides that the VICI Board will be able to increase or decrease the ownership limit unless, after giving effect to any increased or decreased ownership limit, five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) could beneficially own or constructively own, in the aggregate, more than 50% in value of the shares of VICI’s stock then outstanding or VICI would otherwise fail to qualify as a REIT. A decreased ownership limit will not apply to any person or entity whose percentage ownership of VICI’s stock is in excess of the decreased ownership limit until the person or entity’s ownership of VICI’s stock equals or falls below the decreased ownership limit, but any further acquisition of VICI’s stock will be subject to the decreased ownership limit.
VICI’s charter also provides that:
•
any person is prohibited from owning shares of VICI’s stock that, if effective, would cause VICI to constructively own more than 10% of the ownership interests, assets or net profits in (i) any of VICI’s tenants or (ii) any tenant of one of VICI’s direct or indirect Subsidiaries, to the extent such ownership would cause VICI to fail to qualify as a REIT;

•
any person is prohibited from beneficially or constructively owning shares of VICI’s stock that would result in VICI’s being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause VICI to fail to qualify as a REIT; and

•
any person is prohibited from transferring shares of VICI’s stock if the transfer would result in shares of VICI’s stock being beneficially owned by fewer than 100 persons.

VICI’s charter provides that any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of VICI’s stock that will or may violate the ownership limit or any other restrictions on ownership and transfer of VICI’s stock discussed above, and any person who owned or would have owned shares of VICI’s stock that are transferred to a trust for the benefit of one or more charitable beneficiaries described below, will be required to give immediate written notice of such an event or, in the case of a proposed or attempted transfer, give at least five days’ prior written notice to VICI and provide VICI with such other information as it may request in order to determine the effect of the transfer on its status as a REIT. The provisions of VICI’s charter relating to the restrictions on ownership and transfer of VICI’s stock will not apply if the VICI Board determines that it is no longer in VICI’s best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance is no longer required in order for VICI to qualify as a REIT.

VICI’s charter provides that any attempted transfer of VICI’s stock that, if effective, would result in VICI’s stock being beneficially owned by fewer than 100 persons will be void ab initio and the intended transferee will acquire no rights in such shares of stock. VICI’s charter provides that any attempted transfer of VICI’s stock that, if effective, would result in a violation of the ownership limit (or other limit established by VICI’s charter or the VICI Board), any person owning shares of VICI’s stock that, if effective, would cause VICI to constructively own more than 10% of the ownership interests, assets or net profits in (i) any of its tenants or (ii) any tenant of one of its direct or indirect Subsidiaries, to the extent such ownership would cause VICI to fail to qualify as a REIT, or VICI’s being “closely held” under Section 856(h) of the Code or VICI’s otherwise failing to qualify as a REIT will be void ab initio and the intended transferee will acquire no rights in such shares of stock and, if such voidness is not effective, the number of shares causing the violation (rounded up to the nearest whole share) will be transferred automatically to a trust for the exclusive benefit of one or more charitable beneficiaries, and the intended transferee will not acquire any rights in the shares. The automatic transfer will be effective as of the close of business on the business day before the date of the attempted transfer or other event that resulted in a transfer to the trust. VICI’s charter provides that if the transfer to the trust as described above does not occur or is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of VICI’s stock, then the attempted transfer which, if effective, would have resulted in a violation on the restrictions of ownership and transfer of VICI’s stock, will be void ab initio and the intended transferee will acquire no rights in such shares of stock.
VICI’s charter provides that shares of VICI’s stock held in the trust will be issued and outstanding shares. The intended transferee may not benefit economically from ownership of any shares of VICI’s stock held in the trust and will have no rights to dividends and no rights to vote or other rights attributable to the shares of VICI’s stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. VICI’s charter provides that any dividend or other distribution paid before it discovers that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by VICI. Pursuant to VICI’s charter, subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by an intended transferee before VICI’s discovery that the shares have been transferred to the trustee and to recast the vote in accordance with the direction of the trustee acting for the benefit of the charitable beneficiary of the trust.
Pursuant to VICI’s charter, within 20 days of receiving notice from VICI of a transfer of shares to the trust, the trustee must sell the shares to a person, designated by the trustee, that would be permitted to own the shares without violating the ownership limit or the other restrictions on ownership and transfer of VICI’s stock in VICI’s charter. After such sale of the shares, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute to the intended transferee, an amount equal to the lesser of:
•
the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event that resulted in the transfer to the trust at the market price of the shares on the day of the event that resulted in the transfer of such shares to the trust; and

•
the sales proceeds received by the trustee for the shares.

Any net sales proceeds in excess of the amount payable to the intended transferee shall be paid to the charitable beneficiary.
VICI’s charter provides that shares of VICI’s stock held in the trust will be deemed to be offered for sale to VICI, or its designee, at a price per share equal to the lesser of:
•
the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift, devise or other such transaction, at market price, at the time of such gift, devise or other such transaction; and

•
the market price on the date VICI accepts, or its designee accepts, such offer.

The amount payable to the transferee may be reduced by the amount of any dividends or other distributions that VICI paid to the intended transferee before VICI discovered that the shares had been transferred to the trust and that is owed by the intended transferee to the trustee as described above. VICI may accept the offer until the trustee has otherwise sold the shares of VICI’s stock held in the trust. Pursuant to VICI’s charter, upon a sale to VICI, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the intended transferee and distribute any dividends or other distributions held by the trustee with respect to the shares to the charitable beneficiary.
Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of VICI’s stock, within 30 days after the end of each taxable year, must give VICI written notice stating the person’s name and address, the number of shares of each class and series of VICI’s stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide VICI with any additional information that it requests in order to determine the effect, if any, of the person’s beneficial ownership on VICI’s status as a REIT and to ensure compliance with the ownership limit. In addition, any person or entity that is a beneficial owner or constructive owner of shares of VICI’s stock and any person or entity (including the stockholder of record) who is holding shares of VICI’s stock for a beneficial owner or constructive owner will be required to, on request, disclose to VICI such information as VICI may request in order to determine VICI’s status as a REIT or to comply, or determine VICI’s compliance, with the requirements of any governmental or taxing authority.
If the VICI Board authorizes any of VICI’s shares to be represented by certificates, the certificates will bear a legend referring to the restrictions described above.
These restrictions on ownership and transfer of VICI’s stock could delay, defer or prevent a transaction or a change of control of VICI that might involve a premium price for VICI Common Stock or otherwise be in the best interests of VICI’s stockholders.
Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate
In addition to the restrictions set forth above, all of VICI’s outstanding shares of capital stock will be held subject to applicable gaming laws. Any person owning or controlling at least 5% of the outstanding shares of any class of VICI’s capital stock will be required to promptly notify VICI of such person’s identity. VICI’s charter provides that any shares of VICI’s capital stock that are owned or controlled by an unsuitable person or an Affiliate of an unsuitable person are redeemable by VICI, out of funds legally available for that redemption, to the extent required by the gaming authorities making the determination of unsuitability or to the extent determined to be necessary or advisable by the VICI Board. From and after the redemption date, the securities will not be considered outstanding and all rights of the unsuitable person or Affiliate will cease, other than the right to receive the redemption price. The redemption price with respect to any securities to be redeemed will be the price, if any, required to be paid by the gaming authority making the finding of unsuitability or if the gaming authority does not require a price to be paid (including if the finding of unsuitability is made by the VICI Board alone), an amount that in no event exceeds (1) the market price of such securities as reported on a securities exchange, a generally recognized reporting system or domestic over-the-counter market, as applicable, or (2) if such securities are not quoted by any recognized reporting system, then the fair market value thereof, as determined in good faith and in the reasonable discretion of the VICI Board. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not, as determined by VICI. If all or a portion of the redemption price is paid with a promissory note, such note shall have a ten year term, bear interest at 3% and amortize in 120 equal monthly installments and contain such other terms determined by the VICI Board.
VICI’s charter provides that the redemption right is not exclusive and that VICI’s capital stock that is owned or controlled by an unsuitable person or an Affiliate of an unsuitable person may also be transferred to a trust for the benefit of a designated charitable beneficiary, and that any such unsuitable person or Affiliate will not be entitled to any dividends on the shares or be entitled to vote the shares or receive any proceeds from the subsequent sale of the shares in excess of the lesser of the price paid by the unsuitable person or Affiliate for the shares or the amount realized from the sale, in each case less a discount in a percentage (up to 100%) to be determined by the VICI Board in its sole and absolute discretion.

VICI’s charter requires any unsuitable person and any Affiliate of an unsuitable person to indemnify VICI and its affiliated companies for any and all losses, costs and expenses, including attorneys’ fees, incurred by VICI and its affiliated companies as a result of the unsuitable person’s ownership or control or failure to promptly divest itself of any of VICI’s securities when and in the specific manner required by a gaming authority or by VICI’s charter.
Under VICI’s charter, an unsuitable person will be defined as one who (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any gaming authority or for any gaming license, (ii) is denied or disqualified from eligibility for any gaming license by any gaming authority, (iii) is determined by any gaming authority to be unsuitable or disqualified to own or control any of VICI’s capital stock or the capital stock or any other equity securities of any of VICI’s Affiliates, (iv) is determined by any gaming authority to be unsuitable to be affiliated, associated or involved with a person engaged in gaming activities or holding a gaming license in any gaming jurisdiction, (v) causes any gaming license of VICI or any of its Affiliates to be lost, rejected, rescinded, suspended, revoked or not renewed, or causes VICI or any of its Affiliates to be threatened by any gaming authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any gaming license, or (vi) is deemed likely, in the sole and absolute discretion of the VICI Board, to preclude or materially delay, impede, impair, threaten or jeopardize any gaming license, cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract with a gaming authority to which VICI or its Affiliates is a party, or cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any gaming license of VICI or any of its Affiliates.
Transfer Agent and Registrar
The transfer agent and registrar for VICI Common Stock is Computershare Trust Company.
Certain Provisions of Maryland Law and VICI’s Charter and Bylaws
The following summary of certain provisions of Maryland law and of VICI’s charter and bylaws is only a summary, and is subject to, and qualified in its entirety by reference to, VICI’s charter and bylaws and the applicable provisions of the MGCL. Copies of VICI’s charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.
Election and Removal of Directors
VICI’s charter and bylaws provide that the number of directors may be established only by the VICI Board but may not be more than fifteen or fewer than the minimum number permitted by the MGCL, which is one. The number of directors is currently set at seven. VICI’s bylaws provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. VICI’s bylaws provide that a director may not be an “unsuitable person” as defined in VICI’s charter, and that the term of office of any director determined by the VICI Board to be an unsuitable person will end upon that determination.
VICI’s bylaws provide that any vacancy on the VICI Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum of the board of directors except that a vacancy created by the removal of a director by stockholders may also be filled by the requisite vote or consent of stockholders set forth in VICI’s bylaws.
VICI’s charter also provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect one or more directors, a director may be removed, with or without cause, by the affirmative vote of stockholders holding a majority of all of the shares of VICI’s stock entitled to vote generally in the election of directors.
Amendment to Charter and Bylaws
Except as provided in VICI’s charter with respect to indemnification and limitation of liability of directors and officers and certain amendments to VICI’s charter affecting these provisions, which must each be advised by the VICI Board and receive the affirmative vote of stockholders entitled to cast 75% of all the votes entitled to be cast generally in the election of directors, amendments to VICI’s charter must be advised by the VICI Board and, with limited exceptions, approved by the affirmative vote of VICI’s stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Each of the VICI Board and VICI’s stockholders, by the affirmative vote of not less than a majority of all shares then outstanding and entitled to be cast on the matter, have the power to amend VICI’s bylaws.
Business Combinations
Under the MGCL, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, and, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•
any person who beneficially, directly or indirectly, owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the corporation’s then outstanding voting stock.

A person is not an interested stockholder under the MGCL if the corporation’s board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland corporation and the interested stockholder generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:
•
80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The foregoing provisions of the MGCL do not apply, however, to business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. In addition, VICI’s charter provides that, notwithstanding any other provision of its charter or its bylaws, these provisions, known as the Maryland Business Combination Act (Title 3, Subtitle 6 of the MGCL), will not apply to any business combination between VICI and any interested stockholder of VICI and that VICI expressly elects not to be governed by the operative provisions of the Maryland Business Combination Act in whole or in part. Any amendment to such provision of VICI’s charter must be advised by the VICI Board and approved by the affirmative vote of stockholders entitled to cast a majority of all votes entitled to be cast on the matter. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to a business combination between VICI and any other person. As a result, any person described in the preceding sentence may be able to enter into a business combination with VICI that VICI’s stockholders may view to not be in their best interests, without compliance with the supermajority vote requirements and other provisions of the statute. VICI cannot assure you that this provision of VICI’s charter will not be amended or repealed in the future. In that event, business combinations between VICI and an interested stockholder or an affiliate of an interested stockholder would be subject to the five-year prohibition and the super-majority vote requirements.

Control Share Acquisitions
The Maryland Control Share Acquisition Act (Title 3, Subtitle 7 of the MGCL) provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise or direct voting power in electing directors within one of the following ranges of voting power:
•
one-tenth or more but less than one-third;

•
one-third or more but less than a majority; or

•
a majority or more of all voting power.

Control shares do not include shares the acquirer is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from VICI. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain limitations and conditions, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last acquisition of control shares by the acquiring person in a control share acquisition; or, if a meeting of stockholders is held at which the voting rights of the shares are considered and not approved, then as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority of the voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Maryland Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
VICI’s bylaws contain a provision exempting any acquisition of VICI’s stock by any person from the foregoing provisions on control shares. In the event that VICI’s bylaws are amended by VICI’s directors or stockholders to modify or eliminate this provision, acquisitions of VICI Common Stock may constitute a control share acquisition and may be subject to the Maryland Control Share Acquisition Act.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”) permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and without the need for stockholder approval, and notwithstanding any contrary provision in the charter or bylaws, unless the charter or a resolution adopted by the board of directors prohibits such election, to be subject to any or all of five provisions, including:
•
a classified board of directors;

•
a two-thirds vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of the board of directors;

•
a requirement that a vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•
a provision that a special meeting of stockholders must be called upon stockholder request only on the written request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting.

VICI does not currently have a classified board. VICI’s charter provides that it is prohibited from electing to be subject to any or all of the provisions of Subtitle 8 unless such election is first approved by the affirmative vote of stockholders of not less than a majority of all shares of VICI then outstanding and entitled to be cast on the matter.
Through provisions in VICI’s charter and bylaws unrelated to Subtitle 8, VICI already (1) vests in the VICI Board the exclusive power to fix the number of directors, and (2) requires the request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting to call a special meeting (unless the special meeting is called by the VICI Board, the chairman of the VICI Board, VICI’s president or chief executive officer as described below under “— Special Meetings of Stockholders”).
Special Meetings of Stockholders
The VICI Board, the chairman of the VICI Board, VICI’s president or VICI’s chief executive officer may call a special meeting of VICI’s stockholders. VICI’s bylaws provide that a special meeting of VICI’s stockholders to act on any matter that may properly be considered at a meeting of VICI’s stockholders must also be called by VICI’s secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by VICI’s bylaws.
Stockholder Action by Written Consent
The MGCL generally provides that, unless the charter of the corporation authorizes common stockholder action by less than unanimous consent, common stockholder action may be taken by consent in lieu of a meeting only if it is given by all common stockholders entitled to vote on the matter. VICI’s charter permits common stockholder action by consent in lieu of a meeting to the extent permitted by VICI’s bylaws. VICI’s bylaws provide that any action required or permitted to be taken at any meeting of the holders of common stock entitled to vote generally in the election of directors may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each common stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the VICI Board and a consent in writing or by electronic transmission of common stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to VICI in accordance with the MGCL. VICI will be required to give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.
Competing Interests and Activities of VICI’s Directors or Officers
VICI’s charter provides that it has the power to renounce, by resolution of the board of directors, any interest or expectancy in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are (i) presented to VICI or (ii) developed by or presented to one or more of VICI’s directors or officers.
Advance Notice of Director Nomination and New Business
VICI’s bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to VICI’s notice of the meeting, (2) by or at the direction of the VICI Board or any duly authorized committee of the

VICI Board or (3) by any stockholder present in person or by proxy who was a stockholder of record at the time of provision of notice by the stockholders and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business, who is not an “unsuitable person” as defined in VICI’s charter, and who has complied with the advance notice procedures of VICI’s bylaws. Stockholders generally must provide notice to VICI’s secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date of VICI’s proxy statement for the preceding year’s annual meeting.
Only the business specified in the notice of the meeting may be brought before a special meeting of VICI’s stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of the VICI Board or any duly authorized committee of the VICI Board or (2) if the special meeting has been called in accordance with VICI’s bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of provision of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of VICI’s bylaws. Stockholders generally must provide notice to VICI’s secretary not earlier than the 120th day before such special meeting or later than the later of the close of business on the 90th day before such special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of the VICI Board to be elected at the meeting.
A stockholder’s notice must contain certain information specified by VICI’s bylaws about the stockholder, its Affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its Affiliates and any proposed nominee in VICI.
Proxy Access Nominations
VICI’s bylaws permit an eligible stockholder, or group of up to 20 stockholders, who have owned 3% or more of VICI Common Stock continuously for at least three years to nominate and include in VICI’s proxy statement director candidates to occupy up to the greater of two directors or 20% of the VICI Board, provided that the stockholder or group has satisfied the procedural, eligibility and disclosure requirements set forth in VICI’s bylaws.
Effect of Certain Provisions of Maryland Law and VICI’s Charter and Bylaws
The restrictions on ownership and transfer of VICI’s stock discussed under the caption “— Restrictions on Ownership and Transfer of VICI Common Stock” prohibit any person from acquiring, with respect to any class or series of VICI’s capital stock, more than 9.8% (in value or by number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of such class or series of VICI’s capital stock, including VICI Common Stock, without the approval of the VICI Board. These provisions may delay, defer or prevent a change in control of VICI. Further, subject to the rights of holders of preferred stock, the VICI Board has the power to increase the aggregate number of authorized shares, or the number of authorized shares of any class or series, and to classify and reclassify any unissued shares of VICI’s stock into other classes or series of stock, and to authorize VICI to issue the newly classified shares, as discussed above under the captions “— Common Stock” and “— Power to Reclassify and Issue Stock,” and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of VICI. VICI believes that the power to increase the aggregate number of authorized shares and to classify or reclassify unissued shares of common or preferred stock, without approval of holders of VICI Common Stock, provides it with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
VICI’s charter and bylaws also provide that the number of directors may be established only by the VICI Board, which prevents VICI’s stockholders from increasing the number of VICI’s directors and filling any vacancies created by such increase with their own nominees. The provisions of VICI’s bylaws discussed above under the captions “— Special Meetings of Stockholders” and “— Advance Notice of Director Nomination and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual meeting to comply with certain notice and information requirements. VICI believes that these provisions will help to assure the continuity and stability of VICI’s business strategies and policies as determined by the VICI Board and promote good corporate governance by providing VICI with clear procedures for calling special meetings, information about a stockholder proponent’s interest in VICI and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for VICI’s stockholders to remove incumbent directors or fill vacancies on the VICI Board with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for VICI stockholders or otherwise be in the best interest of VICI’s stockholders.
Exclusive Forum
VICI’s bylaws provide that, unless it consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on VICI’s behalf, (b) any action asserting a claim of breach of any duty owed by any of VICI’s present or former directors or officers or other employees or stockholders to VICI or to its stockholders, as applicable, or any standard of conduct applicable to VICI’s directors, (c) any action asserting a claim against VICI or any of its present or former directors or officers or other employees arising pursuant to any provision of the MGCL or VICI’s charter or bylaws or (d) any action asserting a claim against VICI or any of its present or former directors or officers or other employees that is governed by the internal affairs doctrine.
Limitation of Liability and Indemnification of Directors and Officers
Maryland law permits VICI to include a provision in its charter eliminating the liability of VICI’s directors and officers to VICI and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) a final judgment based upon a finding that his or her action or failure to act was the result of active and deliberate dishonesty by the director or officer and was material to the cause of action adjudicated. VICI’s charter contains a provision that eliminates VICI’s directors’ and officers’ liability to VICI and its stockholders for money damages to the maximum extent permitted by Maryland law.
The MGCL requires VICI (unless VICI’s charter were to provide otherwise, which VICI’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits VICI to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a part to, or witness in, by reason of their service in those or certain other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, the MGCL prohibits VICI from indemnifying a director or officer who has been adjudged liable in a suit by VICI or on its behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the standard of conduct for indemnification set forth above or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by VICI or on its behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits VICI to advance reasonable expenses to a director or officer upon VICI’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
VICI’s charter provides that it will have the power to obligate itself, and VICI’s bylaws obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of VICI and at VICI’s request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

VICI’s charter and bylaws provide that it has the power, with approval of the VICI Board, to provide such indemnification and advance of expenses to a person who served a predecessor of VICI in any such capacity described above and to any employee or agent of VICI or a predecessor of VICI.
Indemnification Agreements
VICI has entered into an indemnification agreement with each of VICI’s directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, VICI has been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
VICI has purchased and maintain insurance on behalf of all of VICI’s directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not VICI is required to have the power to indemnify them against the same liability.

COMPARISON OF RIGHTS OF VICI STOCKHOLDERS AND GOLDEN SHAREHOLDERS
VICI is a Maryland corporation and Golden is a Minnesota corporation. The rights of VICI stockholders are governed by VICI’s charter and bylaws and the MGCL. The rights of Golden shareholders are governed by Golden’s charter and Golden’s bylaws and the MBCA. If the PropCo Subsidiary Merger is completed, the rights of the former Golden shareholders as holders of VICI Common Stock will be governed by VICI’s charter and bylaws and the MGCL. As a result, Golden shareholders will have different rights when they become VICI stockholders due to differences in the state law and governing documents of Golden and VICI.
The following description summarizes the material differences that may affect the rights of VICI stockholders and Golden shareholders but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The following summary is qualified in its entirety by reference to the relevant provisions of (i) the MGCL, (ii) the MBCA, (iii) the VICI charter, (iv) the VICI bylaws, (v) the Golden charter and (vi) the Golden bylaws.
The following identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Golden shareholders should read carefully the relevant provisions of the MGCL and MBCA, as well as the governing instruments of each of VICI and Golden, each as amended, restated, supplemented or otherwise modified from time to time. Copies of the charter and bylaws of VICI and charter and bylaws of Golden were previously filed with the SEC. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 118. The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the VICI charter and bylaws, as well as the Golden charter and bylaws, all of which are incorporated by reference herein.
	Rights of VICI Stockholders	Rights of Golden Shareholders
Corporate Governance and Purpose
VICI is organized as a Maryland corporation and has been taxed as a REIT for U.S. federal income tax purposes since its formation in 2017.
The rights of VICI stockholders are governed by the MGCL, the VICI charter and the VICI bylaws.
VICI’s stated purpose is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland, including engaging in business as a REIT under the Code.
Golden is a Minnesota corporation. The rights of Golden shareholders are governed by the MBCA, the Golden charter and the Golden bylaws. Golden does not have a stated purpose.
Authorized Capital Stock/Shares of Beneficial Interest
VICI is authorized to issue up to 1,400,000,000 shares of stock, consisting of (i) 1,350,000,000 shares of common stock, par value $0.01 per share and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share.
As of March 2, 2026, there were 1,068,988,999 shares of VICI Common Stock outstanding. VICI has no preferred stock outstanding.
Subject to the rights of holders of preferred stock (if any), the VICI Board, with the approval of a majority of the entire VICI Board and without any action by the

Golden is authorized to issue 100,000,000 shares of capital stock, consisting of (i) 92,500,000 shares of common stock, par value $0.01 per share and (ii) 7,500,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share.
As of March 2, 2026, there were 26,398,811 shares of Golden Common Stock outstanding. Golden has no shares of preferred stock outstanding.

	Rights of VICI Stockholders	Rights of Golden Shareholders
stockholders of VICI, may amend the VICI charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that VICI has authority to issue.
Board Duties to Stockholders / Shareholders	Under the MGCL, directors must perform their duties in good faith, in a manner that they reasonably believe to be in VICI’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Directors who act in such a manner generally will not be liable to the company or its shareholders for monetary damages by reason of being a director. Under the MGCL, an act of a director is presumed to satisfy such standards. Additionally, under the MGCL, an act (including a failure to act or a determination not to act), by a director relating to or affecting an acquisition or a potential acquisition of control of the corporation is not subject to a higher duty or greater scrutiny than is applied to any other act of a director.	Under the MBCA, directors must perform their duties in good faith, in a manner that they reasonably believe to be in Golden’s best interests and with the care that an ordinarily prudent person in a like position would exercise under similar circumstances. Directors who act in such a manner generally will not be liable to the company or its shareholders for monetary damages by reason of being a director.
Distributions and Dividends
Pursuant to VICI’s charter and bylaws, dividends and other distributions in cash or other assets or securities of VICI may be authorized by the VICI Board, subject to the provisions of the MGCL. Except as otherwise provided by the MGCL or VICI’s charter, the holders of VICI Common Stock shall share ratably in all dividends and other distributions, whether in respect of liquidation, dissolution or winding up (voluntary or involuntary) or otherwise, at such times and in such amounts as the VICI Board in its sole and absolute discretion may determine.
Before payment of any dividends or other distributions, there may be set aside such sum or sums as the VICI Board may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property or for such other purpose as the VICI Board shall
Golden may declare distributions (including in the form of dividends) in accordance with the MBCA, which permits the Golden Board to authorize and cause Golden to make a distribution only if the Golden Board determines that Golden will be able to pay its debts in the ordinary course of business after making the distribution and the Golden Board does not know before the distribution is made that the determination was or has become erroneous. A distribution may be made only if (i) all amounts payable to the holders of shares having a preference for the payment of that kind of distribution, other than those holders who give notice to the corporation of their agreement to waive their rights to that payment, are paid; and (ii) the payment of the distribution does not reduce the remaining net assets of the corporation below the aggregate preferential amount payable in the

	Rights of VICI Stockholders	Rights of Golden Shareholders

determine, and the VICI Board may modify or abolish any such reserve.
The MGCL provides that no distribution may be made by a Maryland corporation if, after giving effect to the distribution, the corporation would be unable to pay its indebtedness as the indebtedness becomes due in the usual course of business, or, subject to certain exceptions pertaining to distributions from recent net earnings, if the corporation’s total assets would be less than the sum of its total liabilities plus, unless its charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the VICI stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

event of liquidation to the holders of shares having preferential rights, unless the distribution is made to those shareholders in the order and to the extent of their respective priorities or the holders of shares who do not receive distributions in that order give notice to the corporation of their agreement to waive their rights to that distribution.
Pursuant to Golden’s charter and bylaws, issuances of share dividends may be authorized by the Golden Board.
The Golden Board has authority to establish by resolution more than one class or series of shares, either preferred or common, and to fix the relative rights, restrictions and preferences of any such different classes or series, and the authority to issue shares of a class or series to another class or series to effectuate share dividends, splits or conversion of Golden’s outstanding shares.

Merger, Sale or Other Disposition of Assets
Under Maryland law, a Maryland corporation generally may not consolidate, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.
As permitted by Maryland law, the VICI charter provides that any of these actions, once advised by the VICI Board, may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, except for amendments to the charter provisions relating to indemnification and limitation of liability and amendments to the amendment provision of the VICI charter affecting these provisions, which require the affirmative vote of stockholders entitled to cast 75% of all of the votes entitled to be cast generally in the election of directors.

Subject to limited exceptions, under the MBCA, the consummation of a merger or consolidation of a company requires the board of directors to approve and declare advisable the agreement of merger or consolidation and requires that the agreement of merger or consolidation be adopted by the affirmative vote of a majority of all shareholders entitled to vote thereon at an annual or special meeting. Notice of the shareholders’ meeting must be given to all holders of both voting and non-voting stock not less than 14 days and not more than 60 days before the meeting.
Golden’s charter provides that approval of a merger presented to the shareholders shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter by the shares present and entitled to vote thereon.

	Rights of VICI Stockholders	Rights of Golden Shareholders
Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. In addition, because many of VICI’s operating assets are held by its subsidiaries, each of these subsidiaries are separately able to merge or sell all or substantially all of their assets without the approval of VICI stockholders.
Voting Rights
Subject to certain restrictions on the ownership and transfer of stock described below under the caption “Restrictions on Ownership and Transfer”, holders of VICI Common Stock will be entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally. The holders of VICI Common Stock do not have cumulative voting rights in the election of directors or otherwise.
Except for amendments to the VICI charter provisions related to indemnification and limitation of liability, and amendments to the amendment provision of the VICI charter affecting these provisions, and notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the VICI Board and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Holders of Golden Common Stock are entitled to one vote for each share having voting power standing in their name on the books of Golden. Golden shareholders do not have cumulative voting rights in the election of directors or otherwise.
Except as otherwise required by applicable law and as described under “Election of Directors”, each matter presented to Golden shareholders at a duly called or convened meeting of shareholders shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter by the shares present and entitled to vote thereon.

Size of Board	VICI’s charter and bylaws provide that the number of directors may be established only by the VICI Board but may not be more than fifteen or fewer than the minimum number permitted by the MGCL, which is one. The number of directors comprising the VICI Board is currently set at seven.	Golden’s bylaws provide that the number of directors is fixed by or in the manner provided in the Golden charter and the Golden bylaws and may be increased or decreased by a resolution adopted by the affirmative vote of a majority of the Golden Board, provided that no decrease in the number of directors shall cause the removal of any director then holding office. The number of directors comprising the Golden

	Rights of VICI Stockholders	Rights of Golden Shareholders
Board is currently set at five.
Term of Directors	A director shall hold office for a one-year term or until his or her earlier death, resignation, removal or a determination by the VICI Board that such director no longer has the qualifications that were required by the charter and the bylaws at the time the director was elected, and each director shall continue in office until the expiration of the term for which he or she was elected and until his or her successor has been duly elected and qualified. Currently, the qualification requirements set forth in VICI’s bylaws require that gaming authorities have not found the director to be an “unsuitable person” (as defined in the “Description of VICI Capital Stock — Election and Removal of Directors” above).	Each director shall hold office until the annual meeting of the shareholders for the year in which his or her term expires and until the director’s successor is elected and qualifies, or until the earlier death, resignation, removal, or disqualification of the director.
Election of Directors	The VICI bylaws provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast.
The Golden bylaws provide that each director shall be elected by a plurality of the votes cast by the shares present and entitled to vote on the election of directors.
In addition, under the MBCA, any one or all of the directors may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote at an election of directors; provided that, if a director has been elected solely by the holders of a class or series of shares, as stated in the articles or bylaws, then that director may be removed only by the affirmative vote of the holders of a majority of the voting power of all shares of that class or series entitled to vote at an election of that director.

Removal of Directors	VICI’s charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed, with or without cause, at a meeting of stockholders called to remove the director by the affirmative vote of stockholders holding at least a majority of all of the shares of VICI Common Stock entitled to vote generally in the election of directors.	Golden’s bylaws provide that any director who has been elected by the Golden Board to fill a vacancy, or to fill a directorship created by action of the Golden Board, and who has not subsequently been reelected by the shareholders, may be removed by a majority vote of all directors constituting the Golden Board, exclusive of the director whose removal is proposed.

	Rights of VICI Stockholders	Rights of Golden Shareholders
Filling Vacancies on Board	VICI’s bylaws provide that any vacancy on the VICI Board may be filled by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum of the VICI Board. Stockholders have the right to fill board vacancies created by the removal of a director by the vote or written consent of the stockholders.	Golden’s bylaws provide that any vacancy on the Golden Board (whether resulting from death, resignation, disqualification or removal of any director or newly created directorships resulting from any increase in the authorized number of directors) may be filled by a majority of the remaining directors then in office (or by a sole remaining director), even though less than a quorum.
Amendment of the VICI charter and bylaws and the Golden charter and bylaws
Under Maryland law, a Maryland corporation generally may not amend its charter unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.
As permitted by Maryland law, the VICI charter provides that any charter amendment, once advised by the VICI Board, may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, except for amendments to the charter provisions relating to indemnification and limitation of liability and amendments to the amendment provision of the VICI charter affecting these provisions, which require the affirmative vote of stockholders entitled to cast 75% of all of the votes entitled to be cast generally in the election of directors.
As permitted by Maryland law, VICI’s bylaws vest in the VICI Board and the stockholders concurrent power to amend VICI’s bylaws. Under VICI’s bylaws, the VICI Board or the stockholders, by the affirmative vote of not less than a majority of all shares then outstanding and entitled to be cast on the matter, have the power to amend the bylaws. As a result, the VICI Board may amend VICI’s bylaws without stockholder approval. However, no amendment adopted by the stockholders may be amended by the VICI Board.

The Golden charter may be amended pursuant to the procedures specified in the MBCA. Pursuant to the MBCA, an amendment to the Golden charter may be submitted to the Golden shareholders by a resolution approved by the affirmative vote of a majority of the directors present or by a shareholder or shareholders holding three percent or more of the voting power of the shares entitled to vote. Unless otherwise provided by the Golden charter, the proposed amendment is adopted upon the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on the amendment proposal and (ii) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting.
As permitted by Minnesota law, Golden’s bylaws vest in the Golden Board and the shareholders concurrent power to amend Golden’s bylaws. The Golden Board is not permitted to adopt, amend, or repeal bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Golden Board, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a bylaw to increase the number of directors. The shareholders can amend the bylaws by a vote of the holders of the majority of the shares entitled to vote and present or

	Rights of VICI Stockholders	Rights of Golden Shareholders
represented at any regular meeting or special meeting called for that purpose.
Annual Meetings of Stockholders / Shareholders	The VICI bylaws provide that an annual meeting of stockholders for the election of directors and the transaction of any business within the powers of VICI shall be held on the date and at the time and place set by the VICI Board.	The Golden bylaws provide that a regular meeting of shareholders for the election of directors and the transaction of other business shall be held at Golden’s principal executive office or at such other place as designated by the Golden Board annually or on a less frequent basis as may be determined by resolution of the Golden Board.
Special Meetings of Stockholders / Shareholders	The VICI Board, the chairman of the VICI Board, the president or the chief executive officer of VICI may call a special meeting of the VICI stockholders. The VICI bylaws provide that the secretary must call a special meeting of the VICI stockholders to act on any matter that may properly be considered at a meeting of the stockholders upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by the VICI bylaws.
A special meeting of the shareholders may be called by (i) the Chief Executive Officer, (ii) the Chief Financial Officer, (iii) the Chairman of the Board, (iv) the Golden Board pursuant to a resolution approved by a majority of the entire Golden Board, or (v) any two or more members of the Golden Board.
Special meetings may also be called by one or more shareholders who hold, in the aggregate, 10% or more of the voting power of all shares of Golden entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, must be demanded by shareholders who hold, in the aggregate, 25% or more of the voting power of all shares of Golden entitled to vote) by delivering to the Chief Executive Officer or Chief Financial Officer a written notice of demand for a special meeting, which demand shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice.

Action by Written Consent	The MGCL generally provides that, unless the charter of the corporation authorizes stockholder action by less than unanimous consent, stockholder action may be taken by consent in lieu of a meeting only if it is given by all stockholders entitled to vote on the matter. The VICI charter permits stockholder action by consent in lieu of a meeting to the extent permitted by the MGCL and the VICI bylaws.	Under the MBCA and Golden’s bylaws, an action required or permitted to be taken at a meeting of the Golden shareholders may be taken without a meeting by a written action signed by all shareholders of record entitled to vote on that action, setting forth the action so taken, by all shareholders of record on the record date fixed by the Golden Board under Golden’s bylaws for the purpose.

	Rights of VICI Stockholders	Rights of Golden Shareholders
The VICI bylaws provide that any action required or permitted to be taken at any meeting of the holders of common stock entitled to vote generally in the election of directors may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the VICI Board and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to VICI in accordance with the MGCL. VICI will be required to give notice of any action taken by less than unanimous consent to each stockholder not later than 10 days after the effective date of such action.
Advance Notice Provisions for Shareholder / Stockholder Nominations and Shareholder / Stockholder Business Proposals	The VICI bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (i) pursuant to VICI’s notice of the meeting, (ii) by or at the direction of the VICI Board or (iii) by any stockholder present in person or by proxy who was a stockholder of record at the time of provision of notice by the stockholder and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business, who is not an “unsuitable person” and who has complied with the advance notice procedures of the VICI bylaws. Stockholders generally must provide timely notice to the secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date of the VICI proxy statement for the preceding year’s annual meeting.
The Golden bylaws provide that at any regular meeting of shareholders, only such business (other than the nomination and election of directors) may be conducted as shall be appropriate for consideration at the meeting of shareholders and as shall have been (i) specified in a notice of meeting given by or at the direction of the Golden Board, (ii) if not so specified, otherwise brought before the meeting by or at the direction of the Golden Board or the Chairman of the Golden Board, or (iii) brought before the meeting by any shareholder present in person who (A)(x) was a record owner of shares of Golden at the time of giving the notice and at the time of the meeting, (y) is entitled to vote at the meeting, and (z) has complied with the notice procedures in all respects, or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act.
For business to be properly brought before any regular meeting of shareholders by a shareholder, the

	Rights of VICI Stockholders	Rights of Golden Shareholders
	Only the business specified in the notice of the meeting may be brought before a special meeting of the stockholders. Nominations of individuals for election as directors at a special meeting of stockholders at which directors are to be elected may be made only (i) by or at the direction of the VICI Board or (ii) if the special meeting has been called in accordance with the VICI bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of provision of notice to the stockholders and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of VICI’s bylaws, including compliance in all respects with the requirements of Section 14 of the Exchange Act, including without limitation, the requirements of 14a-19. Stockholders generally must provide notice to VICI’s secretary not earlier than the 120th day before such special meeting or later than the close of business, on the later of the 90th day before such special meeting or the 10th day after the first public announcement of the date of the special meeting and the nominees of the VICI Board to be elected at the meeting. The number of nominees a stockholder may nominate for election at the annual meeting shall not exceed the number of directors to be elected at the annual meeting.	shareholder must have given timely notice thereof in writing and in proper form to the Secretary of Golden: (i) in the case of an annual meeting of shareholders, not less than 90 days nor more than 120 days before the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting, or (ii) in the case of a regular meeting other than an annual meeting, within 10 days after the first public announcement of the date of such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as required above.
Proxy Access Nominations	In addition to other means permitted by law by which stockholders of VICI may submit director nominations, VICI’s bylaws permit an eligible stockholder, or group of up to 20 stockholders, who have owned 3% or more of VICI Common Stock continuously for at least three years to nominate and include in VICI’s proxy statement director candidates to occupy up to the greater of two directors or 20% of the VICI Board, provided that the stockholder or group has satisfied the procedural, eligibility and disclosure requirements	Golden’s charter and Golden’s bylaws do not directly address proxy access for director nominations. If a Golden shareholder wishes to include a proposal in Golden’s proxy materials, matters and proposals submitted for inclusion in Golden’s proxy materials will be governed by the solicitation rules and regulations of the Exchange Act.

	Rights of VICI Stockholders	Rights of Golden Shareholders
set forth in VICI’s bylaws.
Notice of Shareholder / Stockholder Meetings	The VICI bylaws provide that not less than 10 nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. VICI may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.	The Golden bylaws provide that notice of regular or special meetings of the shareholders shall be given by an officer or agent of Golden to each shareholder shown on the books of Golden to be the holder of record of shares entitled to vote at the meeting not less than 48 hours nor more than 60 days prior to the meeting; provided that if a plan of merger, exchange, sale or other disposition of all or substantially all of the assets of Golden is to be considered at a meeting of shareholders, notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than 14 days prior to the date of such meeting. The notice must contain the date, time and place of the meeting, the means of remote communication (if any) by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, must also contain a statement of the purpose or purposes for which the meeting is called.
Quorum	A meeting of VICI stockholders shall not be organized for the transaction of business unless a quorum is present. Except as specified in the VICI charter, at any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum. If such quorum is not established at any meeting of the stockholders, the chair of the meeting may adjourn the meeting with no appointed date for resumption or to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.	Golden’s bylaws provide that the holders of a majority of the voting power of the shares entitled to vote at a meeting, present in person or by remote communication or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders. If a quorum is not present or represented at any meeting of shareholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the shareholders entitled to vote at the meeting, present in person or by remote communication or represented by proxy, shall have the power to recess or adjourn the meeting from time to time until the requisite number of voting shares are present.
Restrictions on Ownership and Transfer	VICI’s charter contains restrictions on the ownership and transfer of	As Golden is not a REIT, it does not have similar restrictions on ownership

Rights of VICI Stockholders	Rights of Golden Shareholders

VICI Common Stock. Subject to the exceptions described below, the VICI charter provides that no person or entity will be able to beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, with respect to any class or series of VICI capital stock, more than 9.8% (in value or by number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of such class or series of VICI capital stock. The number and value of the outstanding shares of VICI capital stock will be determined by the VICI Board in good faith, which determination will be final and conclusive in the absence of manifest error.
An exemption from the 9.8% ownership limit has been previously granted to certain stockholders, and the VICI Board may in the future provide exceptions to the ownership limit for other stockholders, subject to certain initial and ongoing conditions designed to protect VICI’s status as a REIT. In addition, the VICI charter provides that the VICI Board may, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, exempt a person from the ownership limit or establish a different limit on ownership for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in VICI being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. The VICI Board may require such person to agree that any violation or attempted violation of such representations or undertakings or any change in such information that would adversely affect in any material respect whether VICI is deemed “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of and transfer.

	Rights of VICI Stockholders	Rights of Golden Shareholders

the taxable year) or whether VICI fails to qualify as a REIT will result in such shares of VICI capital stock being transferred to a trust in accordance with the VICI charter. As a condition to granting a waiver of the ownership limit or creating an excepted holder limit, the VICI Board will be able, but will not be required, to require an opinion of counsel or IRS ruling satisfactory to the VICI Board as it may deem necessary or advisable to determine or ensure VICI’s status as a REIT and may impose such other conditions or restrictions as it deems appropriate.
The VICI charter also provides that:
•
any person is prohibited from owning shares of VICI Common Stock that, if effective, would cause VICI to constructively own more than 9.8% of the ownership interests, assets or net profits in (i) any of its tenants or (ii) any tenant of one of VICI’s direct or indirect subsidiaries, to the extent such ownership would cause VICI to fail to qualify as a REIT;

•
any person is prohibited from beneficially or constructively owning shares of VICI Common Stock that would result in VICI being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause VICI to fail to qualify as a REIT; and

•
any person is prohibited from transferring shares of VICI Common Stock if the transfer would result in shares of VICI Common Stock being beneficially owned by fewer than 100 persons.

Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate	VICI’s charter provides that any shares of VICI Common Stock that are owned or controlled by an “unsuitable person” or an affiliate of an “unsuitable person” are redeemable by VICI, out of funds legally available for that redemption, to the extent required by the gaming	Golden’s charter requires its shareholders to provide information that is requested by authorities that regulate its current or proposed gaming operations. Golden’s charter permits Golden to redeem the securities held by persons whose status as a security holder, in the

	Rights of VICI Stockholders	Rights of Golden Shareholders

authorities making the determination of unsuitability or to the extent determined to be necessary or advisable by the VICI Board.
From and after any such redemption date, the securities will not be considered outstanding and all rights of the “unsuitable person” or affiliate in such VICI Common Stock will cease, other than the right to receive the redemption price. The redemption price with respect to any securities to be redeemed will be the price, if any, required to be paid by the gaming authority making the finding of unsuitability or if the gaming authority does not require a price to be paid (including if the finding of unsuitability is made by the VICI Board alone), the amount determined by the VICI Board to be the fair market value of the securities to be redeemed; provided that, unless the gaming authority requires otherwise, the redemption price will in no event exceed (i) the market price of such securities as reported on a securities exchange, a generally recognized reporting system or domestic over-the-counter market, as applicable, or (ii) if such securities are not so quoted, then the fair market value thereof, as determined in good faith and in the reasonable discretion of the VICI Board. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not, as determined by the VICI Board. If all or a portion of the redemption price is paid with a promissory note, such note shall have a ten-year term, bear interest at 3% per annum and amortize in 120 equal monthly installments and contain such other terms determined by the VICI Board to be necessary or advisable.
opinion of the Golden Board, jeopardizes existing gaming licenses or approvals of Golden or its subsidiaries. The price paid for these securities is, in general, the average closing price for the 30 trading days prior to giving notice of redemption.
Limitation of Liability and Indemnification of Directors and Officers	The VICI charter contains a provision that eliminates VICI’s directors’ and officers’ liability to VICI and its stockholders for money damages to the maximum extent permitted by Maryland law.	The Golden charter contains a provision that eliminates Golden’s directors’ liability to Golden and its shareholders for breach of fiduciary duty as a director to the fullest extent permitted by law.

Rights of VICI Stockholders	Rights of Golden Shareholders

The VICI charter provides that VICI will have the power to obligate itself, and its bylaws do so obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of VICI and at VICI’s request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other entity or enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

VICI’s indemnification obligation arises unless it is established that (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding, and either was committed in bad faith, or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.
The VICI charter and bylaws provide that it has the power, with approval of the VICI Board, to provide such indemnification and advance of expenses to a person who served a predecessor of VICI in any such capacity described above and to any employee or agent of VICI or a

The MBCA provides that a corporation’s articles of incorporation may eliminate or limit a director’s personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except the articles of incorporation may not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) certain illegal distributions or fraudulent investment advice, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when the provision in the Golden bylaws eliminating or limiting liability becomes effective.
The Golden bylaws contain a provision that allows Golden to indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota.
The MBCA provides that a corporation will indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present capacity as a director, officer or employee, or such person who is or was serving at the request of the corporation, as a director, officer, partner, trustee, governor, manager, employee, or agent of another organization or employee benefit plan, against judgments, penalties, fines, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (i) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, settlements, and reasonable expenses, (ii) acted in good faith,

	Rights of VICI Stockholders	Rights of Golden Shareholders
predecessor of it.
(iii) received no improper personal benefit and the MBCA section with respect to director conflicts of interests, if applicable, has been satisfied, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) in the case of acts or omissions by directors, officers and employees, reasonably believed that the conduct was not opposed to the best interests of the corporation.
Subject to certain limitations set forth therein, the MBCA provides that such persons are entitled, to payment or reimbursement by the corporation of reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in advance of the final disposition of the proceeding, (i) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in the MBCA have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (ii) after a determination that the facts then known to those making the determination would not preclude indemnification under the MBCA.

Maryland Business Combination Act or Minnesota Business Corporation Act	Under the Maryland Business Combination Act (Title 3, Subtitle 6 of the MGCL), there is a five-year moratorium on certain transactions between the corporation and an interested stockholder and its affiliates (defined as the beneficial owner of 10% or more of the common stock); after the expiration of the five-year moratorium, these transactions are subject to a supermajority voting standard unless certain stringent fair price requirements are satisfied. The VICI charter provides that, notwithstanding any other provision of its charter or bylaws, the Maryland Business Combination Act will not	Golden is subject to Section 302A.673 (Business Combinations) of the MBCA. Section 302A.673 of the MBCA generally prohibits any business combination by Golden, or any of its subsidiaries, with an interested shareholder, which means any shareholder that purchases 10% or more of Golden’s voting shares within four years following such interested shareholder’s share acquisition date, unless the business combination is approved by a committee of disinterested members of the Golden Board before such shareholder becomes an “interested shareholder” as discussed above.

	Rights of VICI Stockholders	Rights of Golden Shareholders

apply to any business combination between VICI and any interested stockholder and that it expressly elects not to be governed by the provisions of Section 3-602 of the MGCL in whole or in part.
Any amendment to such provision of the VICI charter must be advised by the VICI Board and approved by the affirmative vote of stockholders entitled to cast a majority of all votes entitled to be cast on the matter.

Subtitle 8 of Title 3 of the MGCL
Under Subtitle 8 of Title 3 of the MGCL, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and without the need for stockholder approval, and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following provisions, including: (i) a classified board (which has the effect of making directors removable for cause only), (ii) a 2/3 vote requirement for removing a director with or without cause, (iii) a requirement that the number of directors be fixed only by vote of the directors, (iv) that any and all vacancies on the board of directors may be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the class of directors in which the vacancy occurred and (v) a majority requirement for the calling of a shareholder-requested special meeting of shareholders.
VICI’s charter provides, as provided for by the statute, that VICI is prohibited from electing to be subject to any or all of the provisions of Title 3, Subtitle 8 of the MGCL unless such election is first approved by the affirmative vote of stockholders of not less than a majority of all stock then outstanding and entitled to be cast on the matter.
Through provisions in VICI’s charter
Golden, as a Minnesota corporation, is not subject to these provisions of the MGCL.

	Rights of VICI Stockholders	Rights of Golden Shareholders
and bylaws unrelated to Subtitle 8, VICI already (i) vests in the VICI Board the exclusive power to fix the number of directors, and (ii) requires the request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting to call a stockholder-called special meeting.
Control Share Acquisitions
The Maryland control share acquisition statute provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition at various voting thresholds specified in the statute has no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares do not include shares the acquirer is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from VICI.
A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
VICI’s bylaws contain a provision exempting any acquisition of VICI Common Stock by any person from the control share acquisition statute on control shares. In the event that VICI’s bylaws are amended to modify or eliminate this provision, acquisitions of VICI Common Stock may constitute a control share acquisition and may be subject to the control share acquisition statute.
While Golden’s bylaws contain a provision exempting its shares of capital stock from the Minnesota control share acquisition statute, the statute generally provides that a holder of control shares of a Minnesota corporation acquired in a control share acquisition at various voting thresholds specified in the statute has no voting rights with respect to the control shares except to the extent approved by (i) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote including all shares held by the acquiring person, and (ii) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote excluding interested shares.
REIT Qualification	The VICI charter provides that the VICI Board shall use its reasonable best efforts to take such actions as are	Golden is not, and does not seek to qualify as, a REIT.

Rights of VICI Stockholders	Rights of Golden Shareholders
necessary or appropriate to preserve the status of VICI as a REIT; however, if the VICI Board determines that it is no longer in the best interests of VICI to attempt to, or continue to, qualify as a REIT, the VICI Board may revoke or otherwise terminate VICI’s REIT election pursuant to Section 856(g) of the Code upon the affirmative vote of stockholders entitled to cast a majority of all votes entitled to be cast on the matter. The VICI Board, in its sole and absolute discretion, may also determine that compliance with any restriction on stock ownership and transfer as provided in the VICI charter is no longer required for REIT qualification.

LEGAL MATTERS
The validity of the VICI Common Stock to be issued in the PropCo Subsidiary Merger will be passed upon by Hogan Lovells US LLP. It is a condition to the PropCo Subsidiary Merger that VICI and Golden receive opinions from Hogan Lovells US LLP and Latham & Watkins LLP, respectively, concerning the qualification of the PropCo Subsidiary Merger as a “reorganization” under the Code.
EXPERTS
The financial statements of VICI Properties Inc. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus, and the effectiveness of VICI Properties Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The financial statements of VICI Properties L.P. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus, and the effectiveness of VICI Properties L.P.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The financial statements of Golden Entertainment, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus of VICI Properties Inc. by reference to Golden Entertainment, Inc.’s annual report on Form 10-K for the year ended December 31, 2025, and the effectiveness of Golden Entertainment, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Golden Entertainment, Inc. as of and for the year ended December 31, 2023, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
VICI and Golden each file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that has reports, proxy and information statements and other information about VICI and Golden. The address of that site is www.sec.gov. The reports and other information filed by VICI and Golden with the SEC are also available at their respective websites, which are www.viciproperties.com and https://www.goldenent.com. Information on these websites is not part of this prospectus.
VICI has filed with the SEC a registration statement on Form S-4 of which this prospectus forms a part. The registration statement registers the VICI Common Stock to be issued to Golden’s shareholders in the PropCo Subsidiary Merger. The registration statement, including the exhibits and schedules thereto, contains additional information about VICI Common Stock. The rules and regulations of the SEC allow VICI and Golden to omit certain information included in the registration statement from this prospectus.
The SEC allows VICI to “incorporate by reference” into this prospectus the information it files with the SEC, which means VICI can disclose important information to you by referring you to those documents. Information incorporated by reference is deemed to be part of this prospectus. Later information filed with the SEC will update and supersede this information.
This prospectus incorporates by reference the VICI documents listed below (other than any portions of the documents not deemed to be filed), all of which have been previously filed by VICI with the SEC:

•
Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 25, 2026;

•
Definitive proxy statement on Schedule 14A for its 2025 annual meeting of stockholders, filed with the SEC on March 17, 2025 (solely to the extent incorporated by reference into Part III of VICI’s Annual Report on Form 10-K for the year ended December 31, 2024); and

•
The description of VICI’s common stock, which is contained in Item 1 of its Registration Statement on Form 8-A filed with the SEC on January 29, 2018.

This prospectus incorporates by reference the Golden documents listed below (other than any portions of the documents not deemed to be filed), all of which have been previously filed by Golden with the SEC:

•
Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026;

•
Definitive proxy statement on Schedule 14A for its 2025 annual meeting of shareholders, filed with the SEC on April 9, 2025 (solely to the extent incorporated by reference into Part III of Golden’s Annual Report on Form 10-K for the year ended December 31, 2024);

•
The description of Golden’s common stock contained in its Registration Statement on Form 10, filed with the SEC on October 23, 1998, and any amendment or report filed with the SEC for the purpose of updating the description.

VICI also incorporates by reference into this prospectus additional documents that it or Golden may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus; provided, however that VICI is not incorporating any information deemed to have been furnished and not filed by VICI or Golden in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) after the date of this prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

VICI will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus free of charge upon written or oral request. You may also obtain a copy of these filings at no cost by calling VICI at (646) 949-4631, or writing to VICI at the following address:
VICI Properties Inc.
535 Madison Avenue
New York, New York 10022
(646) 949-4631
Attn: Secretary

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
VICI Properties Inc. is a corporation incorporated under the laws of the State of Maryland.
Maryland law permits VICI to include a provision in its charter eliminating the liability of its directors and officers to VICI and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) a final judgment based upon a finding that his or her action or failure to act was the result of active and deliberate dishonesty by the director or officer and was material to the cause of action adjudicated. Our charter contains a provision that eliminates our directors’ and officers’ liability to us and our stockholders for money damages to the maximum extent permitted by Maryland law.
The MGCL requires us (unless our charter were to provide otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party to, or witness in, by reason of their service in those or certain other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, the MGCL prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the standard of conduct for indemnification set forth above or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
Our charter provides that we will have the power to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, employee, agent, fiduciary, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws provide that we have the power, with approval of our board, to provide such indemnification and advance of expenses to a person who served a predecessor of us in any such capacity described above and to any employee or agent of us or a predecessor of us.
We have entered into an indemnification agreement with each of our directors and executive officers.
We have purchased and maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that it may make to such directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrants have been advised that in the opinion of the staff of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
EXHIBIT INDEX
Exhibit No.	Description
2.1	Master Transaction Agreement, dated as of November 6, 2025, by and among Golden Entertainment, Inc., Argento, LLC, VICI Properties Inc. and VICI ROYAL MERGER SUB LLC (incorporated by reference to Exhibit 2.1 to Golden Entertainment, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2025)
3.1	Articles of Amendment and Restatement of VICI Properties Inc. (incorporated by reference to Exhibit 3.1 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017)
3.2	Articles of Amendment to the Articles of Amendment and Restatement of VICI Properties Inc. (incorporated by reference to Exhibit 3.1 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2021)
3.3	Articles of Amendment to the Articles of Amendment and Restatement of VICI Properties Inc. (incorporated by reference to Exhibit 3.1 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2021)
3.4	Amended and Restated Bylaws of VICI Properties Inc. (incorporated by reference to Exhibit 3.4 to VICI Properties Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2023)
5.1*	Opinion of Hogan Lovells US LLP as to the validity of the shares of VICI Properties Inc. to be issued in the PropCo Subsidiary Merger
8.1**	Tax Opinion of Hogan Lovells US LLP
21.1	Subsidiaries of VICI Properties Inc. (incorporated by reference to Exhibit 21.1 to VICI Properties Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2026)
23.1*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
23.2**	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)
23.3**	Consent of Deloitte & Touche LLP for VICI Properties Inc.
23.4**	Consent of Deloitte & Touche LLP for VICI Properties L.P.
23.5**	Consent of Deloitte & Touche LLP for Golden Entertainment, Inc.
23.6**	Consent of Ernst & Young LLP for Golden Entertainment, Inc.
24.1*	Power of Attorney
107*	Calculation of Registration Fee Table

*
Previously filed.

**
Filed herewith.

ITEM 22.   UNDERTAKINGS
(a)
The undersigned registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
that, for the purpose of determining liability under the Securities Act, to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness;

provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.
(5)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)
The undersigned registrant hereby undertakes that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(c)
The undersigned registrant hereby undertakes that every prospectus that: (i) is filed pursuant to the immediately preceding paragraph, or (ii) purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one Business Day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(f)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 4, 2026.
VICI Properties Inc.
By:	/s/ Edward B. Pitoniak
Edward B. Pitoniak Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Edward B. Pitoniak Edward B. Pitoniak	Chief Executive Officer (Principal Executive Officer) and Director	March 4, 2026
/s/ David A. Kieske David A. Kieske	Chief Financial Officer (Principal Financial Officer)	March 4, 2026
/s/ Jeremy L. Waxman Jeremy L. Waxman	Chief Accounting Officer (Principal Accounting Officer)	March 4, 2026
* James R. Abrahamson	Chair of the Board of Directors	March 4, 2026
* Diana F. Cantor	Director	March 4, 2026
* Monica H. Douglas	Director	March 4, 2026
* Elizabeth I. Holland	Director	March 4, 2026
* Craig Macnab	Director	March 4, 2026
* Michael D. Rumbolz	Director	March 4, 2026
*By: /s/ Edward B. Pitoniak Edward B. Pitoniak	Attorney-in-fact	March 4, 2026